Exhibit 4.38

A320 Family / A330

PURCHASE AGREEMENT

BETWEEN

AIRBUS S.A.S.

as Seller

AND

TAM - LINHAS AEREAS S.A .

as Buyer

Date : November     , 2006

Reference : CCC 337.0068/06

A320 / A330 PA – TAM – 11/2006

Foreword- Page 1/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

CONTENTS

CLAUSES	TITLES

0	DEFINITIONS AND INTERPRETATION

1	SALE AND PURCHASE

2	SPECIFICATION

3	PRICES

4	PRICE REVISION

5	PAYMENTS

6	MANUFACTURE PROCEDURE - INSPECTION

7	CERTIFICATION

8	BUYER’S TECHNICAL ACCEPTANCE

9	DELIVERY

10	EXCUSABLE DELAY

11	NON-EXCUSABLE DELAY

12	WARRANTIES AND SERVICE LIFE POLICY

13	PATENT AND COPYRIGHT INDEMNITY

14	TECHNICAL DATA AND SOFTWARE SERVICES

15	SELLER’S REPRESENTATIVES

16	TRAINING AND TRAINING AIDS

17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

18	BUYER FURNISHED EQUIPMENT

19	INDEMNIFICATION AND INSURANCE

20	TERMINATION

21	ASSIGNMENTS AND TRANSFERS

22	MISCELLANEOUS PROVISIONS

A320 / A330 PA – TAM – 11/2006

Foreword- Page 2/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

CONTENTS

EXHIBITS	TITLES

Exhibit A	SPECIFICATION

Exhibit B	FORM OF SPECIFICATION CHANGE NOTICE

Exhibit C	AIRCRAFT PRICE REVISION FORMULA

Exhibit D	FORM OF CERTIFICATE OF ACCEPTANCE

Exhibit E	FORM OF BILL OF SALE

Exhibit F	SERVICE LIFE POLICY - ITEMS OF PRIMARY STRUCTURE

Exhibit G	TECHNICAL DATA INDEX

Exhibit H	MATERIAL SUPPLY AND SERVICES

Exhibit I	LICENSES AND ON LINE SERVICES

A320 / A330 PA – TAM – 11/2006

Foreword- Page 3/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A 320 / A330 PURCHASE AGREEMENT

This A320/A330 Purchase Agreement (the “Agreement”) is made as of the      day of November 2006

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E. created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

and

TAM - LINHAS AEREAS S.A. a company organised under the laws of Brazil having its principal place of business at Avenida Jurandir, 856, 2°andar, Lote 4, CEP 04072 - 000, Jardim CECI, SAO PAULO – SP, BRAZIL (the “Buyer”).

WHEREAS subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.

A320 / A330 PA – TAM – 11/2006

Foreword- Page 4/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

0	DEFINITIONS AND INTERPRETATION

0.1	In addition to words and terms elsewhere defined in this Agreement, the initially capitalised words and terms used in this Agreement shall have the meaning set out below.

Affiliate	means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

Agreement	means this Agreement including the Appendices and Exhibits hereto and all Letter Agreements entered into by the Buyer and the Seller in respect hereof.

A319 or A319 Aircraft	means an Airbus A319-100 aircraft including the Airframe, the relevant Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of this Agreement.

A320 or A320 Aircraft	means an Airbus A320-200 aircraft including the Airframe, the relevant Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of this Agreement.

A321 or A321 Aircraft	means an Airbus A321-200 aircraft including the Airframe, the relevant Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of this Agreement.

A330-200 or A330-200 Aircraft	means an Airbus A330-200 aircraft including the Airframe, the relevant Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of this Agreement.

Aircraft	means, individually or collectively, an Airbus A319, A320, A321, or A330-200 Aircraft.

Aircraft Training Services	means all training courses, flight training, line training, flight assistance, line assistance, maintenance support, maintenance training (including practical training as defined in Clause 16.8.1) or training support performed on aircraft and provided to the Buyer pursuant to this Agreement.

Airframe	means the Aircraft excluding the Engines.

Airframe Basic Price	has the meaning set out in Clause 3.1.1.

Airframe Price Revision Formula	is set out in Exhibit C Part 1.

Propulsion Systems Price Revision Formulae	are set out in Exhibit C Part 2 - 5.

Aviation Authority	means when used in respect of any jurisdiction the government entity, which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction.

A320 / A330 PA – TAM – 11/2006

Clause 0 - Page 1/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Balance of Final Price	has the meaning set out in Clause 5.4.1.

Bill of Sale	has the meaning set out in Clause 9.2.2.

Business Day	means (i) a day, other than a Saturday or Sunday on which business of the kind contemplated by this Agreement is carried out in France and Brazil, or (ii) where used in relation to a payment, which is also a day on which banks are open for business in France, New York or Brazil.

Buyer Furnished Equipment	has the meaning set out in Clause 18.1.1.

Certificate of Acceptance	has the meaning set out in Clause 8.3.

Default Rate	means the rate of Default Interests as defined in Clause 5.7.

Delivery	means the transfer of title to the Aircraft from the Seller to the Buyer in accordance with Clause 9.

Delivery Date	means the date on which Delivery shall occur.

Delivery Location	means the facilities of the Seller at the location of final assembly of the Aircraft.

Excusable Delay	has the meaning set out in Clause 10.1.

Export Airworthiness Certificate	means an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location.

Final Price	has the meaning set out in Clause 3.2

Ground Training Services	means all training courses performed in classrooms (classical or Airbus CBT courses), full flight simulator sessions, fixed base simulator sessions, field trips and any other services provided to the Buyer on the ground pursuant to this Agreement and which are not Aircraft Training Services.

Manufacture Facilities	means the various manufacture facilities of the Seller, its Affiliates or any sub-contractor, where the Airframe or its parts are manufactured or assembled.

Material	has the meaning set out in Clause 1.2 of Exhibit H.

Non-Excusable Delay	has the meaning set out in Clause 11.1.

Predelivery Payment	means the payment(s) determined in accordance with Clause 5.3.

Propulsion Systems	has the meaning set out in Clause 2.2.

Propulsion Systems Basic Price	has the meaning set out in Clause 3.1.2.

A320 / A330 PA – TAM – 11/2006

Clause 0 - Page 2/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Propulsion Systems Manufacturer	means the manufacturer of the Propulsions Systems as set out in Clause 2.2.

Ready for Delivery	means the time when (i) the Technical Acceptance Process has been successfully completed and (ii) the Export Airworthiness Certificate has been issued.

Scheduled Delivery Month	has the meaning set out in Clause 9.1.1.

Seller’s Representatives	means the representatives of the Seller referred to in Clause 15.2.

Seller Representatives Services	means the services provided by the Seller to the Buyer and from the Buyer to the Seller pursuant to Clause 15.

Seller Service Life Policy	has the meaning set out in Clause 12.2.

Spare Parts	means the items of equipment and material which may be provided pursuant to Exhibit H.

Specification Change Notice or SCN	means an agreement in writing between the parties to amend the Specification pursuant to Clause 2.

Specification	means either (a) the Standard Specification if no SCNs are applicable or (b) if SCNs are issued, the Standard Specification as amended by all applicable SCNs.

Standard Specification

means, individually or collectively, the standard specification applicable to each Aircraft type, ie :

for the A319-100, means standard specification document number J.000.01000 Issue 5, dated January 31st, 2005, a copy of which has been annexed hereto as Exhibit A.

for the A320-200, means standard specification document number D.000.02000, Issue 6, dated January 31st, 2005, a copy of which has been annexed hereto as Exhibit A.

for the A321-200, means standard specification document number E.000.02000 Issue 3, dated January 31st, 2005, 2005, a copy of which has been annexed hereto as Exhibit A.

for the A330-200, means the standard specification document number G.000.02000 Issue 4 revision 2, dated July 12th, 2005, a copy of which has been annexed hereto as Exhibit A.

Supplier	has the meaning set out in Clause 12.3.1.1.

Supplier Part	has the meaning set out in Clause 12.3.1.2.

Supplier Product Support Agreement	has the meaning set out in Clause 12.3.1.3.

A320 / A330 PA – TAM – 11/2006

Clause 0 - Page 3/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Technical Acceptance Process	has the meaning set out in Clause 8.1.1.

Technical Data	has the meaning set out in Clause 14.1.

Total Loss	has the meaning set out in Clause 10.4.

Type Certificate	has the meaning set out in Clause 7.1.

Warranted Part	has the meaning set out in Clause 12.1.1.

0.2	Clause headings and the Index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

0.3	In this Agreement unless the context otherwise requires:

(a)	references to Clauses, Appendices and Exhibits are to be construed as references to the Clauses of, and Appendices, and Exhibits to this Agreement and references to this Agreement include its Schedules, Exhibits and Appendices;

(b)	words importing the plural shall include the singular and vice versa; and

(c)	references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

A320 / A330 PA – TAM – 11/2006

Clause 0 - Page 4/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

1	SALE AND PURCHASE

The Seller shall sell and deliver and the Buyer shall buy and take delivery of twelve (12) A319-100, sixteen (16) A320-200, three (3) A321-200 and six (6) A330-200 Aircraft on the Delivery Date at the Delivery Location upon the terms and conditions contained in this Agreement.

A320 / A330 PA – TAM – 11/2006

Clause 1 - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

2	SPECIFICATION

2.1	Airframe Specification

2.1.1	Specification

The Airframe shall be manufactured in accordance with the Standard Specification, as modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Appendices 1 to 3 to Exhibit A, with the corresponding design weights:

A319-100	MTOW 75.5t	MLW 62.5t	MZFW 58.5t

A320-200	MTOW 77t	MLW 64.5t	MZFW 61.0t

A321-200	MTOW 89t	MLW 75.5t	MZFW 71.5t

A330-200	MTOW 233t	MLW 182t	MZFW 170t

2.1.2	Specification Change Notice (SCN)

The Specification may be amended by written agreement between the parties in a Specification Change Notice. Each Specification Change Notice shall be substantially in the form set out in Exhibit B and shall set out in detail the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, time of Delivery of the Aircraft, and on the text of the Specification. Such SCN may result in an adjustment of the Aircraft Basic Price.

2.1.3	Development Changes

The Specification may also be revised by the Seller without the Buyer’s consent in order to incorporate development changes if such changes do not adversely affect price, time of delivery, weight or performance of the Aircraft, maintainability, interchangeability or replaceability requirements under the Specification. The Seller shall inform the Buyer of any such intended changes on a regular basis using the customary means of communication (Modification Information Documents, , Airbus|World). In any other case the Seller shall issue to the Buyer a Manufacturer Specification Change Notice. Development changes are changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with this Agreement.

2.1.4	Specification Change Notices for Certification

The provisions relating to Specification Change Notices for certification are set out in Clauses 7.2. and 7.3.

2.1.5	Buyer Import Requirements

The provisions relating to Specification Change Notices for Buyer import requirements are set out in Clause 7.4.

2.1.6	Inconsistency

In the event of any inconsistency between the Specification and any other part of this Agreement, this Agreement shall prevail to the extent of such inconsistency.

A320 / A330 PA – TAM – 11/2006

Clause 2 - Page 1/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

2.2	Propulsion Systems

The Airframe shall be equipped with respectively a set of two (2):

- For the A319 :

CFM INTERNATIONAL 56-5B6/P engines (thrust 23,500 lbs)

or

INTERNATIONAL AERO ENGINE V2524-A5 engines (thrust 23,500 lbs),

including nacelles and thrust reversers;

- For the A320:

CFM INTERNATIONAL 56-5B4/P engines (thrust 27,000 lbs)

or

INTERNATIONAL AERO ENGINE V2527-A5 engines (thrust 26,500 lbs),

including nacelles and thrust reversers;

- For the A321:

CFM INTERNATIONAL 56-5B3/P engines (Thrust 33,000 lbs)

or

INTERNATIONAL AERO ENGINE V2533-A5 engines (Thrust 33,000 lbs),

including nacelles and thrust reversers;

-For the A330-200:

GENERAL ELECTRIC : CF6-80E1A3 (Thrust 72,000 lbs) engines, including nacelles and thrust reversers;

or

PRATT & WHITNEY : PW 4168A (Thrust 68,000 lbs) engines, including nacelles and thrust reversers;

(each hereinafter referred to as the “Propulsion Systems”).

2.3	Propulsion System Choice

The Buyer has already notified the Seller of its choice of PRATT & WHITNEY PW 4168A Propulsion Systems for the A330-200 Aircraft, and shall notify the Seller of its Propulsion System choice for the A319, A320 and A321 Aircraft on or before November 13th, 2006.

Notwithstanding such Propulsion System choice, the Buyer may revise such choice and select a different Propulsion System for future Deliveries, subject to notifying the Seller by the execution of a Specification Change Notice sixteen (16)

A320 / A330 PA – TAM – 11/2006

Clause 2 - Page 2/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

months prior to Delivery of the first of the concerned A319, A320, A321 or A330-200 Aircraft. For the avoidance of doubt, should the Buyer not revise its initial Propulsion System choice, the initial Propulsion Systems choice shall remain valid for all Aircraft.

A320 / A330 PA – TAM – 11/2006

Clause 2 - Page 3/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

2.4	Customisation Milestones Chart

Following signature of the Agreement, the Seller shall provide the Buyer with a Customisation Milestones Chart setting out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft, when a mutual agreement shall be reached (such agreement to be reflected in the execution of one or more SCNs) in order to integrate into the Specification, any items requested by the Buyer from the Specification Changes Catalogues made available by the Seller.

Notwithstanding the above, the contractual definition freeze date (CDF) shall be at the latest eight (8) months prior to Delivery for A319/A320 and A321 Aircraft, and eleven (11) months for A330 Aircraft. Any contractual document (SCNs, cabin layout, cabin emergency equipment, etc.) not duly approved and signed by the Buyer before CDF shall be subject to a feasibility study by the Seller and may lead to a price penalty and may result in an adjustment of the Scheduled Delivery Month.

A320 / A330 PA – TAM – 11/2006

Clause 2 - Page 4/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3	PRICES

3.1	A319, A320, A321 and A330-200 Aircraft Prices

For each of the A319, A320, A321 and A330 the Aircraft Basic Price shall be respectively the sum of:

(i)	The Airframe Basic Price as defined in Clause 3.1.1 below and;

(ii)	The Propulsion Systems Basic Price as defined in Clause 3.1.2 below.

3.1.1	Airframe Basic Price

3.1.1.1	A319, A320 and A321 Airframe Basic Price

The Airframe Basic Price for each of the A319, A320 and A321 is the sum of:

(i)	the basic price of the Airframe as defined in the relevant Standard Specification (excluding Buyer Furnished Equipment, but including specifically nacelles and thrust reversers if equipped with International Aero Engine Propulsion Systems), which is :

•	For A319:

[***]

•	For A320:

[***]

•	For A321:

[***]

(ii)	the sum of the basic prices of all SCNs defined and listed in Appendices 1, 2 and 3 to Exhibit A:

•	For A319:

[***]

•	For A320:

[***]

•	For A321:

[***]

A320 / A330 PA – TAM – 11/2006

Clause 3 - Page 1/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3.1.1.2	A330-200 Airframe Basic Price

The Airframe Basic Price for each of the A330-200 is the sum of:

(i)	the basic price of the Airframe, as defined in the Standard Specification (excluding Buyer Furnished Equipment), which is :

[***]

(ii)	the sum of the basic prices of all SCNs defined and listed in Appendix 3 to Exhibit A:

[***]

3.1.1.3	The respective Airframe Basic Prices have been established in accordance with the average economic conditions prevailing in December 2004, January 2005, February 2005 and corresponding to a theoretical delivery in January 2006 - (the “Base Period”).

A320 / A330 PA – TAM – 11/2006

Clause 3 - Page 2/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3.1.2.	Propulsion Systems Basic Price

The basic price of a set of two (2) Propulsion Systems is respectively:

•	For A319:

CFM INTERNATIONAL 56-5B6/P Propulsion Systems:

[***]

INTERNATIONAL AERO ENGINE V2524-A5 Propulsion Systems, specifically excluding, for the avoidance of doubt, nacelles and thrust reversers):

[***]

•	For A320:

CFM INTERNATIONAL 56-5B4/P Propulsion Systems:

[***]

INTERNATIONAL AERO ENGINE V2527-A5 Propulsion Systems specifically excluding, for the avoidance of doubt, nacelles and thrust reversers:

[***]

•	For A321:

CFM56-5B3/P Propulsion Systems:

[***]

IAE V2533-A5 Propulsion Systems, specifically excluding, for the avoidance of doubt, nacelles and thrust reversers:

[***]

•	For A330-200:

GENERAL ELECTRIC CF6-80E1A3 Propulsion Systems :

[***]

PRATT & WHITNEY PW4168A Propulsion Systems:

[***]

The respective Propulsion Systems Basic Prices have been established in accordance with the delivery conditions prevailing in January 2006 and have been calculated from the respective Propulsion Systems Reference Prices.

A320 / A330 PA – TAM – 11/2006

Clause 3 - Page 3/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

3.2	Final Price

The Final Price of each Aircraft shall be the sum of:

(i)	the Airframe Basic Price as revised as of the Delivery Date in accordance with Clause 4.1; plus

(ii)	the aggregate of all increases or decreases to the Airframe Basic Price as agreed in any Specification Change Notice or part thereof applicable to the Airframe subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.1; plus

(iii)	the Propulsion Systems Reference Price as revised as of the Delivery Date in accordance with Clause 4.2; plus

(iv)	the aggregate of all increases or decreases to the Propulsion Systems Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion Systems subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.2; plus

(v)	any other amount due by the Buyer to the Seller provided for or resulting from any other provision of this Agreement and/or any other written agreement between the Buyer and the Seller with respect to the Aircraft.

A320 / A330 PA – TAM – 11/2006

Clause 3 - Page 4/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

4.	PRICE REVISION

4.1	Revision of Airframe Basic Price

The Airframe Basic Price is subject to revision in accordance with the Airframe Price Revision Formula up to and including the Delivery Date as set forth in Part 1 of Exhibit C.

4.2	Revision of Propulsion Systems Reference Prices

4.2.1.	The Propulsion Systems Reference Prices are subject to revision in accordance with the respective Propulsion Systems Price Revision Formula up to and including the Delivery Date, as set forth in Part 2 - 6 of Exhibit C.

4.2.2	Modification of Propulsion Systems Reference Prices and Propulsion Systems Price Revision Formulae

The Propulsion Systems Reference Prices, the prices of the related equipment and the Propulsion Systems Price Revision Formulae are based on information received from the Propulsions Systems Manufacturers and are subject to amendment by the Propulsion Systems Manufacturers at any time prior to the Delivery Date. If the Propulsion Systems Manufacturers make any such amendment, the amendment shall be automatically incorporated into this Agreement and the Propulsion Systems Reference Prices, the prices of the related equipment and the Propulsion Systems Price Revision Formulae shall be adjusted accordingly. The Seller agrees to notify the Buyer as soon as it receives notice of any such amendment from the Propulsion Systems Manufacturers.

A320 / A330 PA – TAM – 11/2006

Clause 4 - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5	PAYMENTS

5.1	Seller’s Account

The Buyer shall pay the Predelivery Payments, the Balance of Final Price and/or any other amount due by the Buyer to the Seller, to the Seller’s account:

Beneficiary Name: AIRBUS

account identification: [***]

with:

[***]

or to such other account as may be designated in writing by the Seller.

5.2	[***]

5.3	[***]

5.3.1	[***]

A320 / A330 PA – TAM – 11/2006

Clause 5 - Page 1/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5.3.2	[***]

5.3.3	[***]

5.3.4	[***]

A320 / A330 PA – TAM – 11/2006

Clause 5 - Page 2/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5.3.5	[***]

5.4	Balance of Final Price

5.4.1	The Balance of the Final Price payable by the Buyer to the Seller on the Delivery Date shall be the Final Price less the amount of all Predelivery Payments received by the Seller for the relevant Aircraft on or before the Delivery Date.

5.4.2	Upon receipt of the Seller’s invoice, immediately prior and as a condition to Delivery, the Buyer shall pay to the Seller the Balance of the Final Price.

5.5	Other Charges

Unless expressly stipulated otherwise, any other charges due under this Agreement other than those set out in Clauses 5.2, 5.3 and 5.4 shall be paid by the Buyer at the same time as payment of the Balance of Final Price or, if invoiced after the Delivery Date, within thirty (30) days after the invoice date.

5.6	Method of Payment

5.6.1	All payments provided for in this Agreement shall be made in the United States Dollars (USD) in immediately available funds.

5.6.2	All payments due to the Seller hereunder shall be made in full, without set-off, counterclaim, deduction or withholding of any kind. Consequently, the Buyer shall procure that the sums received by the Seller under this Agreement shall be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature. In the event that the tax laws of Brazil change in a manner that would require the Buyer to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall be equal to the amounts which would have been received in the absence of such deduction or withholding and pay to the relevant taxation or other authorities within the period for payment permitted by applicable law, the full amount of the deduction or withholding.

5.7	Default Interest

If any payment due to the Seller under this Agreement including but not limited to any Predelivery Payment, option fees for the Aircraft as well as any payment due to the Seller for any spare parts, data, documents, training and services, is not received on the due date, without prejudice to the Seller’s other rights under this Agreement and at law, the Seller shall be entitled to interest for late payment calculated on the amount due from and including the due date of payment up to and including the date when the payment is received by the Seller at a rate equal to the [***].

All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed in the month assuming a [***].

5.8	Taxes

5.8.1	The amounts stated in this Agreement to be payable by the Buyer are exclusive of value added tax (“VAT”) chargeable under the laws of the Delivery Location.

A320 / A330 PA – TAM – 11/2006

Clause 5 - Page 3/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5.8.2	Subject to Buyer exporting the Aircraft after Delivery and providing the Seller with all necessary documents attesting to this exportation, the Seller shall pay all taxes, duties or similar charges of any nature whatsoever levied, assessed, charged or collected for or in connection with the manufacture, assembly, sale and delivery under this Agreement of any of the Aircraft, services, instructions and data delivered or furnished hereunder provided such charges have been promulgated and are enforceable under the laws of the Delivery Location, or if different, FRANCE, the FEDERAL REPUBLIC OF GERMANY, GREAT BRITAIN or SPAIN.

5.8.3	The Buyer shall bear the costs of and pay any and all taxes, duties or similar charges of any nature whatsoever not assumed by the Seller under Clause 5.8.2 including but not limited to any duties or taxes due upon or in relation to the importation or registration of the Aircraft in the Buyer’s country and/or any withholdings or deductions levied or required in the Buyer’s country in respect of the payment to the Seller of any amount due by the Buyer hereunder.

5.8.4	The parties shall cooperate and take reasonable steps to avoid or reduce the other party’s liability for tax, duty, or similar charges under this Clause 5. However, in doing so, the parties shall not be required to do anything that might prejudice their own business interests or require them to disclose confidential information or to incur any additional cost.

5.9	Proprietary Interest

The Buyer shall not, by virtue of anything contained in this Agreement (including, without limitation, any Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

5.10	Set-Off

The Seller may set-off any matured obligation owed by the Buyer to the Seller and/or its Affiliates under any other aircraft purchase, financing or leasing agreement between the Buyer and the Seller against any obligation owed by the Seller to the Buyer under this Agreement, regardless of the place of payment or currency (it being understood that if this obligation is unascertainable it may be estimated and the set-off made in respect of such estimate).

A320 / A330 PA – TAM – 11/2006

Clause 5 - Page 4/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

5.11	Cross-Collateralisation

5.11.1	The Buyer hereby agrees that, notwithstanding any provision to the contrary in this Agreement, in the event that the Buyer should fail to make any material payment owing under this Agreement or under any other under any aircraft purchase, spare parts purchase, financing or leasing agreement between the Buyer and the Seller and/or any of their respective Affiliates (the “Other Agreement”) in an amount exceeding [***], the Seller may:

(i)	withhold payment to the Buyer or its Affiliates of any sums that may be due to or claimed by the Buyer or its Affiliates from the Seller or its Affiliates pursuant to this Agreement or any Other Agreement, including Predelivery Payments, unless or until the default under this Agreement or the Other Agreement is cured or remedied; and

(ii)	apply any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft as well as any other monies held pursuant to any Other Agreement (collectively the “Relevant Amounts”) in such order as the Seller deems appropriate in satisfaction of any amounts due and unpaid by the Buyer or its Affiliates. The Buyer acknowledges that the application of any of the Relevant Amounts as aforesaid may result in the Buyer or its Affiliates being in default (unless such default is otherwise cured or remedied) in relation to the agreement in respect of which such Relevant Amounts were originally granted or required to be paid, as the case may be. For the sake of clarity, the default against which the Relevant Amounts are applied shall be deemed to be cured up to the amount of the Relevant Amounts applied.

The rights granted to the Seller in the preceding paragraphs (i) and (ii) are without prejudice and are in addition to and shall not be deemed a waiver of any other rights and remedies the Seller or its Affiliates may have at law or under this Agreement or any Other Agreement, including the right of set-off.

5.11.2	In the event that the Seller, in accordance with the provisions hereof, applies any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by the Buyer or its Affiliates or to compensate for losses and/or damages to the Seller or its Affiliates as a result of the Buyer’s or its Affiliates’ failure to make payment in a timely manner under the Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within [***] of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the amount of the Predelivery Payment that has been applied by the Seller as set forth above.

Failure of the Buyer to pay such amount in full, shall entitle the Seller to [***] treat such failure as an additional termination event for which the Seller shall be entitled to the remedies available under Clause 20.2 of the Agreement.

A320 / A330 PA – TAM – 11/2006

Clause 5 - Page 5/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

6	MANUFACTURE PROCEDURE – INSPECTION

6.1.	Manufacture Procedure

Each Airframe shall be manufactured in accordance with the relevant requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliates as enforced by the Aviation Authority of such jurisdictions.

6.2	Inspection

6.2.1	Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorised representatives (the “Buyer’s Inspector(s)”) shall be entitled to inspect the manufacture of the Airframe and all materials and parts obtained by the Seller for the manufacture of the Airframe on the following terms and conditions;

(i)	any inspection shall be made according to a procedure to be agreed upon with the Buyer but shall be conducted pursuant to the Seller’s own system of inspection as developed under the supervision of the relevant Aviation Authority;

(ii)	the Buyer’s Inspector(s) shall have access to such relevant technical data as is reasonably necessary for the purpose of the inspection;

(iii)	any inspection and any related discussions with the Seller and other relevant personnel by the Buyer’s Inspector(s) shall be at reasonable times during business hours and shall take place in the presence of relevant inspection department personnel of the Seller;

(iv)	the inspections shall be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2	Location of Inspections

The Buyer’s Inspector(s) shall be entitled to conduct any such inspection at the relevant Manufacture Facility of the Seller or its Affiliates and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.

6.3	Seller’s Service for Buyer’s Inspector(s)

For the purpose of the inspections, and commencing with the date of this Agreement until the Delivery Date, the Seller shall furnish without additional charge suitable space and office equipment in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer’s Inspector(s).

A320 / A330 PA – TAM – 11/2006

Clause 6 - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

7	CERTIFICATION

7.1	Type Certification

The Aircraft shall have been type certificated under European Aviation Safety Agency (EASA) procedures for joint certification in the transport category. The Seller shall have obtained the relevant type certificate (the “Type Certificate”) to allow the issuance of the Export Airworthiness Certificate.

7.2	Export Airworthiness Certificate

7.2.1	The Aircraft shall be delivered to the Buyer with an Export Airworthiness Certificate valid for export of the Aircraft to Brazil.

7.2.2	If, any time before the date on which the Aircraft is Ready for Delivery, any law or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law or regulation is issued which requires any change to the Specification for the purposes of obtaining the Export Airworthiness Certificate (a “Change in Law”), the Seller shall make the required variation or modification and the parties hereto shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery, price of the Aircraft and text of the Specification.

7.2.3	The Seller shall as far as practicable (but at its sole discretion and without prejudice to Clause 7.3.1 (ii)) take into account the information available to it concerning any proposed law, regulation or interpretation which could become a Change in Law in order to minimise the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective prior to the Aircraft being Ready for Delivery.

7.3	[***]

A320 / A330 PA – TAM – 11/2006

Clause 7 - Page 1/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

7.4	Validation of the Export Airworthiness Certificate

7.4.1	The Seller shall endeavour to obtain the validation of the Export Airworthiness Certificate by the Buyer’s Aviation Authority.

7.4.2	Where the Buyer’s Aviation Authority requires a modification to comply with additional import aviation requirements and/or supply of additional data prior to the issuance of the Export Airworthiness Certificate, the Seller shall incorporate such modification and/or provide such data at costs to be borne by the Buyer. The parties shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery and price of the Aircraft.

A320 / A330 PA – TAM – 11/2006

Clause 7 - Page 2/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

8	BUYER’S TECHNICAL ACCEPTANCE

8.1	Technical Acceptance Process

8.1.1	Prior to Delivery the Aircraft shall undergo the Seller’s standard technical acceptance process (the “Technical Acceptance Process”). Completion of the Technical Acceptance Process shall demonstrate the satisfactory functioning of the Aircraft and shall be deemed to demonstrate compliance with the Specification. Should it be established that the Aircraft does not comply with the Technical Acceptance Process requirements, the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

8.1.2	The Technical Acceptance Process shall:

(i)	commence on a date notified by the Seller to the Buyer as per Clause 9.1.2;

(ii)	take place at the Delivery Location;

(iii)	be carried out by the personnel of the Seller, with the Buyer’s attendance as provided for in Clause 8.2 herebelow;

(iv)	include a technical acceptance flight which shall not exceed a period of [***] hours.

8.2	Buyer’s Attendance

8.2.1	The Buyer shall be entitled to elect to attend the Technical Acceptance Process.

8.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer;

(i)	shall co-operate in complying with the reasonable requirements of the Seller with the intention of completing the Technical Acceptance Process within [***] Business Days after its commencement;

(ii)	may have a [***] such representatives having access to the cockpit at any one time) accompany the Seller’s representatives on a technical acceptance flight and during such flight the Buyer’s representatives shall comply with the instructions of the Seller’s representatives.

8.2.3	If the Buyer, having been notified in accordance with Clause 9.1.2, does not attend and/or fails to co-operate in the Technical Acceptance Process, the Seller shall be entitled to complete the Technical Acceptance Process and the Buyer shall be deemed to have accepted the Technical Acceptance Process as satisfactory in all respects.

A320 / A330 PA – TAM – 11/2006

Clause 8 - Page 1/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

8.3	Certificate of Acceptance

Upon successful completion of the Technical Acceptance Process, the Buyer shall, on or before the Delivery Date, sign and deliver to the Seller a certificate of acceptance in respect of the Aircraft in the form of Exhibit D (the “Certificate of Acceptance”).

8.4	Aircraft Utilisation

The Seller shall, without payment or other liability to the Buyer, be entitled to use the Aircraft prior to Delivery as may be necessary to obtain the certificates required under Clause 7.2, and such use shall not prejudice the Buyer’s obligation to accept Delivery of the Aircraft hereunder.

However the Seller shall not be authorised to use the Aircraft during more than [***] for any other purpose without the specific agreement of the Buyer. Such utilization shall have no impact on the warranties provided in Clause 12 of the Agreement, and the Seller shall provide data in respect of pre-delivery utilisation if requested by the Buyer or the Buyer’s Aviation Authority.

A320 / A330 PA – TAM – 11/2006

Clause 8 - Page 2/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following quarters:

9.1.1.1	A319 / A320 / A321 Aircraft

Aircraft Rank	Aircraft Type	Delivery Date

- Aircraft N° 64	[***]	August 2007
- Aircraft N° 65	[***]	August 2007
- Aircraft N° 66	[***]	October 2007
- Aircraft N° 67	[***]	October 2007
- Aircraft N° 68	[***]	November 2007

- Aircraft N° 69	[***]	November 2008

- Aircraft N° 70	[***]	February 2009
- Aircraft N° 71	[***]	March 2009
- Aircraft N° 72	[***]	May 2009
- Aircraft N° 73	[***]	July 2009
- Aircraft N° 74	[***]	August 2009
- Aircraft N° 75	[***]	August 2009
- Aircraft N° 76	[***]	August 2009
- Aircraft N° 77	[***]	September 2009
- Aircraft N° 78	[***]	October 2009
- Aircraft N° 79	[***]	November 2009
- Aircraft N° 80	[***]	December 2009

- Aircraft N° 81	[***]	January 2010
- Aircraft N° 82	[***]	January 2010
- Aircraft N° 83	[***]	February 2010
- Aircraft N° 84	[***]	April 2010
- Aircraft N° 85	[***]	April 2010
- Aircraft N° 86	[***]	June 2010
- Aircraft N° 87	[***]	July 2010
- Aircraft N° 88	[***]	August 2010
- Aircraft N° 89	[***]	September 2010
- Aircraft N° 90	[***]	September 2010
- Aircraft N° 91	[***]	October 2010
- Aircraft N° 92	[***]	October 2010
- Aircraft N° 93	[***]	December 2010
- Aircraft N° 94	[***]	December 2010

[***], subject to the Seller’s prevailing industrial and commercial constraints.

A320 / A330 PA – TAM – 11/2006

Clause 9 - Page 1/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

9.1.1.2	[***]Aircraft

Aircraft Rank	Delivery Date
- Aircraft N° 1	November 2007
- Aircraft N° 2	December 2007
- Aircraft N° 3	September 2008
- Aircraft N° 4	October 2008
- Aircraft N° 5	January 2009
- Aircraft N° 6	January 2009

[***], subject to the Seller’s prevailing industrial and commercial constraints.

At a time closer to the abovementioned quarters, at the latest [***]months prior to the beginning of the relevant quarter, the Seller shall precise to the Buyer the delivery month for the relevant Aircraft within such quarter, subject to the Seller’s then prevailing industrial and commercial constraints. Each of such months shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month”.

9.1.2	The Seller shall give the Buyer at least [***]prior written notice of the anticipated week in which the Aircraft is scheduled to be Ready for Delivery.

Thereafter, the Seller shall give the Buyer at least [***]prior written notice of the anticipated date upon which the Aircraft shall be Ready for Delivery, such notification including the schedule of the Technical Acceptance Process as set forth in Clause 8.1.

Thereafter the Seller shall without undue delay notify the Buyer in writing of any change in such date necessitated by the conditions of manufacture or flight.

9.2	Delivery

9.2.1	The Buyer shall send its representatives to the Delivery Location to take Delivery of, and collect, the Aircraft within seven (7) days after the date on which the Aircraft is Ready for Delivery and shall pay the Balance of the Final Price on or before the Delivery Date.

9.2.2	The Seller shall deliver and transfer title to the Aircraft free and clear of all encumbrances to the Buyer provided that the Balance of the Final Price has been paid by the Buyer pursuant to Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation confirming transfer of title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to, property in and risk of loss of or damage to the Aircraft shall be transferred to the Buyer on Delivery.

9.2.3	Should the Buyer fail to

(i)	deliver the signed Certificate of Acceptance to the Seller upon successful completion of the Technical Acceptance Process within the delivery period as defined in Clause 9.2.1; or

(ii)	pay the Balance of the Final Price for the Aircraft to the Seller within the above defined period

A320 / A330 PA – TAM – 11/2006

Clause 9 - Page 2/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

then the Buyer shall be deemed to have rejected delivery of the Aircraft without warrant when duly tendered to it hereunder. In addition to Clause 5.7 and the Seller’s other rights under this Agreement, the Seller shall retain title to the Aircraft but the Buyer shall thereafter indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs, but excluding any financial cost which shall be compensated by the amounts payable under Clause 5.7) and consequences resulting from such failure, it being understood that the Seller shall be under no duty to store, park, insure, or otherwise protect the Aircraft.

9.3	Fly Away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

A320 / A330 PA – TAM – 11/2006

Clause 9 - Page 3/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

10	EXCUSABLE DELAY

10.1	The Buyer acknowledges that each of the Aircraft is to be manufactured by Seller in performance of this Agreement and that the Scheduled Delivery Month is based on the assumption that there shall be no delay due to causes beyond the control of the Seller. Accordingly, Seller shall not be responsible for any delay in the Delivery of the Aircraft or delay or interruption in the performance of the other obligations of the Seller hereunder due to causes beyond its control, and not occasioned by its fault or negligence including (but without limitation) acts of God or the public enemy, war, civil war, warlike operations, terrorism, insurrections or riots, fires, explosions, natural disasters, compliance with any applicable foreign or domestic governmental regulation or order, labour disputes (however excluding disputes involving the Seller’s workforce) causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, equipment or parts, general hindrance in transportation or failure of a sub-contractor or supplier to furnish materials, equipment or parts. Any delay or interruption resulting from any of the foregoing causes is referred to as an “Excusable Delay”.

10.2	If an Excusable Delay occurs:

(i)	the Seller shall notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same;

(ii)	the Seller shall not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

(iii)	the Seller shall not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay;

(iv)	the Seller shall use all reasonable endeavors to minimize or overcome any Excusable Delay to the extent it is reasonably able to do so;

(iv)	the Seller shall as soon as practicable after the removal of the cause of the delay resume performance of its obligations under this Agreement and in particular shall notify to the Buyer the revised Scheduled Delivery Month; and

(ii)	[***]

10.3	Termination on Excusable Delay

10.3.1	If the Delivery of any Aircraft is delayed as a result of an Excusable Delay for a period of more than [***].

10.3.2	If the Seller concludes that the Delivery of any Aircraft shall be delayed for more than [***] after the last day of the Scheduled Delivery Month due to an Excusable Delay and as a result thereof reschedules Delivery of such Aircraft to a date or month reflecting such delay then the Seller shall promptly notify the Buyer in writing to this effect and shall include in such notification the new Scheduled Delivery Month. [***].

10.3.3	If this Agreement shall not have been [***], then the Seller shall be entitled to reschedule Delivery and the new Scheduled Delivery Month shall be notified to the Buyer and shall be binding on the parties.

10.3.4	In the event of a [***].

A320 / A330 PA – TAM – 11/2006

Clause 10 - Page 1/2

10.4	Total Loss, Destruction or Damage

If prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond repair (“Total Loss”), the Seller shall notify the Buyer to this effect within [***] of such occurrence, or in the case of loss or destruction within [***]. The Seller shall include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller’s other commitments and production capabilities that an aircraft to replace the Aircraft may be delivered to the Buyer and the Scheduled Delivery Month shall be extended as specified in the Seller’s notice to accommodate the delivery of the replacement aircraft; provided, however, that in the event the specified extension of the Scheduled Delivery Month to a month is exceeding [***] after the last day of the original Scheduled Delivery Month then this Agreement shall terminate with respect to said Aircraft unless:

(i)	the Buyer notifies the Seller within [***] of the date of receipt of the Seller’s notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller’s notice; and

(ii)	the parties execute an amendment to this Agreement recording the variation in the Scheduled Delivery Month;

provided, however, that nothing herein shall require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft which includes the Aircraft purchased hereunder.

Should there be a Total Loss without the Agreement terminating with respect to the concerned Aircraft as per the provisions hereabove, the Seller agrees that the Final Price for the replacement aircraft shall not be revised for the period between original Delivery Date of the Aircraft subject of the Total Loss and the actual Delivery Date of the replacement aircraft in accordance with Clauses 4 and 3.3.

[***],.

10.5	Termination Rights Exclusive

In the event that this Agreement shall be terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination shall discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished hereunder and neither party shall have any claim against the other for any loss resulting from such non-delivery. The Seller shall in no circumstances have any liability whatsoever for Excusable Delay other than as set forth in this Clause 10.

A320 / A330 PA – TAM – 11/2006

Clause 10 - Page 2/2

11	NON-EXCUSABLE DELAY

11.1	[***]

Should any of the Aircraft not be Ready for Delivery to the Buyer within [***] after the last day of the Scheduled Delivery Month (as varied by virtue of Clauses 2, 7 and 10) (the “Delivery Period”) and such delay is not as a result of an Excusable Delay or Total Loss (a “Non-Excusable Delay”), then the Buyer shall have the right to claim, and the Seller shall [***]:

[***]

Should the Seller inform the Buyer of a Non-Excusable Delay [***]

11.2	[***]

11.3	Re-negotiation

If, as a result of Non-Excusable Delay, Delivery does not occur in the period falling [***] after the Delivery Period, the Buyer shall have the right exercisable by written notice to the Seller given not less than [***] nor more than [***] after the expiration of the [***] falling after the Delivery Period to require from the Seller a re-negotiation of the Scheduled Delivery Month for the affected Aircraft. Unless otherwise agreed between the Seller and the Buyer during such re-negotiation, the said re-negotiation shall not prejudice the Buyer’s right to [***] in accordance with Clause 11.1 during the period of Non-Excusable Delay.

11.4	Termination

If, as a result of Non-Excusable Delay, Delivery does not occur in the period falling either

(i)	[***] after the Delivery Period in the case that the Seller has notified the Buyer of a Non-Excusable Delay up to [***] prior to the scheduled Delivery Date as per Clause 11.1(i), or

(ii)	[***] in the case that the Seller has notified the Buyer of a Non-Excusable Delay within [***] from the scheduled Delivery Date as per Clause 11.1(ii),

and the parties have not renegotiated the Delivery Date pursuant to Clause 11.2, the Buyer shall have the right exercisable by written notice to the other party, given not less than [***] nor more than [***] after expiration of such [***], as the case may be, [***].

11.5	[***]

[***]

. [***] REDACTED LANGUAGE FOR CONFIDENTIAL TREATMENT PER CLAUSE 22.10.

A320 / A330 – TAM – 11/2006

Clause 11 - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12	WARRANTIES AND SERVICE LIFE POLICY

This Clause covers the terms and conditions of the warranty and service life policy.

12.1	Standard Warranty

12.1.1	Nature of Warranty

Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and all Warranted Parts as defined hereinafter shall at Delivery to the Buyer:

(i)	be free from defects in material;

(ii)	be free from defects in workmanship, including without limitation processes of manufacture;

(iii)	be free from defects in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design (or, should any design changes be implemented later through modifications or Service Bulletins, the state of the art at the date of design of such modification or Service Bulletin shall apply to such design change); and

(iv)	be free from defects arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates, approximations or design aims.

For the purpose of this Agreement the term “Warranted Part” shall mean any Seller proprietary component, equipment, accessory or part as installed on an Aircraft at Delivery of such Aircraft and

(a)	which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(b)	which bears a part number of the Seller at the time of such delivery.

12.1.2	Exclusions

The warranties set forth in Clause 12.1.1 shall not apply to Buyer Furnished Equipment, nor to the Engines, nor to any component, equipment, accessory or part purchased by the Seller that is not a Warranted Part except that:

(i)	any defect in the Seller’s workmanship incorporated in the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturer of such item that invalidates any applicable warranty from such manufacturer, shall constitute a defect in workmanship for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (ii); and

A320 / A330 – TAM – 11/2006

Clause 12 - 1/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

(ii)	any defect inherent in the Seller’s design of the installation, in view of the state of the art at the date of such design (or, should any design changes be implemented later through modifications or Service Bulletins, the state of the art at the date of design of such modification or Service Bulletin shall apply to such design change), which impair the use of such item shall constitute a defect in design for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (iii).

12.1.3	Warranty Period

The warranties contained in Clauses 12.1.1 and 12.1.2 shall be limited to those defects which become apparent within [***] after Delivery of the affected Aircraft (“Warranty Period”), save as provided for in clause 12.1.9.

12.1.4	Buyer’s Remedy and Seller’s Obligation

12.1.4.1	[***]

12.1.4.2	In the event of a defect covered by sub-Clauses 12.1.1 (iii), 12.1.1 (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period and the Seller being obliged to correct such defect, the Seller shall also, if so requested by the Buyer, make such correction in any Aircraft which has not yet been delivered to the Buyer; provided, however,

(i)	that the Seller shall not be responsible nor deemed to be in default on account of any delay in delivery of any Aircraft or otherwise, in respect of the performance of this Agreement due to the Seller’s undertaking to make such correction and provided further

(ii)	that, rather than accept a delay in the Delivery of any such Aircraft, the Buyer may accept Delivery of such Aircraft with subsequent correction of the defect by the Buyer at the Seller’s expense, or the Buyer may elect to accept Delivery and thereafter file a warranty claim as though the defect had become apparent immediately after Delivery of such Aircraft.

In case a defect occurs immediately after Delivery of an Aircraft and before commencement of operations of such Aircraft, regardless of the manufacturer of such part the Seller shall provide full support as per the AOG desk function.

12.1.4.3	In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller shall reimburse the direct labor costs spent by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period or until the corrective technical solution removing the need for the inspection is provided by the Seller.

The above commitment is subject to the following conditions:

(i)	such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

A320 / A330 – TAM – 11/2006

Clause 12 - 2/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

(ii)	the reimbursement shall not apply for any inspections performed as an alternative to accomplishing corrective action when such corrective action has been made available to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier,

(iiii)	the labor rate to be used for the reimbursement shall be labor rate defined in Clause 12.1.7, and

(iv)	the manhours used to determine such reimbursement shall not exceed the Seller’s estimate of the manhours required by the Buyer for such inspections.

12.1.5	Warranty Claim Requirements

Each Buyer’s warranty claim (“Warranty Claim”) shall be considered by the Seller only if the following conditions are first fulfilled:

(i)	the defect having become apparent within the Warranty Period;

(ii)	the Buyer having submitted to the Seller proof reasonably satisfactory to the Seller that the claimed defect is due to a matter embraced within this Clause 12.1, and that such defect has not resulted from any act or omission of the Buyer, including but not limited to, any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth or any matter covered in Clause 12.1.10;

(iii)	the Buyer having returned as soon as practicable the Warranted Part claimed to be defective to the repair facilities as may be designated by the Seller, except when the Buyer elects to repair a defective Warranted Part in accordance with the provisions of Clause 12.1.7;

(iv)	the Seller having received a Warranty Claim as set forth in Clause 12.1.6.

12.1.6	Warranty Administration

The warranties set forth in Clause 12.1 shall be administered as hereinafter provided for:

(i)	Claim Determination

Warranty Claim determination by the Seller shall be reasonably based upon the claim details, reports from the Seller’s local representative, historical data logs, inspection, tests, findings during repair, defect analysis and other suitable documents.

(ii)	Transportation Costs

Transportation costs for sending a defective Warranted Part to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Seller, except that the Buyer will use its own network facilities, free of charge to the Seller, to transport the Warranted Part to the nearest point within the Buyer’s network to the final destination of the shipment. For transportation from there on the Seller shall provide the Buyer with its own shipment agent account, the necessary details to be communicated to the Buyer prior to the shipment.

A320 / A330 – TAM – 11/2006

Clause 12 - 3/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

(iii)	Return of an Aircraft

In the event of the Buyer desiring to return an Aircraft to the Seller for consideration of a Warranty Claim, the Buyer shall notify the Seller of its intention to do so and the Seller shall, prior to such return, have the right to inspect such Aircraft and thereafter, without prejudice to its rights hereunder, to repair such Aircraft, at its sole option, either at the Buyer’s facilities or at another place acceptable to the Seller.

Return of any Aircraft by the Buyer to the Seller and return of such Aircraft to the Buyer’s facilities shall be at the Seller’s expense, provided however that the Seller will only bear the expenses of such flights necessary to return the Aircraft not having a commercial nature (i.e. passenger or freight). The expenses credited by the Seller are limited to the direct out-of-pocket costs (such as fuel, oil and landing / navigation fees) incurred in ferrying the Aircraft to the Seller and back to the Buyer’s facility. The Buyer shall minimize the lengths of those flights, meaning commercial flights shall be scheduled where reasonably practicable but shall not result in increased costs or loss to the Buyer.

(iv)	On-Aircraft Work by the Seller

In the event that a defect subject to this Clause 12.1 may justify the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller’s Service Bulletins at the Buyer’s facilities, or in the event of the Seller accepting the return of an Aircraft to perform or have performed such repair or correction, [***].

The conditions which have to be fulfilled for on-Aircraft work by the Seller are the following:

(i)	in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.

(ii)	[***]

If one or both of the above conditions are fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer shall agree on a schedule and place for the work to be performed.

(v)	Warranty Claim Substantiation

In connection with each claim by the Buyer made under this Clause 12.1, the Buyer shall file a Warranty Claim on the Buyer’s form within [***] after a defect became apparent. Such form must contain at least the following data:

a)	description of defect and action taken, if any,

b)	date of incident and/or removal date,

A320 / A330 – TAM – 11/2006

Clause 12 - 4/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

c)	description of the defective part,

d)	part number,

e)	serial number (if applicable),

f)	position on Aircraft,

g)	total flying hours or calendar time, as applicable at the date of defect appearance,

h)	time since last shop visit at the date of defect appearance (if applicable),

i)	manufacturer serial number (“Manufacturer’s Serial Number”) of the Aircraft and/or its registration,

j)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

k)	Warranty Claim number,

l)	date of Warranty Claim,

m)	delivery date of Aircraft or part to the Buyer,

Warranty Claims are to be addressed as follows:

AIRBUS

CUSTOMER SERVICES DIRECTORATE

WARRANTY ADMINISTRATION

Rond-Point Maurice Bellonte

B.P. 33

F-31707 BLAGNAC CEDEX

FRANCE

(vi)	Replacements

Components, equipment, accessories or parts, which the Seller has replaced pursuant to this Clause, shall become the Seller’s property. The replacement components, equipment, accessories or parts provided by the Seller to the Buyer pursuant to this Clause shall become the Buyer’s property.

(vii)	Seller’s Rejection

The Seller shall provide reasonable written substantiation in case of rejection of a Warranty Claim. In such event the Buyer shall refund to the Seller reasonable inspection and test charges incurred in connection therewith.

(viii)	Seller’s Inspection

The Seller shall have the right to inspect the affected Aircraft and documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

A320 / A330 – TAM – 11/2006

Clause12 - 5/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.1.7	Inhouse Warranty

(i)	Seller’s Authorization

The Seller hereby authorizes the Buyer to perform the repair of Warranted Parts (“Inhouse Warranty”) subject to the terms of this Clause 12.1.7.

(ii)	Conditions for Seller’s Authorization

The Buyer shall be entitled to repair such Warranted Parts only:

-	if the Buyer notifies the Seller’s Representative of its intention to perform Inhouse Warranty repairs before any such repairs are started. The Buyer’s notification shall include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and shall not unreasonably withhold authorization;

-	if adequate facilities and qualified personnel are available to the Buyer;

-	in accordance with the Seller’s written instructions set forth in the applicable Seller’s technical documentation;

-	to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

(iii)	Seller’s Rights

The Seller shall further have, at its own expense, the right to have any Warranted Part, or any part removed therefrom, claimed to be defective, returned to the Seller, as set forth in sub-Clause 12.1.6 (ii) if, in the judgement of the Seller, the nature of the defect requires technical investigation. The Seller shall further have the right, at its own expense, to have a representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to its presence being practical and not unduly delaying the repair.

(iv)	Inhouse Warranty Claim Substantiation

Claims for Inhouse Warranty credit shall contain the same information as that required for Warranty Claims under sub-Clause 12.1.6 (v) and in addition shall include:

a)	a report of technical findings with respect to the defect,

b)	for parts required to remedy the defect:

- part numbers,

- serial numbers (if applicable),

- parts description,

- quantity of parts,

A320 / A330 – TAM – 11/2006

Clause 12 - 6/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

- unit price of parts,

- related Seller’s or third party’s invoices (if applicable),

- total price of parts,

c)	detailed number of labor hours,

d)	Inhouse Warranty Labor Rate,

e)	total claim value.

(v)	Credit

The Buyer’s account shall be credited with an amount equal to the mutually agreed direct labor costs expended in performing the repair of a Warranted Part and to the direct costs of materials incorporated in said repair.

-	For the determination of direct labor costs only manhours spent on removal from the Aircraft, disassembly, inspection, repair, reassembly, and final inspection and test of the Warranted Part and reinstallation thereof on the Aircraft are permissible. Any manhours required for maintenance work concurrently being carried out on the Aircraft or Warranted Part are not included.

-	The manhours permissible above shall be multiplied by an agreed labor rate of US Dollars [***], (“Inhouse Warranty Labour Rate”) and representing the Buyer’s composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social charges, business taxes and the like) paid to the Buyer’s employees whose jobs are directly related to the performance of the repair.

The Inhouse Warranty Labor Rate is subject to annual adjustment by multiplication by the ratio [***] defined in the Seller’s Price Revision Formula set forth in Exhibit C to the Agreement.

-	Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul and as may be furnished by the Seller at no charge.

(vi)	Limitation

[***]

(vii)	Scrapped Material

The Buyer shall retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either [***]. Such parts shall be returned to the Seller within [***] of receipt of the Seller’s request to that effect.

Notwithstanding the foregoing, the Buyer may scrap any such defective parts which are beyond economic repair and not required for technical

A320 / A330 – TAM – 11/2006

Clause 12 - 7/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

evaluation locally with the agreement of the Seller’s local representative. Scrapped Warranted Parts shall be evidenced by a record of scrapped material certified by an authorized representative of the Buyer.

12.1.8	Standard Warranty Transferability

The warranties provided for in this Clause 12.1 for any Warranted Part shall accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airlines and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties, and to the extent permitted by any applicable law or regulations.

12.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts

Whenever any Warranted Part which contains a defect for which the Seller is liable under Clause 12.1 has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, the period of the Seller’s warranty with respect to such corrected, replaced or repaired Warranted Part whichever may be the case, shall be the greater of 18 months from the date of such repair or replacement, or the remaining portion of the original warranty.

12.1.10	Accepted Industry Standard Practices - Normal Wear and Tear

The Buyer’s rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired, and operated in accordance with accepted industry standard practices, all technical documentation and any other instructions issued by the Seller and the Suppliers and the Engine Manufacturer and all applicable rules, regulations and directives of relevant Aviation Authorities.

12.1.10.1	The Seller’s liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

(i)	any Aircraft or component, equipment, accessory or part thereof which has been repaired, altered or modified after Delivery except by the Seller or in a manner approved by the Seller or the relevant Supplier;

(ii)	any Aircraft or component, equipment, accessory or part thereof which has been knowingly operated in a damaged state;

(iii)	any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed deliberately;

unless in any such case (except in the case of (iii) above) the Buyer submits reasonable evidence to the Seller that the defect did not arise from or was not contributed to by any one or more of the said causes.

A320 / A330 – TAM – 11/2006

Clause 12 - 8/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.2	Seller Service Life Policy

12.2.1	In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should any item listed in Exhibit “F” (“Item”) sustain any breakage or defect which can reasonably be expected to occur on a fleetwide basis, and which materially impairs the utility of the Item (“Failure”), and subject to the general conditions and limitations set forth in Clause 12.2.4, then the provisions of this Clause 12.2 (“Seller Service Life Policy”) shall apply.

12.2.2	Periods and Seller’s Undertakings

The Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item has been originally installed has completed [***] after the Delivery of said Aircraft to the Buyer, , the Seller shall at its own discretion and as promptly as practicable and with the Seller’s financial participation as hereinafter provided either:

12.2.2.1	design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or,

12.2.2.2	replace such Item.

12.2.3	Seller’s Participation in the Costs

Any part or Item which the Seller is required to furnish to the Buyer under this Service Life Policy in connection with the correction or replacement of an Item shall be furnished to the Buyer with the Seller’s financial participation determined in accordance with the following formula:

[***]

A320 / A330 – TAM – 11/2006

Clause 12 - 9/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.2.4	General Conditions and Limitations

12.2.4.1	The undertakings given in this Clause 12.2 shall be valid after the period of the Seller’s warranty applicable to an Item under Clause 12.1.

12.2.4.2	The Buyer’s remedy and the Seller’s obligation and liability under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)	the Buyer shall maintain log books and other historical records in accordance with the applicable Aviation Authority requirements with respect to each Item adequate to enable determination of whether the alleged Failure is covered by this Service Life Policy and if so to define the costs to be borne by the Seller in accordance with Clause 12.2.3;

(ii)	the Buyer shall keep the Seller informed of any significant incidents relating to an Aircraft howsoever occurring or recorded;

(iii)	the Buyer shall comply with the conditions of Clause 12.1.10;

(iv)	the Buyer shall carry out specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs shall be as compatible as possible with the Buyer’s operational requirements and shall be carried out at the Buyer’s expense. Reports relating thereto shall be regularly furnished to the Seller;

(v)	in the case of any breakage or defect, the Buyer must have reported the same in writing to the Seller within sixty (60) days after any breakage or defect in an Item becomes apparent whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer shall have informed the Seller of the breakage or defect in sufficient detail to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

12.2.4.3	Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy shall be administered as provided for in and shall be subject to the terms and conditions of Clause 12.1.6.

12.2.4.4	In the event that the Seller shall have issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller’s commitment under this Clause 12.2 shall be subject to the Buyer’s incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller’s instructions, within a reasonable time.

12.2.4.5	This Service Life Policy is neither a warranty, performance guarantee, nor an agreement to modify any Aircraft or airframe components to conform to new developments occurring in the state of airframe design and manufacturing art.

The Seller’s obligation herein is to furnish only those corrections to the Items or provide replacement therefor as provided for in Clause 12.2.3.

A320 / A330 – TAM – 11/2006

Clause 12 - 10/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

The Buyer’s sole remedy and relief for the non-performance of any obligation or liability of the Seller arising under or by virtue of this Service Life Policy shall be in monetary damages, limited to the amount the Buyer reasonably expends in procuring a correction or replacement for any Item which is the subject of a Failure covered by this Service Life Policy and to which such non-performance is related.

The Buyer hereby waives, releases and renounces all claims to any further damages, direct, incidental or consequential, including loss of profits and all other rights, claims and remedies, arising under or by virtue of this Service Life Policy.

12.2.5	Transferability

The Buyer’s rights under this Clause 12.2 shall not be assigned, sold, leased, transferred or otherwise alienated by operation of law or otherwise, without the Seller’s prior consent thereto, which shall not be unreasonably withheld and shall be given in writing.

Any unauthorized assignment, sale, lease, transfer or other alienation of the Buyer’s rights under this Service Life Policy shall, as to the particular Aircraft involved, immediately void this Service Life Policy in its entirety.

A320 / A330 – TAM – 11/2006

Clause 12 - 11/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.3	Supplier Product Support Agreements

Prior to the Delivery of the first Aircraft, the Seller shall provide the Buyer with such warranties and service life policies that the Seller has obtained pursuant to the Supplier Product Support Agreement. Should the Seller obtain Supplier Product Support Agreements for BFE, it shall transfer such agreements to the Buyer.

12.3.1	Definitions

12.3.1.1	“Supplier” means any supplier of Supplier Parts.

12.3.1.2	“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof as to which there exists a Supplier Product Support Agreement. However, the Engines and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by Suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

12.3.1.3	“Supplier Product Support Agreement” means an agreement between the Seller and a Supplier containing enforceable and transferable warranties and in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

12.3.2	Supplier’s Default

12.3.2.1	In the event of any Supplier, under any standard warranty obtained by the Seller pursuant to Clause 12.3.1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.1 shall apply to the extent the same would have been applicable had such Supplier Part been a Warranted Part, except that the Supplier’s warranty period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.2	In the event of any Supplier, under any Supplier Service Life Policy obtained by the Seller pursuant to Clause 12.3.1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.2 shall apply to the extent the same would have been applicable had such Supplier Item been listed in Exhibit F, Seller Service Life Policy, except that the Supplier’s Service Life Policy period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.3	At the Seller’s request, the Buyer shall assign to the Seller, and the Seller shall be subrogated to, all of the Buyer’s rights against the relevant Supplier with respect to and arising by reason of such default and shall provide reasonable assistance to enable the Seller to enforce the rights so assigned.

A320 / A330 – TAM – 11/2006

Clause 12 - 12/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.4	Interface Commitment

12.4.1	Interface Problem

If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer, but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft (“Interface Problem”), the Seller shall, if so requested by the Buyer, and without additional charge to the Buyer except for transportation of the Seller’s personnel to the Buyer’s facilities (which shall be reimbursed to the Buyer if the Interface Problem is found attributable to the design of such component), promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer’s possession relevant to the Interface Problem, and shall cooperate with the Seller in the conduct of the Seller’s investigations and such tests as may be required.

At the conclusion of such investigation the Seller shall promptly advise the Buyer in writing of the Seller’s opinion as to the cause or causes of the Interface Problem and the Seller’s recommendations as to corrective action.

12.4.2	Seller’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller shall, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller’s obligation as defined in Clause 12.1.

12.4.3	Supplier’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier.

12.4.4	Joint Responsibility

If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal shall be consistent with any then existing obligations of the Seller hereunder and of any such Supplier to the Buyer. Such corrective action when accepted by the Buyer shall constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

A320 / A330 – TAM – 11/2006

Clause 12 - 13/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.4.5	General

12.4.5.1	All requests under this Clause 12.4 shall be directed to both the Seller and the Supplier.

12.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause shall not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Clause 12.

12.4.5.3	All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 shall be deemed to be delivered under this Agreement and shall be subject to the terms, covenants and conditions set forth in this Clause 12.

12.5	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 12 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, ITS SUPPLIERS AND/OR THEIR INSURERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS (GARANTIE DES VICES CACHES);

(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 12.5, “THE SELLER” SHALL INCLUDE THE SELLER, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

A320 / A330 – TAM – 11/2006

Clause 12 - 14/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

12.6	Duplicate Remedies

The Seller shall not be obliged to provide any remedy which duplicates any other remedy already provided to the Buyer in respect of the same defect under any part of this Clause 12 as such Clause may be amended, complemented or supplemented by other contractual agreements or by other Clauses of this Agreement.

12.7	Negotiated Agreement

The Buyer specifically recognises that:

(i)	the Specification has been agreed upon after careful consideration by the Buyer using its judgment as a professional operator of and maintenance provider with respect to aircraft used in public transportation and as such is a professional within the same industry as the Seller;

(ii)	this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer;

(iii)	the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the waiver, release and renunciation by the Buyer set forth in Clause 12.5.

A320 / A330 – TAM – 11/2006

Clause 12 - 15/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

13	PATENT AND COPYRIGHT INDEMNITY

13.1	Indemnity

13.1.1	Subject to the provisions of Clause 13.2.3, the Seller shall indemnify the Buyer from and against any damages, costs or expenses including legal costs (excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by the Airframe (or any part or software installed therein at Delivery) of:

(i)	any British, French, German, Spanish or U.S. patent;

and

(ii)	any patent issued under the laws of any other country in which the Buyer may lawfully operate the Aircraft, provided that:

(1)	from the time of design of such Airframe, accessory, equipment or part and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the Chicago Convention on International Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

(2)	from such time of design and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 (“Paris Convention”);

and

(iii)	in respect of computer software installed on the Aircraft, any copyright, provided that the Seller’s obligation to indemnify shall be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognise computer software as a “work” under the Berne Convention.

13.1.2	Clause 13.1.1 shall not apply to

(i)	Buyer Furnished Equipment or Engines; or

(ii)	parts not supplied pursuant to a Supplier Product Support Agreement; or

(iii)	software not created by the Seller.

A320 / A330 PA – TAM – 11/2006

Clause 13 - Page 1/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

13.1.3	In the event that the Buyer is prevented from using the Aircraft (whether by a valid judgement of a court of competent jurisdiction or by a settlement arrived at between claimant, Seller and Buyer), the Seller shall at its expense either:

(i)	procure for the Buyer the right to use the same free of charge to the Buyer; or

(ii)	replace the infringing part of the Aircraft as soon as possible with a non-infringing substitute complying in all other respects with the requirements of this Agreement.

13.2	Administration of Patent and Copyright Indemnity Claims

13.2.1	If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer shall:

(i)	forthwith notify the Seller giving particulars thereof;

(ii)	furnish to the Seller all data, papers and records within the Buyer’s control or possession relating to such patent or claim;

(iii)	refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause (iii) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

(iv)	fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim;

(v)	act in such a way as to mitigate damages and / or to reduce the amount of royalties which may be payable as well as to minimise costs and expenses.

13.2.2	The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller’s opinion, it deems proper.

13.2.3	The Seller’s liability hereunder shall be conditional upon the strict and timely compliance by the Buyer with the terms of this Clause and is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

A320 / A330 PA – TAM – 11/2006

Clause 13 - Page 2/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14.	TECHNICAL DATA AND SOFTWARE SERVICES

14.A	TECHNICAL DATA

14.B	SOFTWARE SERVICES

14.C	GENERAL PROVISIONS

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 1/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14A	TECHNICAL DATA

14A.1	Scope

This Clause covers the terms and conditions for the supply of technical data (“hereinafter “Technical Data”) to support the Aircraft operation.

14A.1.1	The Technical Data shall be supplied in the English language using the aeronautical terminology in common use.

14A.1.2	Range, form, type, format, quantity and delivery schedule of the Technical Data to be provided under this Agreement are outlined in Exhibit G hereto.

14A.2	Aircraft Identification for Technical Data

14A.2.1	For those Technical Data that are customized to the Buyer’s Aircraft, the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of block of numbers selected in the range from 001 to 999.

14A.2.2	The sequence shall not be interrupted except if two (2) different Propulsion Systems or two (2) different Aircraft models are selected.

14A.2.3	The Buyer shall indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in Clause 9.1.1 within forty-five (45) days after execution of this Agreement. Neither such Fleet Serial Numbers nor the subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing customized Technical Data shall constitute any property, insurable or other interest of the Buyer whatsoever in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The affected customized Technical Data are:

-	Aircraft Maintenance Manual,
-	Illustrated Parts Catalog,
-	Trouble Shooting Manual,
-	Aircraft Wiring Manual,
-	Aircraft Schematics Manual,
Aircraft	Wiring Lists.

14A.3	Integration of Equipment Data

14A.3.1	Supplier Equipment

Information relating to Supplier equipment that is installed on the Aircraft by the Seller shall be introduced into the customized Technical Data to the extent necessary for the comprehension of the affected systems, at no additional charge to the Buyer for the initial issue of the Technical Data provided at first Aircraft Delivery (“the Basic Issue”).

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 2/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14A.3.2	Buyer Furnished Equipment

14A.3.2.1	The Seller shall introduce data relative to Buyer Furnished Equipment, for equipment that is installed on the Aircraft by the Seller (hereinafter “BFE Data”), into the customized Technical Data at no additional charge to the Buyer for the Technical Data Basic Issue, provided such data is provided in accordance with the conditions set forth in Clauses 14A.3.2.2 through 14A.3.2.6 hereunder.

14A.3.2.2	The Buyer shall supply the BFE Data to the Seller at least six (6) months before the scheduled delivery of the customized Technical Data.

14A.3.2.3	The BFE Data shall be supplied in English Language and shall be established in compliance with the then applicable revision of ATA iSpecification 2200 (iSpec 2200), Information Standards for Aviation Maintenance.

14A.3.2.4	The Buyer and the Seller shall agree on the requirements for the provision to the Seller of BFE Data for “on-aircraft maintenance”, such as but not limited to timeframe, media and format, for integration of such BFE Data into Technical Data, with the aim of managing the BFE Data integration process in an efficient, expedite and economic manner.

14A.3.2.5	The BFE Data shall be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as agreed between the Buyer and the Seller.

14A.3.2.6	All costs related to the delivery to the Seller of the applicable BFE Data shall be borne by the Buyer.

14A.4	Supply

14A.4.1	Technical Data shall be supplied on-line and/or off-line, as set forth in Exhibit G hereto.

14A.4.2	The Buyer shall not receive any credit or compensation for any unused or only partially used Technical Data supplied pursuant to this Clause.

14A.4.3	Delivery

14A.4.3.1	For Technical Data provided off-line, such Technical Data and corresponding revisions shall be sent to up to two (2) addresses as indicated by the Buyer.

14A.4.3.2	In such case, the Buyer shall deliver the Technical Data at the Buyer’s named place of destination under DDU conditions. The term Delivery Duty Unpaid (DDU) is defined by publication n° 560 of the International Chamber of Commerce, published in January 2000.

14A.4.3.3	The Technical Data shall be delivered according to a mutually agreed schedule to correspond with Aircraft Deliveries. The Buyer shall provide no less than [***]notice when requesting a change to such delivery schedule.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 3/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14A.4.4	It shall be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities’ needs for Technical Data. Reasonable quantities of such Technical Data shall be supplied by the Seller [***] at the Buyer’s named place of destination.

14A.5	Revision Service

Unless otherwise specifically stated, revision service for the Technical Data shall be provided [***] (the “Revision Service Period”).

Thereafter revision service shall be provided in accordance with the terms and conditions set forth in the Seller’s then current Customer Services Catalog.

Mandatory changes shall be incorporated into the Technical Publications [***].

14A.6	Service Bulletins (SB) Incorporation

During the Revision Service Period and upon the Buyer’s request for incorporation of Seller Service Bulletin information into the Technical Data, which shall be made within two years after issuance of the applicable Service Bulletin, such information shall be incorporated into the Technical Data for the Buyer’s Aircraft after formal notification by the Buyer of its intention to accomplish a Service Bulletin. The split effectivity for the corresponding Service Bulletin shall remain in the Technical Data until notification from the Buyer that embodiment has been completed on all of the Buyer’s Aircraft. The foregoing is applicable for Technical Data relating to maintenance only. For operational Technical Data either the pre or post Service Bulletin status shall be shown.

14A.7	Technical Data Familiarization

Upon request by the Buyer, the Seller [***].

14A.8	Customer Originated Changes (COC)

In the event of the Buyer wishing to introduce Buyer originated data (hereinafter “COC Data”) into any of the customized Technical Data that are identified as eligible for such incorporation in the Seller’s then current Customer Services Catalog, the Buyer shall notify the Seller of such intention.

The incorporation of any COC Data as aforesaid shall be perfomed under the methods and tools for achieving such introduction and the conditions specified in the Seller’s then current Customer Services Catalog.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 4/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14A.9	AirN@v Services

14A.9.1	The Technical Data listed herebelow shall be provided through an advanced consultation tool (hereinafter referred to as “AirN@v Services”). The affected Technical Data are the following:

- AirN@v/Maintenance:

-Aircraft Maintenance Manual,

-Illustrated Parts Catalog (Airframe/ Powerplant),

-Trouble Shooting Manual,

-Aircraft Schematics Manual,

-Aircraft Wiring Lists,

-Aircraft Wiring Manual,

-Electrical Standard Practices Manual.

- AirN@v/Associated Data:

-Consumable Material List,

-Standards Manual.

- AirN@v/Engineering

14A.9.2	The licencing conditions for the use of AiN@v Services shall be as set forth in Part 1 of Exhibit I to the Agreement, “Licence for Use of Software”.

14A.9.3	The licence to use AirN@v Services as described above [***]. At the end of such Revision Service Period, the yearly revision service for AirN@v Services based products and the associated licence fee shall be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

14A.10	On-Line Technical Data

14A.10.1	The Technical Data defined in Exhibit “G” as being provided on-line shall be made available to the Buyer through the Secure Area of the Airbus customer portal Airbus|World (“Airbus|World”), as further described in Part 2 of Exhibit I to the Agreement.

14A.10.2	Such provision [***] for such Technical Data in accordance with Clause 14A.5.

14A.10.3	Access to the Secure Area shall be subject to the “General Terms and Conditions of Access to and Use of the Secure Area of Airbus|World” (hereinafter the “GTC”), as set forth in Part 4 of Exhibit I to this Agreement.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 5/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14A.10.4	The list of the Technical Data provided on-line may be extended from time to time.

For any Technical Data which is or becomes available on-line, the Seller reserves the right to suppress other formats for the concerned Technical Data.

14A.10.5	Access to the Secure Area [***] of the Buyer’s users (including one Buyer Administrator) for the Technical Data related to the Aircraft which shall be operated by the Buyer.

14A.10.6	For the sake of clarification, it is hereby specified that Technical Data accessed through the Secure Area - which access shall be covered by the terms and conditions set forth in the GTC – shall remain subject to the conditions of this Clause 14A.

In addition, should the Secure Area provide access to Technical Data in software format, the use of such software shall be further subject to the conditions of Part 1 of Exhibit I to the Agreement.

14A.11	Warranties

14A.11.1	The Seller warrants that the Technical Data are prepared in accordance with the state of art at the date of their conception. Should any Technical Data prepared by the Seller contain error, omission, non-conformity or defect, the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to correct such Technical Data. Notwithstanding the above, no warranties of any kind shall be given for the Customer Originated Changes, as set forth in Clause 14A.8.

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 14A ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY TECHNICAL DATA OR SERVICES DELIVERED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.	ANY WARRANTY AGAINST HIDDEN DEFECTS;

B.	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

C.	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

D.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

E.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES;

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 6/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS CLAUSE 14A.11, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS AND SUBCONTRACTORS, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

14A.12	Proprietary Rights

14A.12.1	All proprietary rights, including but not limited to patent, design and copyrights, relating to Technical Data shall remain with the Seller and/or its Affiliates as the case may be.

These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14A.12.2	Whenever this Agreement and/or any Technical Data provides for manufacturing by the Buyer, the consent given by the Seller shall not be construed as express or implicit approval howsoever neither of the Buyer nor of the manufactured products. The supply of the Technical Data shall not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof or spare part.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 7/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14B	SOFTWARE SERVICES

14B.1	Performance Engineer’s Program

14B.1.1	In addition to the standard operational Technical Data provided under Clause 14A, the Seller shall provide to the Buyer the Performance Engineer’s Programs (“PEP”) for the Aircraft type covered under this Agreement. Such PEP is composed of software components and databases and its use is subject to the licence conditions set forth in Part 1 of Exhibit I to the Agreement, “Licence for Use of Software”.

14B.1.2	Use of the PEP shall be limited to [***] for the purpose of computing performance engineering data. The PEP is intended for use on ground only and shall not be embarked on board the Aircraft.

14B.1.3	The licence to use the PEP and the revision service shall be provided [***] covered under this Agreement (the “PEP Revision Service Period”).

At the end of such PEP Revision Service Period, the above shall be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 8/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

14.C	GENERAL PROVISIONS

14C.1	Future Developments

The Seller continuously monitors technological developments and applies them to data, document and information systems’ production and methods of transmission.

The Seller shall inform the Buyer in due time of such new developments and their application and of the date by which the same shall be implemented by the Seller.

14C.2	Confidentiality

14C.2.1	This Clause, the Technical Data, the Software Services and their content are designated as confidential. All such Technical Data and Software Services are provided to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller , such consent not to be unreasonabley withheld or delayed, save as permitted therein or otherwise pursuant to any government or legal requirement imposed upon the Buyer or if such information falls into the public domain other than by unauthorized disclosure by the Buyer.

14C.2.2	In the event of the Seller having authorized the disclosure of any Technical Data or Software Services to third parties either under this Agreement or by an express prior written authorization, the Buyer hereby undertakes to cause such third party to agree to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed Technical Data or Software Services.

14C.2.3	Specifically, in the event of the Buyer intending to designate a maintenance and repair organization (MRO) to perform the maintenance of the Aircraft subject of this Agreement, the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the Software Services to the selected MRO and shall cause such MRO to enter into a confidentiality agreement with the Seller and, in the case of Software Services, appropriate licensing conditions, and to commit to use such Technical Data and Software Services solely for the purpose of maintaining the Buyer’s Aircraft.

14C.3	Transferability

Without prejudice to Clause 21.1, the Buyer’s rights under this Clause 14 shall not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent thereto, which shall not be unreasonably withheld.

Any unauthorized assignment, sale, transfer, novation or other alienation of the Buyer’s rights under this Clause 14 shall, as to the particular Aircraft involved, immediately void this Clause 14 in its entirety.

A320 / A330 PA – TAM – 11/2006

Clause 14 - Page 9/9

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

15	SELLER REPRESENTATIVES

15.1	Customer Support Director

The Seller shall [***] customer support manager based at the Seller’s main office to coordinate customer support matters between the Seller’s main office and the Buyer after signature of this Agreement [***].

15.2	Customer Services Representatives

15.2.1	The Seller shall provide [***] the services of Seller customer services representatives (“Seller’s Representatives”) acting in an advisory capacity as defined in Appendix A of this Clause 15.

15.2.2	In the event of a need for non-routine technical assistance, the Buyer shall have non-exclusive access to the Seller’s Representatives closest to the Buyer’s main base after the end of the assignment of the Seller’s Representatives referred to in Appendix A of this Clause 15. A list of the contacts for the Seller’s Representatives closest to the Buyer’s main base shall be provided to the Buyer.

15.2.3	The Seller shall cause similar services to be provided by competent representatives of the Engines Manufacturer and by Supplier representatives when reasonably necessary and applicable.

15.2.4	The Seller shall provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance. Such accounting shall be deemed as final and acceptable to the Buyer unless the Seller receives written objection from the Buyer within [***] of receipt of such accounting.

15.2.5	If requested by the Buyer, Seller Representative services exceeding the allocation specified in Appendix A of this Clause 15 may be provided by the Seller subject to terms and conditions to be mutually agreed.

15.3	Buyer’s Service

15.3.1	From the date of arrival of the first of the Seller’s Representatives and for the duration of the assignment, the Buyer shall provide [***] a suitable lockable office, conveniently located with respect to the Buyer’s maintenance facilities, with complete office furniture and equipment including telephone and facsimile connections for the sole use of the Seller’s Representatives.

Should the Buyer already provide such facilities through another Purchase Agreement with the Seller, the above Buyer’s service may not be provided if they do not appear necessary.

15.3.2	The Buyer shall [***], to and from their place of assignment and TOULOUSE, FRANCE.

15.3.3	The Buyer shall also provide [***] air transportation, confirmed reservations for the annual vacation of the persons mentioned in sub-Clause 15.2.1 above to and from their place of assignment and the airport on the Buyer’s network nearest to TOULOUSE, FRANCE.

A320 / A330 PA – TAM – 11/2006

Clause 15 - 1/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

15.3.4	Should the Buyer request any of the Seller’s Representatives referred to in Clause 15.2 above, to travel on business to a city other than his usual place of assignment, the Buyer shall be responsible for all related transportation costs and expenses.

15.3.5	The Buyer shall assist the Seller to obtain from the civil authorities of the Buyer’s country those documents which are necessary to permit the Seller’s Representatives to live and work in the Buyer’s country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any obligation to the Buyer under the provisions of Clause 15.2.

15.4	Withdrawal of the Seller’s Representatives

The Seller shall have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise which are in the Seller’s opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.5	Seller’s Representatives’ Status

In providing the above technical services, the Seller’s Representatives and other employees are deemed to be acting in an advisory capacity only and at no time shall they be deemed to act as Buyer’s employees or agents, either directly or indirectly.

15.6	Indemnities

INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

A320 / A330 PA – TAM – 11/2006

Clause 15 - 2/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX A TO CLAUSE 15

SELLER REPRESENTATIVE ALLOCATION

The Seller Representative allocation that is provided to the Buyer pursuant to Clause 15.2 is defined hereunder.

1	The Buyer shall be provided a total of [***] of Seller Representative services at the Buyer’s main base or at other locations to be mutually agreed.

2	For clarification, such Seller Representatives’ services shall include initial Aircraft Entry Into Service (EIS) assistance and sustaining support services.

3	The number of the Seller’s Representatives assigned to the Buyer at any one time shall be mutually agreed, but at no time shall it exceed [***] men.

4	Absence of an assigned Seller’s Representative during normal statutory vacation periods are covered by the Seller’s Representatives as defined in Clause 15.2.2 and as such are accounted against the total allocation provided in item 1 above.

A320 / A330 PA – TAM – 11/2006

Clause 15 - 3/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16	TRAINING AND TRAINING AIDS

16.1	General

This Clause 16 covers the terms and conditions for the supply of training and training aids for the Buyer’s personnel to support the Aircraft operation.

16.2	Scope

16.2.1	The range and quantity of training and training aids to be provided [***] under this Agreement are covered in Appendix A to this Clause 16.

16.2.2.1	With respect to Maintenance Training, training courses shall be provided [***].

16.2.2.2	With respect to Flight Operations Training, the quantity of training allocated to each Aircraft shall be provided up to [***].

16.2.3	In the event that the Buyer should use none or only part of the training or training aids to be provided pursuant to this Clause 16, no compensation or credit of any sort shall be provided.

16.3	Training Organisation / Location

16.3.1	The Seller shall provide training at its training center in Blagnac, France, or in Hamburg, Germany (each the “Seller’s Training Center”) or one of its affiliated training centers in Miami, U.S.A., or any other future Seller’s training center in Europe or the Americas (the “Affiliated Training Centers”).

16.3.2	In the event of the non-availability of facilities or scheduling imperatives making training by the Seller impractical, the Seller shall make arrangements for the provision to the Buyer of such training support elsewhere.

16.3.3.1	Upon the Buyer’s request, the Seller may also provide certain training at a location other than the Seller’s Training Centers or Affiliated Training Centers, including one of the Buyer’s bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In this event, all additional charges listed in Clause 16.6.2 shall be borne by the Buyer.

16.3.3.2	If the training as set forth in Clause 16.3.3.1 above is either an Airbus EASA – Part 147 (for maintenance training) or a Type Rating Training Organisation (TRTO) (for flight operation training) approved course, the Buyer shall provide access to its training facilities to the Seller’s and the relevant Aviation Authorities’ representatives for the necessary approval of such facilities for the training.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 1/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.4	Training Courses

16.4.1	Training courses, as well as the minimum and maximum numbers of trainees per course provided for the Buyer’s personnel, are defined in the applicable brochure describing the various Seller’s training courses (the “Seller’s Training Course Catalog”) and shall be scheduled as mutually agreed upon during a training conference (“the Training Conference”) to be held between [***] of the first Aircraft.

16.4.2	When training is performed by the Seller:

(i)	Training courses shall be the Seller’s standard courses as described in the applicable Seller’s Training Course Catalog valid at the time of the execution of the course. The Seller shall be responsible for all training course syllabi, training aids and training equipment necessary for the organisation of the training courses; however, for the purpose of performing training, training equipment does not include aircraft;

(ii)	The equipment used for training of flight and maintenance personnel shall not be fully customised, however such equipment and the training curricula used for training of flight and/or maintenance personnel shall be configured in order to obtain the relevant Aviation Authorities’ approval and to support the Seller’s training programs. Training data and documentation shall not be revised;

(iii)	Training data and documentation for trainees receiving the training at the Seller’s Training Centers or Affiliated Training Centers shall be [***]. Training data and documentation shall be marked “FOR TRAINING ONLY” and as such are supplied for the sole and express purpose of training;

(iv)	Upon the Buyer’s request, the Seller shall collect and pack for consolidated shipment to the Buyer’s facility, all training data and documentation of the Buyer’s trainees attending training at the Seller’s Training Centers or Affiliated Training Centers [***] to the Buyer;

The above shipment shall be delivered Free Carrier (“FCA”) to the airport closest to the location at which the training actually takes place, as the term Free Carrier (“FCA”) is defined by publication N° 560 of the International Chamber of Commerce published in January 2000. Title to and risk of loss of said shipment shall pass to the Buyer upon delivery.

16.4.3	When the Seller’s training courses are provided by the Seller’s instructors, the Seller shall deliver a Certificate of Recognition, a Certificate of Course Completion or an Attestation, as applicable, at the end of any such training course. Any such certificate shall not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

In the event of the training courses being provided by a training provider selected by the Seller, the Seller shall cause such training provider to deliver a Certificate of

A320 / A330 PA – TAM – 11/2006

Clause 16 - 2/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Recognition, a Certificate of Course Completion or an Attestation, as applicable, at the end of any such training course. Any such certificate shall not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

16.4.4	In the event of the Buyer deciding to cancel or re-schedule a training course, if the cancellation is notified [***] prior to the training, a cancellation charge of [***] of Airbus Customer Services Catalogue price shall be applied.

16.5	Prerequisites and Conditions

16.5.1	Training shall be conducted in English and all training aids are written in English using common aeronautical terminology. Trainees shall have the prerequisite knowledge and experience defined in Appendix “B” to this Clause 16.

The Buyer hereby acknowledges that the Seller’s training courses are “Standard Transition Training Courses” and not “Ab Initio Training Courses”.

The Buyer shall be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.5.2.1	The Buyer shall provide the Seller with an attendance list of the trainees for each course with the validated qualification of each trainee. The Seller reserves the right to check the trainees’ proficiency and previous professional experience. The Seller shall in no case warrant or otherwise be held liable for any trainee’s performance as a result of any training provided.

16.5.2.2	The Buyer shall further return to the Seller the “Airbus Pre-Training Survey” or the “Maintenance Training Survey”, as applicable, detailing the trainees’ associated background at the latest [***] before the start of the training course.

16.5.2.3	In the event of the Buyer having to make a change to the trainees attendance list within [***] period the Buyer shall immediately inform the Seller thereof and send to the Seller an updated Airbus Pre-Training Survey or Maintenance Training Survey reflecting such change.

16.5.3	Upon the Buyer’s request, the Seller may be consulted to direct the above mentioned trainee(s) through a relevant entry level training program, which shall be at the Buyer’s charge, and, if necessary, to coordinate with competent outside organisations for this purpose. Such consultation shall be held during the Training Conference.

In the event of the Seller determining that a trainee lacks the required entry level, following consultation with the Buyer, such trainee shall be withdrawn from the program.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 3/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.6	Logistics

16.6.1	Trainees

16.6.1.1	The Seller shall provide at [***] rental cars for transportation of the Flight Crew (one car per Flight Crew) for local transportation to the Seller’s Training Centers or Affiliated Training Centers.

16.6.1.2	The Seller shall provide [***], rental cars for transportation of the maintenance trainees ([***]) for local transportation to the Seller’s Training Centers or Affiliated Training Centers.

16.6.1.2	Living and travel expenses for the Buyer’s trainees shall be borne by the Buyer.

16.6.2	Training at External Location - Seller’s Instructors

In the event of training being provided at an external location specifically at the Seller’s request, the conditions relative to expenses shall be the same as those which would have been applicable if the training had been provided at the Seller’s Training Centers or Affiliated Training Centers.

In the event of training being provided by the Seller’s instructors at any location other than the Seller’s Training Centers or Affiliated Training Centers at the Buyer’s request or as otherwise detailed in this Clause 16, [***].

16.6.2.1	Living Expenses

Such expenses, covering the entire period from day of departure from to day of return to the Seller’s base, shall include but shall not be limited to lodging, food and local transportation to and from the place of lodging and the training course location. The Buyer [***].

16.6.2.2	Air Travel

The Buyer shall [***].

16.6.2.3	Training Material

The Buyer shall [***].

16.6.2.4	Transportation

The Buyer shall be solely liable for any and all delay in the performance of the training outside of the Seller’s or the Seller’s Affiliated Training Centers associated with any transportation described in this Clause 16.6.

16.6.3	Training Equipment Availability - Training at External Location

Training equipment necessary for course performance at any course location other than the Seller’s Training Centers or Affiliated Training Centers or the facilities of the training provider selected by the Seller shall be provided by the Buyer in accordance with the Seller’s specifications.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 4/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.7	Flight Operations Training

16.7.1	Flight Crew Training Course

16.7.1.1	The Seller shall perform a flight crew training course program (standard transition course or a cross crew qualification program as applicable) for the Buyer’s flight crews, each of which shall consist of [***], as defined in Appendix A to this Clause 16. The training manual used shall be the Seller’s Flight Crew Operating Manual (FCOM), except for base Flight training, for which the Buyer’s customized FCOM shall be used.

16.7.1.2	Base Flight Training

16.7.1.2.1	The Buyer shall use its delivered Aircraft, or any other aircraft operated by the Buyer, for any base flight training, which shall not exceed [***] per pilot, according to the related Airbus training course definition.

16.7.1.2.2	In the event of it being necessary to ferry the Buyer’s delivered Aircraft to the location where the base flight training shall take place, the additional flight time required for the ferry flight to and/or from the base training field shall not be deducted from the base flight training allowance.

However, if the base flight training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the base flight training shall take place shall be performed by a crew composed of the Seller’s and/or the Buyer’s qualified pilots, in accordance with the Aviation Authorities’ regulations related to the place of performance of the base flight training.

16.7.2	Flight Crew Line Initial Operating Experience

16.7.2.1	To assist the Buyer with initial operating experience after Delivery of the first Aircraft, the Seller shall provide to the Buyer pilot instructor(s) as defined in Appendix A to this Clause 16.

16.7.2.2	The Buyer shall reimburse the expenses for each such instructor in accordance with Clause 16.6.2. Additional pilot instructors can be provided at the Buyer’s expense and upon conditions to be mutually agreed upon.

16.7.3	Instructor Cabin Attendants’ Familiarization Course

The Seller shall provide instructor cabin attendants’ course(s) to the Buyer’s cabin attendants, as defined in Appendix A to this Clause 16, at one of the locations defined in Clause 16.3.1.

The instructor cabin attendants’ course, when incorporating the features of the Buyer’s Aircraft, can be given at the earliest [***].

A320 / A330 PA – TAM – 11/2006

Clause 16 - 5/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.7.4	Performance / Operations Course

The Seller shall provide performance/operations training for the Buyer’s personnel as defined in Appendix A to this Clause 16.

The available courses are listed in the Seller’s applicable Training Courses Catalog.

16.7.5	Transition Type Rating Instructor (TRI) Course

The Seller shall provide transition type rating instructor (TRI) training for the Buyer’s flight crew instructors as defined in Appendix A to this Clause 16.

This course provides the Buyer’s instructors with the training in flight instruction and synthetic instruction required to instruct on Airbus aircraft.

16.7.6	During any and all flights performed in accordance with this Clause 16.7, the Buyer shall bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.12.

16.8	Maintenance Training

The Seller shall provide maintenance training for the Buyer’s ground personnel as defined in Appendix A to this Clause 16.

The available courses are listed in the Seller’s applicable Training Courses Catalog.

The Buyer shall provide the Seller with an attendance list of trainees at the latest [***] before the start of the training course.

The practical training provided in the frame of maintenance training is performed exclusively on the training devices in use in the Seller’s Training Centers or Affiliated Training Centers.

In the event of practical training on aircraft being requested by the Buyer, such practical training can be organized with the assistance of the Seller, in accordance with Clause 16.8.1 hereunder.

16.8.1	Practical Training on Aircraft

If the practical training does not need to be covered by an EASA – Part 147 (or equivalent) certificate, the Seller may assist the Buyer in organizing such practical training on aircraft, at the Buyer’s expense.

In the event of the Buyer requiring a full EASA – Part 147 certificate from the Seller, the practical training on aircraft shall be conducted by the Seller, at the Buyer’s expense, in a EASA - Part 145 facility approved and selected by the Seller.

In the event of the Buyer requiring such practical training to be conducted at the Buyer’s EASA – Part 145 (or equivalent) approved facilities, such training shall be subject to prior approval by the Seller of the facilities at which the training is to be conducted.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 6/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

The provision of an instructor by the Seller for the practical training shall be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 3.2 thereof.

The Buyer shall reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2.

16.8.2	Line Maintenance Initial Operating Experience Training

In order to assist the Buyer during the entry into service of the Aircraft, the Seller shall provide to the Buyer maintenance instructor(s) at the Buyer’s base as defined in Appendix A to this Clause 16.

16.8.2.1	This line maintenance training shall cover training in handling and servicing of Aircraft, flight crew / maintenance coordination, use of Technical Data and any other activities that may be deemed necessary after Delivery of the first Aircraft.

16.8.2.2	The Buyer shall [***] the expenses for said instructor(s) in accordance with Clause 16.6.2. Additional maintenance instructors can be provided at the Buyer’s expense.

16.9	Supplier and Propulsion System Manufacturer Training

The Seller shall ensure that all major Suppliers and the Engine Manufacturer will provide maintenance and overhaul training on their products at appropriate times. Upon the Buyer’s request, the Seller shall provide to the Buyer the list of the maintenance and overhaul training courses (the “Supplier Training Catalog”) provided by major Suppliers and the applicable Engines Manufacturer on their products.

16.10	Training Aids for the Buyer’s Training Organisation

16.10.1	The Seller shall provide to the Buyer training aids, including the Airbus Computer Based Training (Airbus CBT), as used in the Seller’s Training Centers, and the Virtual Aircraft (Walk around and Component Location), free of charge as defined in Appendix A to this Clause 16.

The Airbus CBT and training aids supplied to the Buyer shall be similar to those used in the Seller’s Training Centers for the training provided for the Buyer. The Airbus CBT and Virtual Aircraft in use at the Seller’s Training Centers are revised on a regular basis and such revision shall be provided to the Buyer during the period when training courses provided under Appendix A of this Clause 16 are performed for the Buyer or [***].

16.10.2	Delivery

16.10.2.1	The Seller shall deliver to the Buyer the Airbus CBT and training aids, as defined in Appendix A to this Clause 16, at a date to be mutually agreed during the Training Conference.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 7/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.10.2.2	The items supplied to the Buyer pursuant to Clause 16.10.1 shall be delivered FCA Toulouse, Blagnac Airport. Title to and risk of loss of said items shall pass to the Buyer upon delivery.

16.10.2.3	All costs related to transportation and insurance of said items from the FCA point to the Buyer’s facilities shall be at the Buyer’s expense.

16.10.3	Installation of the Airbus CBT

16.10.3.1.1	Before the initial delivery of the Airbus CBT, as defined in Appendix A hereto, the Seller shall provide to up to [***] of the Buyer, at the Buyer’s facilities, the Airbus CBT Administrator Course, as defined in Appendix C hereto.

To conduct the course, the workstations and/or “Servers”, as applicable, shall be ready for use and shall comply with the latest “Airbus CBT Workstation Technical Specification” or “Airbus CBT Server Technical Specification”, as applicable (collectively “the Airbus CBT Technical Specification”).

16.10.3.1.2	The Airbus CBT shall be installed by the Buyer’s personnel, who shall have followed the Airbus CBT Administrator Course. The Seller shall be held harmless from any injury to person and/or damage to property caused by or in any way connected with the handling and/or installation of the Airbus CBT by the Buyer’s personnel.

16.10.3.2	Upon the Buyer’s request and subject to conditions to be quoted by the Seller, the Seller may assist the Buyer with the initial installation of the Airbus CBT at the Buyer’s facilities. Such assistance shall follow notification in writing that the various components, which shall be in accordance with the specifications defined in the Airbus CBT Technical Specification, are ready for installation and available at the Buyer’s facilities.

16.10.3.3	The Buyer shall reimburse the expenses in accordance with Clause 16.6.2, for the Seller’s personnel required at the Buyer’s facilities to conduct the Airbus CBT Administrator Course and/or provide installation assistance.

16.10.4	Licences

16.10.4.1	Airbus CBT License

16.10.4.1.1	The Seller shall grant the Buyer a Licence to use the Airbus CBT, under conditions defined in Appendix C to this Clause 16.

16.10.4.1.2	Supply of sets of CBT Courseware, as defined in Appendix C, and additional to those indicated in Appendix A, as well as any extension to the Licence of such CBT Courseware, shall be subject to terms and conditions to be mutually agreed.

16.10.4.2	Virtual Aircraft License

16.10.4.2.1	The Seller shall grant the Buyer a Licence to use the Virtual Aircraft, under conditions defined in Appendix C to this Clause 16. For the purpose of such Licence, the term “Airbus CBT” as used in such License shall mean the “Virtual Aircraft”.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 8/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

16.10.4.2.2	Supply of sets of Virtual Aircraft Software, as defined in Appendix C, and additional to those indicated in Appendix A, as well as any extension to the Licence of such Virtual Aircraft Software, shall be subject to terms and conditions to be mutually agreed.

16.10.5	The Seller shall not be responsible for and hereby disclaims any and all liabilities resulting from or in connection with the use by the Buyer of the Airbus CBT, the Virtual Aircraft and any other training aids provided under this Clause 16.10.

16.11	Proprietary Rights

The Seller’s training data and documentation, Airbus CBT, Virtual Aircraft and training aids are proprietary to the Seller and/or its Affiliates and/or its suppliers and the Buyer agrees not to disclose the content of the courseware or any information or documentation provided by the Seller in relation to training, in whole or in part, to any third party without the prior written consent of the Seller.

16.12	Indemnities and Insurance

INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

THE BUYER WILL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 9/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX A TO CLAUSE 16

APPENDIX “A” TO CLAUSE 16

TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for the whole of the Buyer’s fleet of [***] A319/A320/A321 Aircraft and [***] A330-200 Aircraft, unless otherwise specified.

1.	FLIGHT OPERATIONS TRAINING

1.1	Flight Crew Training (standard transition course or cross crew qualification (CCQ) as applicable)

The Seller shall provide flight crew training (standard transition course or CCQ as applicable) [***]

(i)	For the A319/A320/A321 Aircraft:	[***] of the Buyer’s flight crews
(ii)	For the A330-200 Aircraft:	[***] of the Buyer’s flight crews

per firmly ordered Aircraft, for the A330-200 Aircraft such allocation is subject to a minimum of [***] of the Flight Crews selected by the Buyer for this training being A330/A320 family aircraft type rated.

1.2	Flight Crew Line Initial Operating Experience

The Seller shall provide to the Buyer pilot instructor(s) [***] for a period of

(i)	For the A319/A320/A321 Aircraft:	[***] pilot instructor months
(ii)	For the A330-200 Aircraft:	[***] pilot instructor months.

1.2.1	The maximum number of pilot instructors present at any one time shall be limited to [***] pilot instructors.

1.3	Instructor Cabin Attendants’ Familiarization Course

The Seller shall provide to the Buyer instructor cabin attendants’ training [***] for

(i)	For the A319/A320/A321 Aircraft:	[***]
(ii)	For the A330-200 Aircraft:	[***]

of the Buyer’s instructor cabin attendants.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 10/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX A TO CLAUSE 16

1.4	Performance / Operations Course(s)

1.4.1	The Seller shall provide to the Buyer

(i)	For the A319/A320/A321 Aircraft:	[***]
(ii)	For the A330-200 Aircraft:	[***]

trainee days of performance / operations training [***] for the Buyer’s personnel.

1.4.2	The above trainee days shall be used solely for the performance/operations training courses as defined in the Seller’s applicable Training Course Catalog.

1.5	Transition Type Rating Instructor (TRI) course

The Seller shall provide to the Buyer transition type rating instructor training (transition or CCQ, as applicable) free of charge for

(i)	For the A319/A320/A321 Aircraft:	[***]
(ii)	For the A330-200 Aircraft:	[***]

of the Buyer’s flight instructors.

2	MAINTENANCE TRAINING

2.1	Maintenance Training Courses

2.1.1	The Seller shall provide to the Buyer

(i)	for the A319/A320/A321 Aircraft:	[***]
(ii)	for the A330-200 Aircraft :	[***]

trainee days of maintenance training (for a total of [***] maintenance trainee days) [***] for the Buyer’s personnel.

2.1.2	The above trainee days shall be used solely for the Maintenance training courses as defined in the Seller’s applicable Training Courses Catalog.

2.1.3	Within the trainee days allowance in Paragraph 2.1.1 above, the number of Engine Run-up courses shall be limited to [***] in total.

2.2	Line Maintenance Initial Operating Experience Training

The Seller shall provide to the Buyer [***] maintenance instructor(s) at the Buyer’s base [***] for

(i)	For the A319/A320/A321 Aircraft:	[***] each
(ii)	For the A330-200 Aircraft:	[***] each

up to the “A” check.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 11/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX A TO CLAUSE 16

3	TRAINEE DAYS ACCOUNTING

Trainee days are counted as follows:

3.1	For instruction at the Seller’s Training Centers or Affiliated Training Centers : [***]. The number of trainees originally registered at the beginning of the course shall be counted as the number of trainees to have taken the course.

3.2	For instruction outside of the Seller’s Training Centers or Affiliated Training Centers : [***].

3.3	For practical training, [***].

3.4	In the event of training being provided outside of the Seller’s Training Centers or Affiliated Training Centers specifically at the Seller’s request, Paragraph 3.1 hereabove shall be applicable to the trainee days accounting for such training.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 12/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX A TO CLAUSE 16

4	TRAINING AIDS FOR BUYER’S TRAINING ORGANISATION

[***]

A320 / A330 PA – TAM – 11/2006

Clause 16 - 13/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX B TO CLAUSE 16

APPENDIX “B” TO CLAUSE 16

MINIMUM RECOMMENDED QUALIFICATION

IN RELATION TO TRAINING REQUIREMENTS

The prerequisites listed below are the minimum recommended requirements specified for Airbus training. If the appropriate Aviation Authorities or the specific airline policy of the trainee demand greater or additional requirements, they shall apply as prerequisites.

FLIGHT CREW Standard Transition Courses

Captain prerequisites:

•	Previously qualified on JAR/FAR/CS 25 aircraft and commercial operations

•	Valid and Current Airline Transport Pilot License (ATPLY)

•	Previous command experience

•	Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

•	Jet experience

•	Flight time :

-	1 500 hours as pilot

-	1 000 hours on JAR/FAR/CS 25 aircraft

-	200 hours experience as airline, corporate or military transport pilot

First Officer prerequisites:

•	Previously qualified on JAR/FAR/CS 25 aircraft and commercial operations

•	Aircraft and commercial operations valid and current CPL (Commercial pilot license) with Instrument rating,

•	Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

•	Jet experience

•	Flight time :

-	500 hours as pilot

-	300 hours on JAR/FAR/CS 25 aircraft

-	200 hours experience as airline, corporate or military transport pilot

If the Trainee does not speak English or is not fluent enough to follow the Standard Transition course, he shall follow the Adapted language transition and provide a translator as indicated by the Seller.

If no Jet experience, both CAPTAIN and/or FIRST OFFICER must follow before entering the transition course, a dedicated “Jet Familiarization entry level course”. Such course(s), if required, shall be at the Buyer’s expense.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 14/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX B TO CLAUSE 16

First type rating course

This course is designed for Ab initio pilots who do not hold an aircraft type rating on their pilot license

Pilot prerequisites

•	Valid and current CPL (commercial pilot license)

•	Valid and current Instrument Rating on multi engine aircraft

•	APTLY written examination

•	Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

•	Flight experience:

-	220 hours as pilot

-	100 hours as pilot in command (PIC)

-	25 hours on multi engine aircraft (up to 10 hours can be completed in a simulator)

In addition to the above conditions and in accordance to the JAR Flight Crew Licensing (FCL) and the Airbus Training Policy, a pilot applying for a first type rating must have followed either an approved JAR Multi Crew Cooperation (MCC) program or regulatory equivalent or the “Airbus Entry Level Training (ELT) program” (combined MCC and Jet familiarization course). Such course, if required, shall be at the Buyer’s expense.

CCQ additional prerequisites

In addition to the prerequisites set forth for the Flight Crew Standard Transition Course, both CAPTAIN and FIRST OFFICER must:

•	be qualified and current on the base aircraft type

•	have 150 hours minimum and 3 months minimum of operations on the base aircraft type.

TRI course additional prerequisites

In addition to the prerequisites set forth for the Flight Crew Standard Transition Course, it is the responsibility of the Buyer to:

-	select instructor candidate(s) with airmanship and behaviour corresponding to the role and responsibility of an airline instructor

-	designate instructor candidate(s) with the Airbus prerequisite, which corresponds to the JAR requirements (ref JAR – FCL 1 – Requirements/ Subparts H – Instructor rating (Aeroplane)

A320 / A330 PA – TAM – 11/2006

Clause 16 - 15/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX B TO CLAUSE 16

Performance and Operations personnel prerequisites

The Buyer’s performance and operations personnel shall be fluent in English (able to write, read and communicate at an adequately understandable level in English language).

All further detailed prerequisites shall be provided by the Seller to the Buyer during the Training Conference, depending on the type of training course(s) selected by the Buyer.

Maintenance Personnel prerequisites

•	Fluency in English (understanding of English (able to write, read and communicate at an adequately understandable level in English language) adequate to be able to follow the training (If this is not the case, the Buyer shall assign a minimum of one (1) translator for eight (8) trainees).

•	Technical experience in the line or/and base maintenance activity of commercial jet aircraft

Additional prerequisites for Aircraft Rigging Course

Qualification as line or line and base mechanic on one type of Airbus aircraft family

Additional prerequisites for Maintenance Initial Operating Experience

Qualification as line or line and base mechanic on the concerned Airbus aircraft type (for Course)

Maintenance Training Difference Courses additional prerequisites

In addition to the prerequisites set forth for Maintenance Personnel, the personnel shall be current and operating on the base aircraft

A320 / A330 PA – TAM – 11/2006

Clause 16 - 16/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX C TO CLAUSE 16

LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING

A320 / A330 PA – TAM – 11/2006

Clause 16 - 17/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX C TO CLAUSE 16

LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING (AIRBUS CBT)

1	DEFINITIONS

1.1	For the purpose of this Appendix C to Clause 16, the following definitions shall apply:

1.1.1	“Airbus CBT” means the combination of the Airbus CBT Software and the Airbus CBT Courseware.

1.1.2	“Airbus CBT Courseware” means the programmed instructions that provide flight crew and maintenance training.

1.1.3	“Airbus CBT Software” means the system software that permits the use of the Airbus CBT Courseware.

1.1.4	“Student / Instructor Mode” means the mode that allows the Buyer to run the Airbus CBT Courseware.

1.1.5	“Airbus CBT Administrator Course” means the training enabling the Buyer to load and use the Airbus CBT either on stand-alone workstations or in a Server mode.

1.1.6	“Network” means the group of the Buyer’s computers connected to each other through cables and allowing the transmission of data and instructions, which can be used by all of the Buyer’s computers so linked.

1.1.7	“Server” means the computer dedicated to the administration of a Network and on which the Airbus CBT is installed and can be reached through the Network.

1.1.8	“Technical Specification” means either the “Airbus CBT Workstation Technical Specification” or the “Airbus CBT Server Technical Specification”, as applicable.

1.1.9	“Intranet” means the Buyer’s private and local Network using the same technical protocols as internet but which is not open to public connection.

1.1.10	“Extranet” means the network constituted of an external Intranet, allowing communication between the Buyer and certain defined external entities.

1.1.11	“User Guide” means the documentation, which may be in electronic format, designed to assist the Buyer to use the Airbus CBT.

1.2	Capitalised terms used herein and not otherwise defined in this Airbus CBT Licence shall have the meaning assigned thereto in the Agreement.

1.3	Any and all hardware required for the operation of the Airbus CBT is not part of the Airbus CBT and shall be procured under the sole responsibility of the Buyer. The Seller shall not be responsible for any incompatibility of such hardware with the Airbus CBT.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 18/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX C TO CLAUSE 16

2	GRANT

The Seller grants the Buyer the right, pursuant to the terms and conditions herein, to use the Airbus CBT for the Term of this licence (“Airbus CBT Licence”).

3	COPIES

Use of the Airbus CBT is limited to the number of copies delivered by the Seller to the Buyer and to the medium on which the Airbus CBT is delivered. No reproduction shall be made without the prior written consent of the Seller. Notwithstanding the above, specific rights as detailed hereafter shall be granted for respectively the Airbus CBT Software and the Airbus CBT Courseware.

3.1	Airbus CBT Software

The Buyer shall be permitted to copy the Airbus CBT Software for back-up and archiving purposes and for loading of the Airbus CBT Software exclusively on the Buyer’s workstations or Server, as applicable. In such cases, the Buyer shall advise the Seller in writing of the number of any copies made. Any other copy for any other purpose is strictly prohibited.

3.2	Airbus CBT Courseware

The Buyer shall be permitted to copy the Airbus CBT Courseware for the sole purpose of internal training of the Buyer’s personnel, explicitly such copies shall be used by the Buyer’s employees only on their laptops for training purposes.

In such cases, the Buyer shall advise the Seller in writing of the number of copies made and shall cause its employees to strictly comply with the conditions of use and the confidentiality provisions of this Airbus CBT Licence. In particular, the Buyer’s employees shall agree to use such copy for training purposes only and to make no additional copy. The Buyer shall further ensure that any copy provided to an employee is returned to the Buyer either upon request by the Buyer or upon termination of the employment of the employee. Any other copy for any other purpose is strictly prohibited.

3.3	Any copy made by the Buyer shall be performed under the sole responsibility of the Buyer The Buyer agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Buyer makes of the Airbus CBT Software or the Airbus CBT Courseware. The Seller shall not provide revision service for any copies made.

4	TERM

[***]

A320 / A330 PA – TAM – 11/2006

Clause 16 - 19/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX TO C TO CLAUSE 16

5	PERSONAL ON-SITE LICENCE

The sole right granted to the Buyer under this Airbus CBT Licence is the right to use the Airbus CBT. The Airbus CBT Licence is personal to the Buyer, for its own internal use, and is non-transferable and non-exclusive.

6	CONDITIONS OF USE

6.1	The Buyer shall:

–	use its best reasonable endeavours to maintain the Airbus CBT and the relating documentation in good working condition, in order to ensure the correct operation thereof;

–	use the Airbus CBT in accordance with such documentation and the User Guide, and ensure that the staff using the Airbus CBT have received the appropriate training;

–	use the Airbus CBT exclusively in the technical environment defined in the Technical Specification, except as otherwise agreed in writing between the parties;

–	use the Airbus CBT for its own internal needs and on its Network (except if the Seller has consented to other usages), when technically possible, only and exclusively on the machine referenced and the site declared;

–	not transmit the Airbus CBT electronically by any means, nor use the Airbus CBT on either the internet, Intranet or Extranet;

–	not alter, reverse engineer, modify or adapt the Airbus CBT, or integrate all or part of the Airbus CBT in any manner whatsoever into another software product;

–	not correct the Airbus CBT, except that such correction right may exceptionally be granted to the Buyer by the Seller in writing;

–	not translate, disassemble or decompile the Airbus CBT Software or create a software product derived from the Airbus CBT Software;

–	not attempt to or authorise a third party to discover or re-write the Airbus CBT source codes in any manner whatsoever;

–	not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights provided in the Airbus CBT by the Seller;

–	not pledge, sell, distribute, grant, sub-license, lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilisation of the Airbus CBT, whether in whole or in part, for the benefit of a third party;

–	not permit any third party to use the Airbus CBT in any manner, including but not limited to, any outsourcing, loan, commercialisation of the Airbus CBT or commercialisation by merging the Airbus CBT into another software or adapting the Airbus CBT, without prior written consent from the Seller.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 20/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX C TO CLAUSE 16

The Seller shall be entitled, at no cost to the Buyer, subject to providing reasonable prior written notice thereof to the Buyer and provided the same will not interfere with the Buyer’s commercial operations, to come and verify in the Buyer’s facilities whether the conditions specified in this Airbus CBT License are respected. This shall not however commit the responsibility of the Seller in any way whatsoever.

6.2	Use of the Airbus CBT Software

Notwithstanding Clause 6.1 above, the Buyer shall use the Airbus CBT Software for the exclusive purpose of, for the student delivery mode:

(i)	rostering students for one or several courses syllabi in order to follow students’ progression,

(ii)	rearranging courses syllabi or creating new ones using available courseware modules.

However, the Seller disclaims any responsibility regarding any course(s) that may be modified or rearranged by the Buyer.

6.3	Use of the Airbus CBT Courseware

Notwithstanding Clause 5 above, the Buyer shall use the Airbus CBT Courseware for the exclusive purpose of performing training of its personnel, or of third party personnel contracted to perform maintenance work on the Buyer’s Aircraft on behalf of the Buyer. Such training shall be performed exclusively at the Buyer’s facility.

7	PROPRIETARY RIGHTS AND NON DISCLOSURE

The Airbus CBT Software and Airbus CBT Courseware, the copyrights and any and all other author rights, intellectual, commercial or industrial proprietary rights of whatever nature in the Airbus CBT Software and Airbus CBT Courseware are and shall remain with the Seller and/or its Affiliates or suppliers, as the case may be. The Airbus CBT Software and Airbus CBT Courseware and their contents are designated as confidential. The Buyer shall not take any commercial advantage by copy or presentation to third parties of the Airbus CBT Software, the documentation, the Airbus CBT Courseware, and/or any rearrangement, modification or copy thereof.

The Buyer acknowledges the Seller’s proprietary rights in the Airbus CBT and undertakes not to disclose the Airbus CBT Software or Airbus CBT Courseware or parts thereof or their contents to any third party without the prior written consent of the Seller. Insofar as it is necessary to disclose aspects of the Airbus CBT Software and Airbus CBT Courseware to the Buyer’s personnel, such disclosure is permitted only for the purpose for which the Airbus CBT Software and Airbus CBT Courseware are supplied to the Buyer under the present Airbus CBT Licence.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 21/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX C TO CLAUSE 16

8	WARRANTY

8.1	The Seller warrants that the Airbus CBT is prepared in accordance with the state of art at the date of its conception. Should the Airbus CBT be found to contain any non-conformity or defect, the Buyer shall promptly notify the Seller thereof and the sole and exclusive liability of the Seller under this Clause 8.1 shall be to correct the same at its own expense.

8.2	THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THE AIRBUS CBT LICENCE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, ITS SUPPLIERS AND/OR THEIR INSURERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE AIRBUS CBT DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS (GARANTIE DES VICES CACHES);

(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR THE AIRBUS CBT DELIVERED HEREUNDER.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE AIRBUS CBT DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 8.2, “THE SELLER” SHALL INCLUDE THE SELLER, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

A320 / A330 PA – TAM – 11/2006

Clause 16 - 22/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1	Equipment Supplier Product Support Agreements

17.1.1	The Seller has obtained enforceable and transferable product support agreements from Suppliers of Seller Furnished Equipment listed in the Specification.

17.1.2	These agreements are based on the “World Airlines Suppliers Guide” and include Supplier commitments as contained in the “Supplier Product Support Agreements” which include the following provisions:

17.1.2.1	Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts. Such technical data and manuals shall be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller shall recommend that software data, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual, such data shall be provided in compliance with the applicable ATA Specification.

17.1.2.2	Warranties and guarantees including standard warranties. In addition, landing gear Suppliers shall provide service life policies for selected structural landing gear elements.

17.1.2.3	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer’s instructors, shop and line service personnel.

17.1.2.4	Spares data in compliance with ATA 200/2000 Specification, initial provisioning recommendations, spare parts and logistic service including routine and expedited deliveries.

17.1.2.5	Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.2	Supplier Compliance

The Seller shall monitor Supplier compliance with support commitments defined in the Supplier Product Support Agreements and shall take remedial action together with the Buyer if necessary.

A320 / A330 PA – TAM – 11/2006

Clause 17 - 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

18	BUYER FURNISHED EQUIPMENT

18.1	Administration

18.1.1	[***], the Seller shall provide for the installation of those items of equipment which are identified in the Specification as being furnished by the Buyer (“Buyer Furnished Equipment” or “BFE”), provided that they are referred to in the Airbus BFE Catalog of Approved Suppliers by Products valid at time of ordering of the concerned BFE.

The Seller shall advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires a written detailed engineering definition including the description of the dimensions and weight of BFE, the information related to its certification and information necessary for the installation and operation thereof. The Buyer shall furnish such detailed description and information by the dates so specified. Such information, dimensions and weights shall not thereafter be revised unless authorised by a Specification Change Notice.

The Seller shall also furnish in due time to the Buyer a schedule of dates and indication of shipping addresses for delivery of BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft and delivery of the Aircraft in accordance with the delivery schedule. The Buyer shall provide such equipment by such dates in a serviceable condition, in order to allow performance of any assembly, test, or acceptance process in accordance with the industrial schedule.

The Buyer shall also provide, when requested by the Seller, at AIRBUS FRANCE S.A.S. works in TOULOUSE (FRANCE) and/or at AIRBUS DEUTSCHLAND GmbH, Division Hamburger Flugzeugbau Works in HAMBURG (FEDERAL REPUBLIC OF GERMANY) adequate field service including support from BFE suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

18.1.2	The Seller shall be entitled to refuse any item of BFE which it considers incompatible with the Specification, the above mentioned engineering definition or the certification requirements, and shall promptly notify the Buyer of such refusal.

18.1.3	The BFE shall be imported into FRANCE or into the FEDERAL REPUBLIC OF GERMANY by the Buyer under a suspensive customs system (“Régime de l’entrepôt industriel pour fabrication coordonnée” or “Zollverschluss”) without application of any French or German tax or customs duty, and shall be Delivered Duty Unpaid (DDU) according to the Incoterms definition.

Shipping Addresses:

AIRBUS FRANCE S.A.S.

316 Route de Bayonne

31300 TOULOUSE

FRANCE

or

A320 / A330 PA – TAM – 11/2006

Clause 18 - Page 1/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

AIRBUS DEUTSCHLAND GmbH

Division Hamburger Flugzeugbau

Kreetslag 10

21129 HAMBURG

FEDERAL REPUBLIC OF GERMANY

as provided in Clause 18.1.

18.1.4	[***]

18.2	Aviation Authorities’ Requirements

The Buyer is responsible for, at its expense, and warrants that BFE shall be manufactured by a qualified supplier, shall meet the requirements of the applicable Specification, shall comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, shall be approved by the Aviation Authorities delivering the Export Certificate of Airworthiness and by the Buyer’s Aviation Authority for installation and use on the Aircraft at the time of Delivery of such Aircraft.

18.3	Buyer’s Obligation and Seller’s Remedies

18.3.1	Any delay or failure in complying with the foregoing warranty or in providing the descriptive information or service representatives mentioned in Clause 18.1 or in furnishing the BFE in serviceable condition at the requested delivery date or in obtaining any required approval for such equipment under the above mentioned Aviation Authorities regulations may delay the performance of any act to be performed by the Seller, and cause the Final Price of the Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller’s evidenced additional costs, directly attributable to such delay or failure such as storage, taxes, insurance and costs of out-of sequence installation. The Seller shall take reasonable steps to mitigate such additional costs.

18.3.2	Further, in any such event, the Seller may:

(i)	select, purchase and install an equipment similar to the involved one, in which event the Final Price of the affected Aircraft shall also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and if so required and not already provided for in the price of the Aircraft for adjustment and calibration; or

(ii)	if the BFE shall be so delayed by more than thirty (30) days, or unapproved within thirty (30) days deliver the Aircraft without the installation of such equipment, notwithstanding the terms of Clause 7 insofar as it may otherwise have applied, and the Seller shall thereupon be relieved of all obligations to install such equipment. The Buyer may also elect to have the Aircraft so delivered, provided it is in the condition otherwise required by this Agreement.

18.4	Title and Risk of Loss

Title to and risk of loss of any BFE shall at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE and excluding in particular loss of use) shall be with the Seller for as long as such BFE shall be under the care, custody and control of the Seller.

A320 / A330 PA – TAM – 11/2006

Clause 18 - Page 2/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

19	INDEMNIFICATION AND INSURANCE

19.1	Indemnities Relating to Inspection, Technical Acceptance Process and Ground Training

19.1.1	The Seller shall, except in case of gross negligence or wilful misconduct of the Buyer, its Affiliates, their respective directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its directors, officers, agents and employees, its Affiliates and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Seller’s property and/or injury to or death of the directors, officers, agents or employees of the Seller and/or from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for any damage caused by the Seller [***] ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services and for any damage caused by the Buyer and/or the Seller [***] technical acceptance flights under Clause 8 of this Agreement.

19.1.2	The Buyer shall, except in case of gross negligence or wilful misconduct of the Seller, its Affiliates, Suppliers, their respective directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Buyer’s property and/or injury to or death of the directors, officers, agents or employees of the Buyer and/or from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for any damage caused by the Buyer [***] ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services.

19.2	Indemnities Relating to Training on Aircraft after Delivery

19.2.1	The Buyer shall, except in the case of gross negligence or wilful misconduct of the Seller, its Affiliates, Suppliers, their respective directors, officers, agents and employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death [***] (including any of the Buyer’s directors, officers, agents and employees utilising such training services, but not directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property and/or for loss of use thereof [***] (including the aircraft on which the training services are performed), [***] performance of any Aircraft Training Services.

19.2.2	The foregoing indemnity shall not apply with respect to the Seller’s legal liability towards [***] other than the Buyer, its directors, officers, agents or employees [***] delivered to and accepted by the Buyer hereunder.

A320 / A330 PA – TAM – 11/2006

Clause 19 - Page 1/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

19.3	Indemnities relating to Seller Representatives Services

19.3.1	The Buyer shall, except in case of gross negligence or wilful misconduct of the Seller, its Affiliates, subcontractors, Suppliers, their respective directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for all injuries to or death [***] and for loss of or damage to property and/or loss of use thereof howsoever [***] the Seller’s Representatives’ Services.

19.3.2	The Seller shall, except in case of gross negligence or wilful misconduct of the Buyer, its Affiliates, their respective directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its directors, officers, agents and employees, its Affiliates and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for all injuries to or death of the Seller’s Representatives in connection with the Seller’s Representatives’ Services.

19.4	Insurances

For all training periods on aircraft, the Buyer shall cause the Seller, as defined in Clause 19.5 hereof, its Affiliates, its Suppliers and their respective insurers to be named as additional insureds under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils, to the extent of the Buyer’s undertaking set forth in Clause 19.2.1. With respect to the Buyer’s Hull All Risks and Hull War Risks insurances and Allied Perils, the Buyer shall cause the insurers of the Buyer’s hull insurance policies to waive all rights of subrogation against the Seller, as defined in Clause 19.5 hereof, its Affiliates, its Suppliers and their respective insurers to the extent of the Buyer’s undertaking set forth in Clause 19.2.1.

Any applicable deductible shall be borne by the Buyer. With respect to the above policies, the Buyer shall furnish to the Seller, not less than seven (7) working days prior to the start of any such training period, certificates of insurance, in English, evidencing the limit of liability cover and period of insurance in a form acceptable to the Seller from the Buyer’s insurance broker(s) certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Buyer’s policies are primary and non-contributory to any insurance maintained by the Seller;

(ii)	such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller; and

(iii)	under any such cover, all rights of subrogation against the Seller, its Affiliates, its Suppliers and their respective insurers, have been waived to the extent of the Buyer’s undertaking and specifically referring to Clause 19.2.1 and to this Clause 19.4.

A320 / A330 PA – TAM – 11/2006

Clause 19 - Page 2/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

19.5	Seller and Affiliates

For the purposes of this Clause 19, “the Seller and its Affiliates” include the Seller, its subsidiaries, Airbus North America Customer Services, Hua-Ou Airbus - CASC Aviation Training Center, its shareholders, each of the sub-contractors, the assignees of each of the foregoing, and their respective directors, officers, agents and employees.

19.6	Notice of Claims

If any claim is made or suit is brought against either party (or its respective directors, officers, agents or employees) for damages for which liability has been assumed by the other party in accordance with the provisions of this Agreement, the party against which a claim is so made or suit is so brought shall promptly give notice to the other party, and the latter shall (unless otherwise requested by the former party against which a claim is so made or suit is so brought, in which case the other party nevertheless shall have the right to) assume and conduct the defence thereof, or effect any settlement which it, in its opinion, deems proper.

A320 / A330 PA – TAM – 11/2006

Clause 19 - Page 3/3

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

20	TERMINATION

20.1	Termination for Insolvency

In the event that either the Seller or the Buyer:

(a)	makes a general assignment for the benefit of creditors or becomes insolvent;

(b)	files a voluntary petition in bankruptcy;

(c)	petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

(d)	commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, readjustment of debt, liquidation or any other similar proceeding for the relief of financially distressed debtors;

(e)	becomes the object of any proceeding or action of the type described in (c) or (d) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or

(f)	is divested of a substantial part of its assets for a period of at least sixty (60) consecutive days,

then the other party may, to the full extent permitted by law, by written notice, terminate all or part of this Agreement.

20.2	Termination for Non-Payment of Predelivery Payments

If for any Aircraft the Buyer fails to make any Predelivery Payments at the time, in the manner and in the amount specified in Clause 5.3, and does not remedy such failure within a period of fifteen (15) Business Days from the date when the Predelivery Payment became due, the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft. However, if in the sole but reasonable opinion of the Seller, it becomes obvious that the Buyer is in a situation of great financial distress which is likely to prevent it, in an irreversible manner, from performing its payment obligations under this Agreement, such above grace period shall not apply.

20.3	Termination for Failure to Take Delivery

If the Buyer fails to comply with its obligations as set forth under Clause 8 and/or Clause 9, or fails to pay the Final Price of the Aircraft, the Seller shall have the right to put the Buyer on notice to do so within a period of fifteen (15) Business Days after the date of such notification.

If the Buyer has not cured such default within such period, the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft.

All costs referred to in Clause 9.2.3 and relating to the period between the notified date of delivery (as referred to in Clause 9.2.3) and the date of termination of all or part of this Agreement shall be borne by the Buyer.

A320 / A330 PA – TAM – 11/2006

Clause 20 - Page 1/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

20.4	Termination for Default under other Agreements

If the Buyer or any of its Affiliates fails to perform or comply with any material obligation expressed to be assumed by it under any aircraft purchase, financing or leasing agreement between the Buyer or any of its Affiliates and the Seller or any of its Affiliates (the “Other Agreement”) and the Seller or its relevant Affiliate has exercised its right thereunder to terminate such Other Agreement, then the Seller may, by written notice, terminate all or part of this Agreement.

20.5	General

20.5.1	To the full extent permitted by law, the termination of all or part of this Agreement pursuant to Clauses 20.1, 20.2, 20.3 and 20.4 shall become effective immediately upon receipt by the relevant party of the notice of termination sent by the other party without it being necessary for either party to take any further action or to seek any consent from the other party or any court having jurisdiction.

20.5.2	The right for either party under Clause 20.1 and for the Seller under Clauses 20.2, 20.3, and 20.4 to terminate all or part of this Agreement shall be without prejudice to any other rights and remedies available to such party to seek termination of all or part of this Agreement before any court having jurisdiction pursuant to any failure by the other party to perform its obligations under this Agreement.

20.5.3	If the party taking the initiative of terminating this Agreement decides to terminate part of it only, the notice sent to the other party shall specify those provisions of this Agreement which shall be terminated.

20.5.4	In the event of termination of this Agreement following a default from the Buyer, including but not limited to a default under Clauses 20.1, 20.2, 20.3 and 20.4, the Seller without prejudice to any other rights and remedies available under this Agreement or by law, shall retain all predelivery payments, commitment fees, option fees and any other monies paid by the Buyer to the Seller under this Agreement and corresponding to the Aircraft, services, data and other items covered by such termination.

A320 / A330 PA – TAM – 11/2006

Clause 20 - Page 2/2

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

21	ASSIGNMENTS AND TRANSFERS

21.1	Assignments by Buyer

Except as hereinafter provided, the Buyer may not sell, assign, novate or transfer its rights and obligations under this Agreement to any person without the prior written consent of the Seller, which shall not unreasonably be withheld.

21.1.1	Assignments for Predelivery Financing

The Buyer shall be entitled to assign its rights under this Agreement at any time in order to provide security for the financing of any Predelivery Payments subject to such assignment being in form and substance reasonably acceptable to the Seller, taking into account then applicable market practice.

21.1.2	Assignments for Delivery Financing

The Buyer shall be entitled to assign its rights under this Agreement at any time in connection with the financing of its obligation to pay the Final Price subject to such assignment being in form and substance reasonably acceptable to the Seller, taking into account the then applicable market practice.

21.2	Assignments by Seller

The Seller may at any time, with the prior written consent of the Buyer, which shall not be unreasonably withheld, sell, assign, novate or transfer its rights and obligations under this Agreement to any person, provided such sale, assignment or transfer be notified to Buyer and shall not have a material adverse effect on any of Buyer’s rights and obligations under this Agreement.

21.2.1	Transfer of Rights and Obligations upon Restructuring

In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person (“the Successor”) under the control of the ultimate controlling shareholders of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring shall be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognises that succession of the Successor to the Agreement by operation of law, which is valid under the law pursuant to which that succession occurs, shall be binding upon the Buyer.

A320 / A330 PA – TAM – 11/2006

Clause 21 - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

22	MISCELLANEOUS PROVISIONS

22.1	Data Retrieval

The Buyer shall provide the Seller, as the Seller may reasonably request, with all the necessary data as customarily compiled by the Buyer and pertaining to the operation of the Aircraft to assist the Seller in making efficient and coordinated survey of all reliability, maintainability, operational and cost data with a view to improving the safety, availability and operational costs of the Aircraft.

22.2	Notices

All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to an authorized representative of the party to whom the same is given or by registered mail (return receipt requested), express mail (tracking receipt requested) or by facsimile, to be confirmed by subsequent registered mail, and the date upon which any such notice or request is so personally delivered or if such notice or request is given by registered mail, the date upon which it is received by the addressee or, if given by facsimile, the date upon which it is sent with a correct confirmation printout, provided that if such date of receipt is not a business day notice shall be deemed to have been received on the first following business day, shall be deemed to be the effective date of such notice or request.

Seller’s address for notices is:

AIRBUS

Attn. To V. P. Contracts

1 Rond-Point Maurice Bellonte

31707 Blagnac Cedex

France

Buyer’s address for notices is:

TAM - LINHAS AEREAS S.A.

Attn. Contracts Director

Avenida Jurandir, 856, 2°andar, Lote 4,

CEP 04072 - 000, Jardim CECI,

SAO PAULO – SP,

BRAZIL

or such other address or such other person as the party receiving the notice or request may reasonably designate from time to time.

22.3	Waiver

The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any right herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement or any part thereof or the right of the other party thereafter to enforce each and every such provision. The express waiver (whether made one (1) or several times) by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

A320 / A330 PA – TAM – 11/2006

Clause 22 - Page 1/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

22.4	Law and Jurisdiction

22.4.1	This Agreement shall be governed by and construed in accordance with the laws of France.

22.4.2	Any dispute arising out of or in connection with this Agreement shall be within the exclusive jurisdiction of the Tribunal de Commerce of Paris.

22.5	International Supply Contract

The Buyer and the Seller recognise that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all the provisions hereof specifically including all waivers, releases and renunciations by the Buyer set out herein.

The Buyer and the Seller hereby also agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this transaction.

22.6	Severability

In the event that any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

22.7	Alterations to Contract

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understandings, commitments or representations whatsoever oral or written in respect thereto. This Agreement shall not be varied except by an instrument in writing of date even herewith or subsequent hereto executed by both parties or by their duly authorised representatives.

22.8	Language

All correspondence, documents and any other written matters in connection with this Agreement shall be in English.

A320 / A330 PA – TAM – 11/2006

Clause 22 - Page 2/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

22.9	Counterparts

This Agreement has been executed in two (2) original copies.

Notwithstanding the above, this Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

22.10	Confidentiality

This Agreement including any Exhibits, other documents or data exchanged between the Buyer and the Seller for the fulfilment of their respective obligations under the Agreement shall be treated by both parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to professional advisors for the purpose of implementation hereof.

In particular, both parties agree:

-	not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other party hereto.

-	that any and all terms and conditions of the transaction contemplated in this Agreement are strictly personal and exclusive to the Buyer, including in particular, but not limited to, the Aircraft pricing (the “Personal Information”). The Buyer therefore agrees to notify the Seller reasonably in advance of any required disclosure of Personal Information to financial institutions, including operating lessors, investment banks and their agents or other relevant institutions for aircraft sale and leaseback or any other Aircraft or Predelivery Payment financing purposes (the “Receiving Party”), and if requested by the Seller, to consult with the Seller for a reasonable period of time in relation thereto.

Without prejudice to the foregoing, any disclosure of Personal Information to a Receiving Party shall be subject to written agreement between the Buyer and the Seller, including in particular, but not limited to:

(i)	the contact details of the Receiving Party,

(ii)	the extent of the Personal Information subject to disclosure,

(iii)	the Aircraft pricing to be provided to the Receiving Party.

Furthermore, the Buyer and the Seller shall use their best reasonable efforts to limit the disclosure of the contents of this Agreement to the extent legally permissible in any filing required to be made by the Buyer and the Seller with any governmental or regulatory agency. The Buyer and the Seller agree that prior to any such disclosure or filing, the Seller and the Buyer shall jointly review and agree on the terms and conditions of the document to be filed or disclosed.

The provisions of this Clause 22.10 shall survive any termination of this Agreement for a period of five (5) years.

A320 / A330 PA – TAM – 11/2006

Clause 22 - Page 3/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

IN WITNESS WHEREOF this Agreement was entered into the day and year first above written.

For and on behalf of		For and on behalf of

TAM - LINHAS AEREAS S.A.		AIRBUS S.A.S.

Name:	Marco Antonio Bologna	Name:

Title:	Chief Executive Officer	Title:

Name:	Jose Zaidan Maluf

Title:	Director

Witness		Witness

Name:	Vanessa Alvarenga	Name:	Michel Clanet

Title:	Legal Counsel	Title:	Regional Sales Director

A320 / A330 PA – TAM – 11/2006

Clause 22 - Page 4/4

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT A

EXHIBIT A

SPECIFICATION

The A319, A320, A321 and A330-200 Aircraft Standard Specifications are contained in a separate CD-ROM.

A320 / A330 PA – TAM – 11/2006

- Exhibit A -

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 1 TO EXHIBIT A – A319 SCNs	Page1/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 1 TO EXHIBIT A – A319 SCNs	Page 2/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 1 TO EXHIBIT A – A319 SCNs	Page 3/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 2 TO EXHIBIT A – A320 SCNs	Page 1/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 2 TO EXHIBIT A – A320 SCNs	Page 2/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 2 TO EXHIBIT A – A320 SCNs	Page 3/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 3 TO EXHIBIT A – A321 SCNs	Page 1/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 3 TO EXHIBIT A – A321 SCNs	Page 2/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 3 TO EXHIBIT A – A321 SCNs	Page 3/3

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 4 TO EXHIBIT A – A330-200 SCNs	Page 4 of 4

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

APPENDIX 4 TO EXHIBIT A – A330-200 SCNs	Page 5 of 4

[***]

A320 / A330 PA – TAM – 11/2006

- Exhibit A –

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT B

EXHIBIT B

FORM OF

SPECIFICATION CHANGE NOTICE

A320 / A330 PA – TAM – 11/2006

- Exhibit B - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

AIRBUS (SCN)	TAM - LINHAS AERAS SCN Number Issue Dated Page

  Title:

  Description

  Effect on weight

Manufacturer’s Weight Empty Change	:
Operational Weight Empty Change	:
Allowable Payload Change	:

  Remarks / References

  RFC …

  Specification changed by this SCN

  A [            ] Aircraft Standard Specification Reference [    ] Issue [            ] dated [            ]

  This SCN requires prior or concurrent acceptance of the following SCN (s) :

  Price per aircraft

  US DOLLARS :

  AT DELIVERY CONDITIONS :

  This change will be effective on                      AIRCRAFT N°                      and subsequent.

  Provided approval is received by

Buyer approval		Seller approval

By	:	By	:

Date	:	Date	:

AIRBUS (SCN)	TAM - LINHAS AERAS SCN Number Issue Dated Page

  Specification repercussion :

After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows :

AIRBUS (SCN)	TAM - LINHAS AERAS SCN Number Issue Dated Page

  Scope of change (FOR INFORMATION ONLY)

EXHIBIT C

PART 1 AIRFRAME PRICE REVISION FORMULA

[***]

A320 / A330 PA – TAM – 10/2006

Exhibit C – Page 1/5

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT C

PART 2 PROPULSION SYSTEMS PRICE REVISION FORMULA

      CFM INTERNATIONAL

[***]

A320 / A330 PA – TAM – 09/2006

Exhibit C – Page 2/5

EXHIBIT C

PART 3 PROPULSION SYSTEMS PRICE REVISION FORMULA

               IAE

[***]

A320 / A330 PA – TAM – 09/2006

Exhibit C – Page 3/5

EXHIBIT C

PART 5 PROPULSION SYSTEMS PRICE REVISION FORMULA

               PRATT & WHITTNEY

[***]

A320 / A330 PA – TAM – 09/2006

Exhibit C – Page 4/5

EXHIBIT C

PART 5 PROPULSION SYSTEMS PRICE REVISION FORMULA

               PRATT & WHITTNEY

[***]

A320 / A330 PA – TAM – 09/2006

Exhibit C – Page 5/5

EXHIBIT D

CERTIFICATE OF ACCEPTANCE

In accordance with the terms of the A320 / A330 purchase agreement dated     th             2006 and made between TAM - LINHAS AEREAS S.A. and AIRBUS S.A.S., as amended (the “Purchase Agreement”), the acceptance tests relating to the A3[    ] – [    ] aircraft, Manufacturer’s Serial Number: [            ], Registration Marks: [             ] (the “Aircraft”), have taken place at [             ] or [             ] on the [             ] day of [            ].

In view of said tests having been carried out with satisfactory results, TAM Linhas Aereas S.A.hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement.

Said acceptance does not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby waived.

The [    ] day of [            ]

TAM - LINHAS AEREAS S.A.

By:

Its:

A320 / A330 PA – TAM – 11/2006

Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT E

BILL OF SALE

Know all men by these presents that Airbus S.A.S. (the “Seller”), “société par actions simplifiée” existing under French law and whose address is 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE, is, this [            ], the owner of the title to the following airframe (the “Airframe”), the engines as specified (the “Engines”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding Buyer Furnished Equipment (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	ENGINES:

AIRBUS Model [ ]	[ ] Model [ ]

MANUFACTURER’S	ENGINE SERIAL NUMBERS:
SERIAL NUMBER: [ ]	LH: [ ]
RH: [ ]

REGISTRATION MARKS: [ ]

[and has such title to the BFE as was acquired by it from TAM Linhas Aereas S.A. by a Bill of Sale dated [            ] (the “BFE Bill of Sale”).]

The Airframe, Engines and Parts are hereafter together referred to as the Aircraft (the “Aircraft”).

The Seller does hereby on this [    ] day of [            ] sell, transfer and deliver all of its above described rights, title and interest to the Aircraft to the following company and to its successors and assigns forever, said Aircraft [and the BFE] to be the property thereof:

TAM - LINHAS AEREAS S.A.

(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever [and such title to the BFE as the Seller has acquired pursuant to the BFE Bill of Sale.]

This Bill of Sale shall be governed by and construed in accordance with the laws of France.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this     day of [            ]

AIRBUS S.A.S.

By:

Title:

Signature:

A320 / A330 PA – TAM – 11/2006

- EXhibit E - Page 1/1

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

EXHIBIT G

TECHNICAL DATA INDEX

A320 / A330 PA – TAM – 11/2006

Exhibit G - 1/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

TECHNICAL DATA INDEX

Where applicable data will be established in general compliance with ATA Specification 2200 (iSpec2200), Information Standards for Aviation Maintenance (Revision 2005).

The following index identifies the Technical Data provided in support of the Aircraft.

The explanation of the table is as follows:

NOMENCLATURE	Self-explanatory.

ABBREVIATED DESIGNATION (Abbr)	Self-explanatory.

AVAILABILITY (Avail)

Technical Data can be made available :

-	ON-LINE (ON) through the relevant service on Airbus|World,

and / or

-	OFF-LINE (OFF) through the most suitable means applicable to the size of the concerned document (e.g CD or DVD).

FORMAT (Form)

Following Technical Data formats may be used:

-	SGML - Standard Generalized Mark-up Language, which allows further data processing by the Buyer.

-	XML - Evolution of the SGML format to cope with WEB technology requirements.

-	PDF (PDF) - Portable Document Format allowing data consultation.

-	Advanced Consultation Tool - refers to Technical Data Consultation application that offers advanced consultation & navigation functionality compared to PDF. Both browser software & Technical Data are packaged together.

-	P1 / P2 - refers to manuals printed on one side or both sides of the sheet.

-	CD-P - refers to CD-Rom including Portable Document Format (PDF) Data.

A320 / A330 PA – TAM – 11/2006

Exhibit G - 2/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

TYPE	C	CUSTOMIZED. Refers to manuals that are applicable to an individual Airbus customer/operator fleet or aircraft.

	G	GENERIC. Refers to manuals that are applicable for all Airbus aircraft types/models/series.

	E	ENVELOPE. Refers to manuals that are applicable to a whole group of Airbus customers for a specific aircraft type/model/series.

QUANTITY (Qty)	Self-explanatory for physical media.

DELIVERY (Deliv)	Delivery refers to scheduled delivery dates and is expressed in either the number of corresponding days prior to first Aircraft delivery, or nil (0) corresponding to the first delivery day.

The number of days indicated shall be rounded up to the next regular revision release date.

A320 / A330 PA – TAM – 11/2006

Exhibit G - 3/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA

Flight Crew Operating Manual	FCOM	OFF	P2	C	2	90

Per crew quantity / Plus one copy per

Aircraft at Delivery

PDF is fallback solution to paper for on-ground consultation only

FCOM Module including 0EB & TR download & consultation

SGML shall be used to process Buyer’s own FCOM for delivery to flight crew

Applicable for SA and LR Aircraft.

	FCOM	OFF	CD-P	C	5	90
	FCOM	ON	PDF	C	N/A	90
	FCOM	ON	Advanced Consultation Tool	C	N/A	90
	FCOM	OFF	Advanced Consultation Tool on CD	C	5	90
	FCOM	OFF	SGML	C	1	90

Flight Crew Training Manual	FCTM	OFF	CD-P	C	10	90	FCTM is a supplement to FCOM / a “Pilot’s guide” for use in training and in operations
	FCTM	ON	PDF	C	N/A	90
	FCTM	OFF	XML	C	1	90	XML data for further processing/customization by the Buyer

Cabib Crew Operating Manual	CCOM	OFF	CD-P	C	10	90

LR Aircraft: A330-200/ > only for aircraft equipped with enhanced cabin (Mod 48819)

SA Aircraft:. Basic for all A319/A320/A321 equipped with new CIDS /FAP

CCOM not available for aircraft with old CIDS re-installed ( A319 Mod 34898, A320 Mod 34856, A321 Mod 34997 )

XML data are for further processing by the Buyer

		ON	PDF	C	N/A	90
		OFF	XML	C	1	90

Flight Manual	FM	OFF	P2	C	1	0	Plus one copy per Aircraft at Delivery
	FM	OFF	CD-P	C	5	0
	FM	ON	PDF	C	N/A	0

SA = Single Aisle: A318/A319/A320/A321 / LR = Long Range: A330/A340

A320 / A330 – TAM 11/2006

Exhibit G - Page 4/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA

Master Minimum Equipment List	MMEL	OFF	P2	C	2	180	Per crew quantity / Plus one copy per Aircraft at Delivery
	MMEL	OFF	CD-P	C	2	180	PDF CD is fallback solution to paper for on-ground consultation only (For Temporary Revisions & OEB’s, refer to paper)
	MMEL	ON	PDF	C	N/A	180
	MMEL	OFF	SGML	C	1	180

Applicable for SA and LR Aircraft.

SGML data, including Parts 1 and 2, for further processing by the Buyer. Part 3 ( Maintenance procedures ) not covered.

Recommended for issue of MEL by using the Starter Pack (for conversion of SGML Data to e.g. Framemaker or MS Word RTF format )

Quick Reference Handbook (if required by Airworthiness Authorities)	QRH	OFF	P2	C	2	90	Per crew quantity / Plus one copy per Aircraft at Delivery

Trim Sheet	TS	OFF	WordDoc	C	1	0	Office Automation format (.doc) for further processing by the Buyer

Weight and Balance Manual	WBM	OFF	P1	C	1	0

Fleet customized WBM for reference in central Library

(*) plus one copy per Aircraft at Delivery. For the WBM the flight deck copy is an advance copy only of the customized manual, not subject to revision or updating. Weighing Equipment List delivered two weeks after Aircraft Delivery

	WBM	OFF	CD-P	C	5	0	Available for SA aircraft
	WBM	ON	PDF	C	N/A	0	Available for SA aircraft

Performance Engineer’s Programs	PEP	ON	Advanced Consultation Tool	C	1	90
	PEP	OFF	Advanced Consultation Tool on CD	C	N/A	90

Performance Programs Manual	PPM	OFF	Advanced Consultation Tool on CD	C	1	90	Included in the PEP CD

A320 / A330 – TAM 11/2006

Exhibit G - Page 5/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS

AirN@v / Maintenance, including: Aircraft Maintenance Manual Illustrated Parts Catalog (Airframe)	AirN@v	ON	Advanced Consultation Tool	C	N/A	90
Trouble Shooting Manual Aircraft Schematics Manual Aircraft Wiring Lists Aircraft Wiring Manual Electrical Standard Practices Manual	AirN@v	OFF	Advanced Consultation Tool on DVD	C	20	90	Recommended basic delivery quantity
AirN@v / Associated Data Consumable Material List Standards Manual				G

Technical Follow-up	TFU	OFF	CD-P	E	20	90	TFU for Trouble shooting & maintenance, to be used with AirN@v

Aircraft Maintenance Manual	AMM	ON	PDF	C	N/A	90
	AMM	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance
	AMM	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Aircraft Schematics Manual	ASM	ON	PDF	C	N/A	90
	ASM	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance :
	ASM	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

A320 / A330 – TAM 11/2006

Exhibit G - Page 6/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Aircraft Wiring List	AWL	ON	PDF	C	N/A	90
	AWL	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance
	AWL	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Aircraft Wiring Manual	AWM	ON	PDF	C	N/A	90
	AWM	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance
	AWM	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Component Location Manual	CLM	ON	PDF	C	N/A	90	For SA and LR Aircraft
	CLM	OFF	CD-P	C	3	90

Consumable Material List	CML	OFF	SGML	G	1	180	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer

Duct Repair Manual	DRM	ON	PDF	G	N/A	90
	DRM	OFF	CD-P	G	1	90

Ecam System Logic Data	ESLD	ON	PDF	E	N/A	90	For SA & LR aircraft
	ESLD	OFF	CD-P	E	5	90

A320 / A330 – TAM 11/2006

Exhibit G - Page 7/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Electrical Load Analysis	ELA	OFF	PDF/RTF/ Excel	C	1	+30	One ELA supplied for each Aircraft, delivered one month after Aircraft Delivery PDF File + Office automation format RTF & Excel file delivered on one single CD for ELA updating by the Buyer

Electrical Standard Practices Manual	ESPM	ON	PDF	G	N/A	90
	ESPM	OFF	CD-P	G	3	90	Fallback solution to AirN@v
	ESPM	OFF	SGML	G	1	90	If selected by the Buyer, SGML format will not be automatically supplied Effective delivery will only take place upon explicit request from the Buyer (Graphics format in TIFF or CGM, to be specified).

Electrical Standard Practices booklet	ESP	OFF	P2*	G	20	90	*Pocket size format booklets for ground mechanics

Flight Data Recording Parameter Library	FDRPL	OFF	Advanced Consultation Tool on CD	E	5	90	For SA & LR aircraft

Fuel Pipe Repair Manual	FPRM	ON	PDF	G	N/A	90
	FPRM	OFF	CD-P	G	1	90

Illustrated Parts Catalog (Airframe)	IPC	ON	PDF	C	N/A	90
	IPC	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance
	IPC	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Illustrated Parts Catalog (Powerplant)	PIPC	ON	PDF	C	N/A	90
	PIPC	OFF	CD-P	C	20	90	Integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines. *For other Aircraft and engine types, supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

A320 / A330 – TAM 11/2006

Exhibit G - Page 8/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Maintenance Planning Document	MPD	ON	PDF	E	N/A	360	Includes 3 files : PDF, Excel and Text File
	MPD	OFF	CD-P	E	5	360	Life Limited Parts / LLP information included in > -Section 9.1 of MPD for LR aircraft -SMD for SA aircraft / refer below

Maintenance Review Board Report	MRBR	ON	PDF	E	N/A	360	For LR aircraft : MRB Report document includes the Certification Maintenance Requirements (CMR) and Airworthiness Limitation Items (ALI) documents.
	MRBR	OFF	CD-P	E	5	360

Scheduled Maintenance Data	SMD	ON	PDF	E	NA	360

For SA aircraft > SMD is the Airbus repository for the Maintenance Review Board Report / MRBR & the Airworthiness Limitation Section / ALS

Includes PDF files and Excel tables

SMD issue for LR aircraft planned 2nd half 2006

	SMD	OFF	CD-P	E	5	360

Illustrated Tool and Equipment Manual Tool and Equipment Index	TEM/TEI	ON	PDF	G	N/A	360
		OFF	CD-P	G	5	360	TEI & TEM are grouped on a single CD

Tool & Equipment Bulletins	TEB	OFF	P2	E	5	N/A

Tool and Equipment Drawings	TED	ON	Advanced Consultation Tool	E	N/A	360	On-line Consultation from Engineering Drawings Service

AirN@v / Engineering, including: Airworthiness Directives / AD Consignes de Navigabilite / CN ( French DGAC ) All Operator Telex / AOT	Enginerring Technical Data Service	ON	Advanced Consultation Tool	C	N/A	90	Outstations with no On-Line connection to Airbus|World to be supplied with one DVD set
Operator Information Telex / OIT Flight Operator Telex / FOT Modification / MOD Modification Proposal / MP Service Bulletin / SB Service Information Letter / SIL Technical Follow-Up / TFU Vendor Service Bulletin / VSB	AirN@v	OFF	Advanced Consultation Tool on DVD	C	5	90

A320 / A330 – TAM 11/2006

Exhibit G - Page 9/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Trouble Shooting Manual	TSM	ON	PDF	C	N/A	90
	TSM	OFF	CD-P	C	3	90	Fallback solution to AirN@v / Maintenance
	TSM	OFF	SGML	C	1	90	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer Graphics in TIFF or CGM format to be specified

A320 / A330 – TAM 11/2006

Exhibit G - Page 10/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
STRUCTURAL MANUALS

Nondestructive Testing Manual	NTM	ON	PDF	E	N/A	90
	NTM	OFF	CD-P	E	5	90
	NSRM	OFF	CD-P	E	10	90

Structural Repair Manual	SRM	ON	PDF	E	N/A	90
	SRM	OFF	CD-P	E	10	90
	SRM	OFF	SGML	E	1	90

Applicable for SA and LR Aircraft.

If selected by the Buyer, SGML format will not be automatically supplied.

Effective delivery will only take place upon explicit request from theBuyer Graphics format in TIFF or CGM to be specified

A320 / A330 – TAM 11/2006

Exhibit G - Page 11/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OVERHAUL DATA

Component Documentation Status	CDS	OFF	D	C	1	180	Revised until 180 days after Aircraft Delivery

Component Evolution List	CEL	ON	PDF	G	N/A	-
	CEL	OFF	CD-P	G	1	-	Delivered as follow-on for CDS.

Component Maintenance Manual – Manufacturer	CMMM	ON	PDF	E	N/A	180
	CMMM	OFF	CD-P	E	1	180

Component Maintenance Manual – Vendor	CMMV	OFF	CD-P	E	1	180	PDF on CD to be provided by Vendors. If more than one Airbus aircraft type in operation with the Buyer, dispatch of the “common” CMMV only
	CMMV	ON	PDF	E	N/A	180	Available from the “Supplier Technical Documentation “ Service in Airbus|World

A320 / A330 – TAM 11/2006

Exhibit G - Page 12/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
ENGINEERING DOCUMENTS

Mechanical Drawings	MD	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service

Parts Usage (Effectivity)	PU	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service

Parts List	PL	ON	Advanced Consultation Tool	C	N/A	0	On-line Consultation from Engineering Drawings Service

Standards Manual	SM	OFF	SGML	G	1	180	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer

Process and Material Specification	PMS	ON	PDF	G	N/A	0
	PMS	OFF	CD-P	G	1	0

A320 / A330 – TAM 11/2006

Exhibit G - Page 13/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS

Airplane Characteristics for Airport Planning / AC	AMVG	ON	PDF	E	N/A	360	Available On-Line from the Airbus | World

Maintenance Facility Planning / MFP Ground Support Equipment Vendor Information Manual / GSE VIM	AMVG	OFF	CD-P	E	5	360	AC, MFP and GSE VIM are grouped on one single CD / Back-up set to On-Line access

ATA 100 Breakdown	ATAB	OFF	CD-P	E	5	360	6DigitsATA100Breakdown

C@DETS /Technical Data Training Software	C@DETS	OFF	Advanced Consultation Tool on CD	G	5	360	Training Software applicable to major Maintenance , Material , Repair Technical Data and to Maintenance Associated Data
	C@DETS	ON	PDF	G	NA	360

Aircraft Recovery Manual	ARM	ON	PDF	E	N/A	90
	ARM	OFF	CD-P	E	1	90

Aircraft Rescue & Firefighting Chart	ARFC	ON	PDF	E	N/A	180	Available On-Line from the Airbus | World

Crash Crew Chart	CCC	OFF	P1	E	20	180

Cargo Loading System Manual	CLS	ON	PDF	E	N/A	180
	CLS	OFF	CD-P	E	1	180	One CLS per delivered Aircraft

List of Effective Technical Data	LETD	ON	PDF	C	N/A	90
	LETD	OFF	CD-P	C	1	90

List of Radioactive and Hazardous Elements	LRE	ON	PDF	G	N/A	90
	LRE	OFF	CD-P	G	1	90

Livestock Transportation Manual	LTM	ON	PDF	E	N/A	90
	LTM	OFF	CD-P	E	1	90

Service Bulletins	SB	ON	Advanced Consultation Tool	C	N/A	0	Full content available from the Airbus | World / SB Index available from AirN@v / Engineering on DVD
	SB	OFF	CD-P	C	1	0	One CD per SB issued and/or revised

A320 / A330 – TAM 11/2006

Exhibit G - Page 14/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS

Supplier Product Support Agreements 2000	SPSA	ON	PDF	G	N/A	360	Based on General Conditions of Purchase (GCP) 2000 issue 5
	SPSA	OFF	CD-P	G	5	360

Transportability Manual	TM	OFF	CD-P	G	1	180

Vendor Information Manual	VIM	ON	Advanced Consultation Tool	G	N/A	360
	VIM	OFF	Advanced Consultation Tool on CD	G	5	360

A320 / A330 – TAM 11/2006

Exhibit G - Page 15/15

EXHIBIT G

EXHIBIT G

TECHNICAL DATA INDEX

A320 / A330 PA – TAM – 11/2006

Exhibit G - 1/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

TECHNICAL DATA INDEX

Where applicable data will be established in general compliance with ATA Specification 2200 (iSpec2200), Information Standards for Aviation Maintenance (Revision 2005).

The following index identifies the Technical Data provided in support of the Aircraft.

The explanation of the table is as follows:

NOMENCLATURE	Self-explanatory.

ABBREVIATED DESIGNATION (Abbr)	Self-explanatory.

AVAILABILITY (Avail)

Technical Data can be made available :

-	ON-LINE (ON) through the relevant service on Airbus|World, and / or

-	OFF-LINE (OFF) through the most suitable means applicable to the size of the concerned document (e.g CD or DVD).

FORMAT (Form)

Following Technical Data formats may be used:

-	SGML - Standard Generalized Mark-up Language, which allows further data processing by the Buyer.

-	XML - Evolution of the SGML format to cope with WEB technology requirements.

-	PDF (PDF) - Portable Document Format allowing data consultation.

-	Advanced Consultation Tool - refers to Technical Data Consultation application that offers advanced consultation & navigation functionality compared to PDF. Both browser software & Technical Data are packaged together.

-	P1 / P2 - refers to manuals printed on one side or both sides of the sheet.

-	CD-P - refers to CD-Rom including Portable Document Format (PDF) Data.

A320 / A330 PA – TAM – 11/2006

Exhibit G - 2/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

TYPE	C	CUSTOMIZED. Refers to manuals that are applicable to an individual Airbus customer/operator fleet or aircraft.

	G	GENERIC. Refers to manuals that are applicable for all Airbus aircraft types/models/series.

	E	ENVELOPE. Refers to manuals that are applicable to a whole group of Airbus customers for a specific aircraft type/model/series.

QUANTITY (Qty)	Self-explanatory for physical media.

DELIVERY (Deliv)	Delivery refers to scheduled delivery dates and is expressed in either the number of corresponding days prior to first Aircraft delivery, or nil (0) corresponding to the first delivery day.

The number of days indicated shall be rounded up to the next regular revision release date.

A320 / A330 PA – TAM – 11/2006

Exhibit G - 3/15

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA

Flight Crew Operating Manual	FCOM	OFF	P2	C	[***]	[***]

Per crew quantity / Plus one copy per Aircraft at Delivery

PDF is fallback solution to paper for on-ground consultation only

FCOM Module including 0EB & TR download & consultation

SGML shall be used to process Buyer’s own FCOM for delivery to flight crew

Applicable for SA and LR Aircraft.

	FCOM	OFF	CD-P	C	[***]	[***]
	FCOM	ON	PDF	C	[***]	[***]
	FCOM	ON	Advanced Consultation Tool	C	[***]	[***]
	FCOM	OFF	Advanced Consultation Tool on CD	C	[***]	[***]
	FCOM	OFF	SGML	C	[***]	[***]

Flight Crew Training Manual	FCTM	OFF	CD-P	C	[***]	[***]	FCTM is a supplement to FCOM / a “Pilot’s guide” for use in training and in operations
	FCTM	ON	PDF	C	[***]	[***]
	FCTM	OFF	XML	C	[***]	[***]	XML data for further processing/customization by the Buyer

Cabib Crew Operating Manual	CCOM	OFF	CD-P	C	[***]	[***]

LR Aircraft: A330-200/ > only for aircraft equipped with enhanced cabin (Mod 48819)

SA Aircraft:. Basic for all A319/A320/A321 equipped with new CIDS /FAP

CCOM not available for aircraft with old CIDS re-installed ( A319 Mod 34898, A320 Mod 34856, A321 Mod 34997 )

XML data are for further processing by the Buyer

		ON	PDF	C	[***]	[***]
		OFF	XML	C	[***]	[***]

Flight Manual	FM	OFF	P2	C	[***]	[***]	Plus one copy per Aircraft at Delivery
	FM	OFF	CD-P	C	[***]	[***]
	FM	ON	PDF	C	[***]	[***]

SA = Single Aisle: A318/A319/A320/A321 / LR = Long Range: A330/A340

A320 / A330 – TAM 11/2006

Exhibit G - Page 4/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA

Master Minimum Equipment List	MMEL	OFF	P2	C	[***]	[***]	Per crew quantity / Plus one copy per Aircraft at Delivery
	MMEL	OFF	CD-P	C	[***]	[***]	PDF CD is fallback solution to paper for on-ground consultation only (For Temporary Revisions & OEB’s, refer to paper)
	MMEL	ON	PDF	C	[***]	[***]
	MMEL	OFF	SGML	C	[***]	[***]

Applicable for SA and LR Aircraft.

SGML data, including Parts 1 and 2, for further processing by the Buyer. Part 3 ( Maintenance procedures ) not covered.

Recommended for issue of MEL by using the Starter Pack (for conversion of SGML Data to e.g. Framemaker or MS Word RTF format )

Quick Reference Handbook (if required by Airworthiness Authorities)	QRH	OFF	P2	C	[***]	[***]	Per crew quantity / Plus one copy per Aircraft at Delivery

Trim Sheet	TS	OFF	WordDoc	C	[***]	[***]	Office Automation format (.doc) for further processing by the Buyer

Weight and Balance Manual	WBM	OFF	P1	C	[***]	[***]

Fleet customized WBM for reference in central
Library

(*) plus one copy per Aircraft at Delivery. For
the WBM the flight deck copy is an advance
copy only of the customized manual, not
subject to revision or updating. Weighing
Equipment List delivered two weeks after
Aircraft Delivery

	WBM	OFF	CD-P	C	[***]	[***]	Available for SA aircraft
	WBM	ON	PDF	C	[***]	[***]	Available for SA aircraft

Performance Engineer’s Programs	PEP	ON	Advanced Consultation Tool	C	[***]	[***]
	PEP	OFF	Advanced Consultation Tool on CD	C	[***]	[***]

Performance Programs Manual	PPM	OFF	Advanced Consultation Tool on CD	C	[***]	[***]	Included in the PEP CD

A320 / A330 – TAM 11/2006

Exhibit G - Page 5/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS

AirN@v / Maintenance, including : Aircraft Maintenance Manual	AirN@v	ON	Advanced Consultation Tool	C	[***]	[***]

Illustrated Parts Catalog (Airframe)

Trouble Shooting Manual

Aircraft Schematics Manual

Aircraft Wiring Lists

Aircraft Wiring Manual

Electrical Standard Practices Manual

AirN@v / Associated Data

Consumable Material List

Standards Manual

	AirN@v	OFF	Advanced Consultation Tool on DVD	C G	[***]	[***]	Recommended basic delivery quantity

Technical Follow-up	TFU	OFF	CD-P	E	[***]	[***]	TFU for Trouble shooting & maintenance, to be used with AirN@v

Aircraft Maintenance Manual	AMM	ON	PDF	C	[***]	[***]

	AMM	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance

	AMM	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Aircraft Schematics Manual	ASM	ON	PDF	C	[***]	[***]
	ASM	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance :
	ASM	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied . Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

A320 / A330 – TAM 11/2006

Exhibit G - Page 6/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Aircraft Wiring List	AWL	ON	PDF	C	[***]	[***]
	AWL	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance
	AWL	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Aircraft Wiring Manual	AWM	ON	PDF	C	[***]	[***]
	AWM	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance
	AWM	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Component Location Manual	CLM	ON	PDF	C	[***]	[***]	For SA and LR Aircraft
	CLM	OFF	CD-P	C	[***]	[***]

Consumable Material List	CML	OFF	SGML	G	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer

Duct Repair Manual	DRM	ON	PDF	G	[***]	[***]
	DRM	OFF	CD-P	G	[***]	[***]

Ecam System Logic Data	ESLD	ON	PDF	E	[***]	[***]	For SA & LR aircraft
	ESLD	OFF	CD-P	E	[***]	[***]

A320 / A330 – TAM 11/2006

Exhibit G - Page 7/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Electrical Load Analysis	ELA	OFF	PDF/RTF/ Excel	C	[***]	[***]	One ELA supplied for each Aircraft, delivered one month after Aircraft Delivery PDF File + Office automation format RTF & Excel file delivered on one single CD for ELA updating by the Buyer

Electrical Standard Practices Manual	ESPM	ON	PDF	G	[***]	[***]
	ESPM	OFF	CD-P	G	[***]	[***]	Fallback solution to AirN@v
	ESPM	OFF	SGML	G	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied Effective delivery will only take place upon explicit request from the Buyer (Graphics format in TIFF or CGM, to be specified).

Electrical Standard Practices booklet	ESP	OFF	P2*	G	[***]	[***]	*Pocket size format booklets for ground mechanics

Flight Data Recording Parameter Library	FDRPL	OFF	Advanced Consultation Tool on CD	E	[***]	[***]	For SA & LR aircraft

Fuel Pipe Repair Manual	FPRM	ON	PDF	G	[***]	[***]
	FPRM	OFF	CD-P	G	[***]	[***]

Illustrated Parts Catalog (Airframe)	IPC	ON	PDF	C	[***]	[***]
	IPC	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance
	IPC	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer (Graphics in TIFF or CGM, to be specified).

Illustrated Parts Catalog (Powerplant)	PIPC	ON	PDF	C	[***]	[***]
	PIPC	OFF	CD-P	C	[***]	[***]	Integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines. *For other Aircraft and engine types, supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

A320 / A330 – TAM 11/2006

Exhibit G - Page 8/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Maintenance Planning Document	MPD	ON	PDF	E	[***]	[***]	Includes 3 files: PDF, Excel and Text File
	MPD	OFF	CD-P	E	[***]	[***]	Life Limited Parts / LLP information included in > -Section 9.1 of MPD for LR aircraft -SMD for SA aircraft / refer below

Maintenance Review Board Report	MRBR	ON	PDF	E	[***]	[***]	For LR aircraft: MRB Report document includes the Certification Maintenance Requirements (CMR) and Airworthiness Limitation Items (ALI) documents.
	MRBR	OFF	CD-P	E	[***]	[***]

Scheduled Maintenance Data	SMD	ON	PDF	E	[***]	[***]

For SA aircraft > SMD is the Airbus repository for the Maintenance Review Board Report / MRBR & the Airworthiness Limitation Section / ALS

Includes PDF files and Excel tables

SMD issue for LR aircraft planned 2nd half 2006

	SMD	OFF	CD-P	E	[***]	[***]

Illustrated Tool and Equipment Manual Tool and Equipment Index	TEM/TEI	ON	PDF	G	[***]	[***]
		OFF	CD-P	G	[***]	[***]	TEI & TEM are grouped on a single CD

Tool & Equipment Bulletins	TEB	OFF	P2	E	[***]	[***]

Tool and Equipment Drawings	TED	ON	Advanced Consultation Tool	E	[***]	[***]	On-line Consultation from Engineering Drawings Service

AirN@v / Engineering, including: Airworthiness Directives / AD Consignes de Navigabilite / CN ( French DGAC ) All Operator Telex / AOT	Enginerring Technical Data Service	ON	Advanced Consultation Tool	C	[***]	[***]	Outstations with no On-Line connection to Airbus|World to be supplied with one DVD set

Operator Information Telex / OIT

Flight Operator Telex / FOT

Modification / MOD

Modification Proposal / MP

Service Bulletin / SB

Service Information Letter / SIL

Technical Follow-Up / TFU

Vendor Service Bulletin / VSB

	AirN@v	OFF	Advanced Consultation Tool on DVD	C	[***]	[***]

A320 / A330 – TAM 11/2006

Exhibit G - Page 9/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)

Trouble Shooting Manual	TSM	ON	PDF	C	[***]	[***]
	TSM	OFF	CD-P	C	[***]	[***]	Fallback solution to AirN@v / Maintenance
	TSM	OFF	SGML	C	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer Graphics in TIFF or CGM format to be specified

A320 / A330 – TAM 11/2006

Exhibit G - Page 10/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
STRUCTURAL MANUALS

Nondestructive Testing Manual	NTM	ON	PDF	E	[***]	[***]
	NTM	OFF	CD-P	E	[***]	[***]
	NSRM	OFF	CD-P	E	[***]	[***]

Structural Repair Manual	SRM	ON	PDF	E	[***]	[***]
	SRM	OFF	CD-P	E	[***]	[***]
	SRM	OFF	SGML	E	[***]	[***]

Applicable for SA and LR Aircraft.

If selected by the Buyer, SGML format will not be automatically supplied.

Effective delivery will only take place upon explicit request from theBuyer

Graphics format in TIFF or CGM to be specified

A320 / A330 – TAM 11/2006

Exhibit G - Page 11/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OVERHAUL DATA

Component Documentation Status	CDS	OFF	D	C	[***]	[***]	Revised until 180 days after Aircraft Delivery

Component Evolution List	CEL	ON	PDF	G	[***]	[***]
	CEL	OFF	CD-P	G	[***]	[***]	Delivered as follow-on for CDS.

Component Maintenance Manual – Manufacturer	CMMM	ON	PDF	E	[***]	[***]
	CMMM	OFF	CD-P	E	[***]	[***]

Component Maintenance Manual – Vendor	CMMV	OFF	CD-P	E	[***]	[***]	PDF on CD to be provided by Vendors. If more than one Airbus aircraft type in operation with the Buyer, dispatch of the “common” CMMV only
	CMMV	ON	PDF	E	[***]	[***]	Available from the “Supplier Technical Documentation “ Service in Airbus|World

A320 / A330 – TAM 11/2006

Exhibit G - Page 12/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
ENGINEERING DOCUMENTS

Mechanical Drawings	MD	ON	Advanced Consultation Tool	C	[***]	[***]	On-line Consultation from Engineering Drawings Service

Parts Usage (Effectivity)	PU	ON	Advanced Consultation Tool	C	[***]	[***]	On-line Consultation from Engineering Drawings Service

Parts List	PL	ON	Advanced Consultation Tool	C	[***]	[***]	On-line Consultation from Engineering Drawings Service

Standards Manual	SM	OFF	SGML	G	[***]	[***]	If selected by the Buyer, SGML format will not be automatically supplied. Effective delivery will only take place upon explicit request from the Buyer

Process and Material Specification	PMS	ON	PDF	G	[***]	[***]
	PMS	OFF	CD-P	G	[***]	[***]

A320 / A330 – TAM 11/2006

Exhibit G - Page 13/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS

Airplane Characteristics for Airport Planning / AC	AMVG	ON	PDF	E	[***]	[***]	Available On-Line from the Airbus | World

Maintenance Facility Planning / MFP Ground Support Equipment Vendor Information Manual / GSE VIM	AMVG	OFF	CD-P	E	[***]	[***]	AC, MFP and GSE VIM are grouped on one single CD / Back-up set to On-Line access

ATA 100 Breakdown	ATAB	OFF	CD-P	E	[***]	[***]	6 Digits ATA 100 Breakdown

C@DETS /Technical Data Training Software	C@DETS	OFF	Advanced Consultation Tool on CD	G	[***]	[***]	Training Software applicable to major Maintenance , Material , Repair Technical Data and to Maintenance Associated Data
	C@DETS	ON	PDF	G	[***]	[***]

Aircraft Recovery Manual	ARM	ON	PDF	E	[***]	[***]
	ARM	OFF	CD-P	E	[***]	[***]

Aircraft Rescue & Firefighting Chart	ARFC	ON	PDF	E	[***]	[***]	Available On-Line from the Airbus | World

Crash Crew Chart	CCC	OFF	P1	E	[***]	[***]

Cargo Loading System Manual	CLS	ON	PDF	E	[***]	[***]
	CLS	OFF	CD-P	E	[***]	[***]	One CLS per delivered Aircraft

List of Effective Technical Data	LETD	ON	PDF	C	[***]	[***]
	LETD	OFF	CD-P	C	[***]	[***]

List of Radioactive and Hazardous Elements	LRE	ON	PDF	G	[***]	[***]
	LRE	OFF	CD-P	G	[***]	[***]

Livestock Transportation Manual	LTM	ON	PDF	E	[***]	[***]
	LTM	OFF	CD-P	E	[***]	[***]

Service Bulletins	SB	ON	Advanced Consultation Tool	C	[***]	[***]	Full content available from the Airbus | World / SB Index available from AirN@v / Engineering on DVD
	SB	OFF	CD-P	C	[***]	[***]	One CD per SB issued and/or revised

A320 / A330 – TAM 11/2006

Exhibit G - Page 14/15

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS

Supplier Product Support Agreements 2000	SPSA	ON	PDF	G	[***]	[***]	Based on General Conditions of Purchase (GCP) 2000 issue 5
	SPSA	OFF	CD-P	G	[***]	[***]

Transportability Manual	TM	OFF	CD-P	G	[***]	[***]

Vendor Information Manual	VIM	ON	Advanced Consultation Tool	G	[***]	[***]
	VIM	OFF	Advanced Consultation Tool on CD	G	[***]	[***]

A320 / A330 – TAM 11/2006

Exhibit G - Page 15/15

EXHIBIT “H”

EXHIBIT “H“

MATERIAL

SUPPLY AND SERVICES

A320 / A330 PA – TAM – 11/2006

Exhibit H - 1/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

1	GENERAL

1.1	This Exhibit defines the terms and conditions for the material support services offered by the Seller to the Buyer in the following areas:

-	Initial provisioning of data and material

-	Replenishment of material

-	Lease of certain Seller Parts

1.1.1	Capitalized terms used herein and not otherwise defined in this Exhibit “H” shall have the same meanings assigned thereto in the Agreement.

1.1.2	References made to Clauses or sub-Clauses shall refer to Clauses or sub-Clauses of this Exhibit “H” unless otherwise specified.

1.2	Scope of Material Support

Material is classified into the following categories (hereinafter referred to as “Material”):

(i)	Seller Parts (Seller’s proprietary Material bearing an official part number of the Seller or Material for which the Seller has the exclusive sales rights);

(ii)	Supplier Parts classified as Repairable Line Maintenance Parts in accordance with SPEC 2000;

(iii)	Supplier Parts classified as Expendable Line Maintenance Parts in accordance with SPEC 2000;

(iv)	Ground Support Equipment and Specific (To Type) Tools.

1.2.1	Certain Seller Parts listed in Appendix A of Clause 6 of Exhibit H are available for lease by the Seller to the Buyer.

1.2.2	The Material support to be provided hereunder by the Seller covers items classified as Material in sub-Clauses 1.2 (i) thru (iv) both for initial provisioning as described in Clause 2 (“Initial Provisioning”) and for replenishment as described in Clause 3.

Repairable Line Maintenance Parts as specified in sub-Clauses 1.2 (i) and 1.2 (ii) above having [***].

1.2.3	Engines, quick engine change kit accessories and parts, including associated parts, are not covered under this Exhibit “H” and shall be subject to direct agreements between the Buyer and the relevant Engines Manufacturer. The Seller shall use its reasonable efforts to assist the Buyer in case of any difficulties with availability of Engines and associated spare parts.

1.2.4	During a [***] (the “Term”), the Seller shall maintain or have maintained such stock of Seller Parts as is deemed reasonable by the Seller and shall furnish at reasonable prices Seller Parts adequate to meet the Buyer’s needs for maintenance of the Aircraft.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 2/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

The Seller [***] to obtain a similar service from all Suppliers of parts which are originally installed on the Aircraft and not manufactured by the Seller.

1.3	Airbus Spares Support and Services Headquarter

1.3.1	The Seller has established its Airbus Spares Support Centre in HAMBURG, FEDERAL REPUBLIC OF GERMANY (“Airbus Spares Support Centre”) and shall maintain or cause to be maintained during the Term a central store of Seller Parts.

1.3.2	The Airbus Spares Support Centre is operated twenty-four (24) hours/day and seven (7) days/week.

1.3.3	The Seller reserves the right to effect deliveries from distribution centres other than Airbus Spares Support Centre or from any designated production or Suppliers’ facilities.

For efficient and convenient deliveries, the Seller and its Affiliate companies operate regional satellite stores.

1.4	Agreements of the Buyer

1.4.1	The Buyer agrees to purchase from the Seller or its licensee(s) (“the Licensees”) the Seller Parts required for the Buyer’s own needs during the Term, provided that the provisions of this Clause 1.4 shall not in any way prevent the Buyer from resorting to the Seller Parts stocks of other operators using the same Aircraft or from purchasing Seller Parts from said operators or from distributors, provided said Seller Parts have been designed by the Seller and manufactured by the Seller or its Licensee(s).

1.4.2	The Buyer may manufacture or have manufactured for its own use without paying any license fee to the Seller parts equivalent to Seller Parts :

1.4.2.1	after expiration of the Term if at such time the Seller Parts are out of stock,

1.4.2.2	at any time, to the extent Seller Parts are needed to effect aircraft on ground (“AOG”) repairs upon any Aircraft delivered under the Agreement and are not available from the Seller or its Licensees within a lead time shorter than or equal to the time in which the Buyer can procure such Seller Parts, and provided the Buyer shall not sell such Seller Parts,

1.4.2.3	in the event that the Seller fails to fulfil its obligations with respect to any Seller Parts pursuant to Clause 1.2 within a reasonable time after written notice thereof from the Buyer,

1.4.2.4	in those instances where a Seller Part is identified as “Local Manufacture” in the Illustrated Parts Catalog (IPC).

1.4.3.	The rights granted to the Buyer in Clause 1.4.2 shall not in any way be construed as a license, nor shall they in any way obligate the Buyer to the payment of any license fee or royalty, nor shall they in any way be construed to affect the rights of third parties.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 3/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

1.4.4	Furthermore, in the event of the Buyer manufacturing or having manufactured any parts, subject to the conditions of Clause 1.4.2, such manufacturing and any use made of the manufactured part shall be under the sole liability of the Buyer and the consent given by the Seller shall not be construed as express or implicit approval howsoever either of the Buyer or of the manufactured parts.

It shall further be the Buyer’s responsibility to ensure that such manufacturing is performed in accordance with the relevant procedures and Aviation Authority requirements.

1.4.5	The Buyer shall allocate or cause to be allocated its own partnumber to any part manufactured or caused to be manufactured subject to Clause1.4.2 above. The Buyer shall not be allowed to use or cause to be used the Airbus Partnumber of the Seller Part to which such manufactured part is equivalent.

1.4.6	Notwithstanding any right provided to the Buyer under Clause 1.4.2, the Buyer shall not be entitled under any circumstances to sell any part manufactured or caused to be manufactured under Clause 1.4.2 to any third party.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 4/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

2	INITIAL PROVISIONING

2.1	Initial Provisioning Period

The Initial Provisioning Period is defined as the [***].

2.2	Pre-Provisioning Meeting

2.2.1	The Seller shall organize a pre-provisioning meeting (“Pre-Provisioning Meeting”) at its Airbus Spares Support Centre for the purpose of formulating an acceptable schedule and working procedure to accomplish the initial provisioning of Material.

2.2.2	The date of the meeting shall be mutually agreed upon by the Buyer and the Seller, allowing a [***] for the Initial Provisioning Conference referred to in Clause 2.4 below.

2.3	Initial Provisioning Training

Upon the request of the Buyer, the Seller shall provide Initial Provisioning training for the Buyer’s provisioning and purchasing personnel [***]. The following areas shall be covered:

(i)	The Seller during the Pre-Provisioning Meeting shall familiarize the Buyer with the provisioning documents.

(ii)	The technical function as well as the necessary technical and commercial Initial Provisioning Data shall be explained during or prior to the Initial Provisioning Conference.

(iii)	A familiarization with the Seller’s purchase order administration system shall be conducted during the Initial Provisioning Conference.

2.4	Initial Provisioning Conference

The Seller shall organize an Initial Provisioning conference (“Initial Provisioning Conference”) at the Airbus Spares Support Centre, including participation of major Suppliers, which Initial Provisioning Conference shall take place on the date mutually agreed upon during the Pre-Provisioning Meeting.

Such conference shall not take place [***] Manufacturer Serial Number allocation, Buyer Furnished Equipment selection or Contractual Definition Freeze of the first Aircraft, whichever is the latest. In preparation of the Initial Provisioning Meeting, the Seller shall provide a customized recommended spare parts list taking into consideration the Buyer’s fleet size, network, etc.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 5/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

2.5	Seller-Supplied Data

The Seller shall prepare and supply to the Buyer the data set forth hereunder.

2.5.1	Initial Provisioning Data

Initial Provisioning data elements generally in accordance with SPEC 2000, Chapter 1, (“Initial Provisioning Data”) shall be supplied by the Seller to the Buyer in a form, format and a time-scale to be mutually agreed upon during the Pre-Provisioning Meeting.

2.5.1.1	Revision service shall be provided [***].

2.5.1.2	In any event, the Seller shall ensure that Initial Provisioning Data is released to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow the on-time delivery of any ordered Material.

2.5.2	Supplementary Data

The Seller shall provide the Buyer with supplementary data to the Initial Provisioning Data, including Local Manufacture Tables (X-File) and Ground Support Equipment and Specific (To-Type) Tools (W-File) in accordance with SPEC 2000, Chapter 1.

2.5.3	Data for Standard Hardware

The Initial Provisioning Data provided to the Buyer shall include data for hardware and standard material.

2.6	Supplier-Supplied Data

2.6.1	General

The Seller shall obtain from Suppliers agreements to prepare and issue for their own products as per Clause 1.2 (ii) repair/overhaul Initial Provisioning Data in the English language, for those components for which the Buyer has elected to receive data.

Said data (initial issue and revisions) shall be transmitted to the Buyer through the Suppliers and/or the Seller. The Seller shall not be responsible for the substance of such data.

In any event, the Seller shall exert its reasonable efforts to supply such Data to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow on-time deliveries.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 6/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

2.6.2	Initial Provisioning Data

Initial Provisioning Data elements for Supplier Parts as per sub-Clause 1.2 (ii) generally in accordance with SPEC 2000, Chapter 1, shall be furnished as mutually agreed upon during a Pre-Provisioning Meeting with revision service assured up to the end of the Initial Provisioning period.

2.7	Initial Provisioning Data Compliance

2.7.1	Initial Provisioning Data generated by the Seller and supplied to the Buyer shall comply with the latest configuration of the Aircraft to which such data relate as known [***] before the date of issue. Said data shall enable the Buyer to order Material conforming to its Aircraft as required for maintenance and overhaul.

This provision shall not cover:

-	Buyer modifications not known to the Seller,

-	modifications not agreed to by the Seller.

2.8	Commercial Offer

2.8.1	At the end of the Initial Provisioning Conference, the Seller shall, at the Buyer’s request, submit a commercial offer for all Material as defined in Clauses 1.2 (i) thru 1.2 (iv) mutually agreed as being Initial Provisioning based on the Seller’s sales prices valid at the time of finalization of the Initial Provisioning Conference. This commercial offer shall be valid for a period to be mutually agreed upon, irrespective of any price changes for Seller Parts during this period, except for significant error and/or price alterations due to part number changes and/or Supplier price changes.

2.8.2	During the Initial Provisioning Period the Seller shall supply Material, as defined in Clause 1.2 and ordered from the Seller, which shall be in conformity with the configuration standard of the concerned Aircraft and with the Initial Provisioning Data transmitted by the Seller.

2.8.3	The Seller shall in addition [***] cause Suppliers to provide a similar service for their items.

2.9	Delivery of Initial Provisioning Material

2.9.1	To cover the requirements in Material for entry into service of the Aircraft, the Seller shall [***] deliver Material ordered during the Initial Provisioning Period against the Buyer’s orders and according to a mutually agreed schedule. Such deliveries shall cover the Material requirements in line with the Aircraft fleet build up, only up to that portion of the ordered quantity that is recommended for the number of Aircraft operated during the Initial Provisioning Period.

The Seller shall in addition use its reasonable efforts to cause Suppliers to provide to the Buyer a similar service for their items.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 7/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

2.9.2	The Buyer may, subject to the Seller’s agreement, cancel or modify Initial Provisioning orders placed with the Seller, with no cancellation charge, not later than the quoted lead-time before scheduled delivery of said Material.

2.9.3	In the event of the Buyer cancelling or modifying (without any liability of the Seller for the cancellation or modification) any orders for Material outside the time limits defined in Clause 2.9.2, the Buyer shall reimburse the Seller for any costs incurred in connection therewith.

2.9.4	All transportation costs for the return of Material under this Clause 2, including any insurance, customs and duties applicable or other related expenditures, shall be borne by the Buyer.

2.10	Initial Provisioning Data [***]

[***]

A320 / A330 PA – TAM – 11/2006

Exhibit H - 8/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

3	REPLENISHMENT AND DELIVERY

3.1	General

Buyer’s purchase orders are administered in accordance with SPEC 2000, Chapter 3.

For the purpose of clarification it is expressly stated that the provisions of Clause 3.2 do not apply to Initial Provisioning Data and Material as described in Clause 2.

3.2	Lead times

In general, lead times are in accordance with the provisions of the “World Airlines and Suppliers’ Guide” (Latest Edition).

3.2.1	Seller Parts as per sub-Clause 1.2 (i) listed in the Seller’s Spare Parts Price Catalog can be dispatched within the lead times defined in the Spare Parts Price Catalog.

Lead times for Seller Parts, which are not published in the Seller’s Spare Parts Price Catalog, are quoted upon request.

3.2.2	Material of sub-Clauses 1.2 (ii) thru 1.2 (iv) can be dispatched within the Supplier’s lead-time augmented by the Seller’s own order and delivery processing time.

3.2.3	Expedite Service

The Seller shall provide a twenty-four (24) hours-a-day, seven (7) days-a-week expedite service to provide for the supply of the relevant Seller Parts available in the Seller’s stock, workshops and assembly line including long lead time spare parts, to the international airport nearest to the location of such part (“Expedite Service”).

3.2.3.1	The Expedite Service is operated in accordance with the “World Airlines and Suppliers’ Guide”, and the Seller shall notify the Buyer of the action taken to satisfy the expedite within:

-	four (4) hours after receipt of an AOG Order,

-	twenty-four (24) hours after receipt of a Critical Order (imminent AOG or work stoppage),

-	seven (7) days after receipt of an Expedite Order from the Buyer.

3.2.3.2	The Seller shall deliver Seller Parts requested on an Expedite basis against normal orders placed by the Buyer, or upon telephone or telex requests by the Buyer’s representatives. Such telephone or telex requests shall be confirmed by subsequent Buyer’s orders for such Seller Parts within a reasonable time.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 9/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

3.3	Delivery Status

The Seller shall make available to the Buyer on the Airbus Spares Portal the status of supplies against orders.

3.4	Excusable Delay

Clause 10.1 of the Agreement shall apply to the Material support.

3.5	Shortages, Overshipments, Non-Conformity in Orders

3.5.1	The Buyer shall immediately and not later than thirty (30) days after receipt of Material delivered pursuant to a purchase order advise the Seller:

a)	of any alleged shortages or overshipments with respect to such order,

b)	of all non-conformities to specification of parts in such order subjected to inspections by the Buyer.

In the event of the Buyer not having advised the Seller of any such alleged shortages, overshipments or non-conformity within the above defined period, the Buyer shall be deemed to have accepted the deliveries.

3.5.2	In the event of the Buyer reporting overshipments or non-conformity to the specifications within the period defined in Clause 3.5.1 the Seller shall, if the Seller accepts such overshipment or non-conformity, either replace the concerned Material or credit the Buyer for the returned Material. In such case, transportation costs shall be borne by the Seller.

The Buyer shall endeavour to minimize such costs, particularly through the use of its own airfreight system for transportation at no charge to the Seller.

3.6	Packaging

All Material shall be packaged in accordance with ATA 300 Specification, Category III for consumable/expendable material and Category II for rotables. Category I containers shall be used if requested by the Buyer and the difference between Category I and Category II packaging costs shall be paid by the Buyer together with payment for the respective Material.

3.7	Cessation of Deliveries

The Seller reserves the right to restrict, stop or otherwise suspend deliveries if the Buyer fails to meet its obligations defined in Clauses 4.2 thru 4.4.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 10/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

4	COMMERCIAL CONDITIONS

4.1	Price

4.1.1	The Material prices shall be:

-	Free Carrier (FCA) the Airbus Spares Support Centre for deliveries from the Airbus Spares Support Centre.

-	Free Carrier (FCA) place specified by the Seller for deliveries from other Seller or Supplier facilities as the term Free Carrier (FCA) is defined by the publication N? 560 of the International Chamber of Commerce published in January 2000.

4.1.2	Prices shall be the Seller’s sales prices in effect on the date of receipt of the order (subject to reasonable quantities and delivery time) and shall be expressed in US-Dollars.

4.1.3	Prices of Seller Parts shall be in accordance with the current Seller’s Spare Parts Price Catalog. Prices shall be firm for each calendar year. The Seller, however, reserves the right to revise the prices of said parts during the course of the calendar year in the following cases:

-	significant revision in manufacturing costs,

-	significant revision in manufacturer’s purchase price of parts or materials (including significant variation of exchange rates),

-	significant error in estimation or expression of any price.

4.1.4	Prices of Material as defined in sub-Clauses 1.2 (ii) thru 1.2 (iv) shall be the valid list prices of the Supplier augmented by the Seller’s handling charge. The percentage of the handling charge shall vary with the Material’s value and shall be determined item by item.

4.2	Payment Procedures and Conditions

4.2.1	Payment shall be made in immediately available funds in the quoted currency. In case of payment in any other free convertible currency, the exchange rate valid on the day of actual money transfer shall be applied for conversion.

4.2.2	Payment shall be made by the Buyer to the Seller within [***].

A320 / A330 PA – TAM – 11/2006

Exhibit H - 11/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

4.2.3	The Buyer shall make all payments hereunder to the Seller’s account with:

[***]

or as otherwise directed by the Seller.

4.2.4	All payments due to the Seller hereunder shall be made in full without set-off, counterclaim, deduction or withholding of any kind. Consequently, the Buyer shall procure that the sums received by the Seller under this Exhibit “H” shall be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature except that if the Buyer is compelled by law to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall equal the amounts which would have been received in the absence of such deduction or withholding.

4.2.5	If any payment due to the Seller is not received in accordance with the timescale provided in Clause 4.2.2, without prejudice to the Seller’s other rights under this Exhibit “H”, the Seller shall be entitled to interest for late payment calculated on the amount due [***].

4.3	intentionally left blank

4.4	Title

Title to any Material purchased under this Exhibit “H” remains with the Seller until full payment of the invoices and any interest thereon has been received by the Seller.

The Buyer shall undertake that Material, title to which has not passed to the Buyer, shall be kept free from any debenture or mortgage or any similar charge or claim in favour of any third party.

4.5	Buy-Back

4.5.1	Buy-Back of Obsolete Material

The Seller agrees to buy back unused Seller Parts which may become obsolete up to [***] to the Buyer as a result of mandatory modifications required by the Buyer’s or the Seller’s Aviation Authorities, subject to the following:

4.5.1.1	The Seller Parts involved shall be those, which the Buyer is directed by the Seller to scrap or dispose of and which cannot be reworked or repaired to satisfy the revised standard.

4.5.1.2	The Seller shall credit to the Buyer the purchase price paid by the Buyer for any such obsolete parts, provided that the Seller’s liability in this respect does not extend to quantities in excess of the Seller’s Initial Provisioning recommendation.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 12/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

4.5.1.3	The Seller shall use its reasonable efforts to obtain for the Buyer the same protection from Suppliers.

4.5.2	Buy-Back of Initial Provisioning Surplus Material

4.5.2.1	The Seller agrees that at any time after [***]

4.5.2.2	In the event of the Buyer electing to procure Material in excess of the Seller’s recommendation, the Buyer shall notify the Seller thereof in writing, with due reference to the present Clause. The Seller’s agreement in writing is necessary before any Material in excess of the Seller’s recommendation shall be considered for buy-back.

4.5.2.3	It is expressly understood and agreed that the rights granted to the Buyer under this Clause 4.5.2 shall not apply to Material which may become surplus to requirements due to obsolescence at any time or for any reason other than those set forth in Clause 4.5.1 above.

4.5.2.4	Further, it is expressly understood and agreed that all credits described in this Clause 4.5.2 shall be provided by the Seller to the Buyer exclusively by means of credit notes to be entered into the Buyer’s spares account with the Seller.

4.5.3	All transportation costs for the return of obsolete or surplus Material under this Clause 4, including any insurance and customs duties applicable or other related expenditures, shall be borne by the Buyer.

4.6	Inventory Usage Data

The Buyer undertakes to provide periodically to the Seller a quantitative list of the parts used for maintenance and overhaul of the Aircraft. The range and contents of this list shall be established according to SPEC 2000, Chapter 5, or as mutually agreed between the Seller and the Buyer.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 13/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

5.	WARRANTIES

5.1	Seller Parts

Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts in sub-Clause 1.2 (i) shall at delivery to the Buyer:

(i)	be free from defects in material,

(ii)	be free from defects in workmanship, including without limitation processes of manufacture,

(iii)	be free from defects arising from failure to conform to the applicable specification for such part.

5.2	Warranty Period

5.2.1	The [***] warranty period for new Seller Parts is [***].

5.2.2	The [***] warranty period for (i) used Seller Parts delivered by and/or repaired, by the Seller is [***], and (ii) for used Seller Parts delivered by and/or modified, overhauled or exchanged by the Seller [***].

5.2.3	The Seller’s equipment Supplier support conditions include the provision for [***] standard warranty for used parts after delivery of such parts to the Buyer.

5.3	Buyer’s Remedy and Seller’s Obligation

The Buyer’s remedy and Seller’s obligation and liability under this Clause 5 are limited to the repair, replacement or correction, at the Seller’s expense and option, of any Seller Part which is defective.

The Seller may equally at its option furnish a credit to the Buyer for the future purchase of Seller Parts equal to the price at which the Buyer is then entitled to acquire a replacement for the defective Seller Parts.

The provisions of Clauses 12.1.5 thru 12.1.10 of the Agreement shall apply to this Clause 5 of this Exhibit “H”.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 14/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

5.4	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 5 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, ITS SUPPLIERS AND/OR THEIR INSURERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY MATERIAL DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS (GARANTIE DES VICES CACHES);

(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR MATERIAL DELIVERED HEREUNDER.

THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY MATERIAL DELIVERED UNDER THIS AGREEMENT.

FOR THE PURPOSES OF THIS CLAUSE 5.4, “THE SELLER” SHALL INCLUDE THE SELLER, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 15/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

6	SELLER PARTS LEASING

6.1	General

The terms and conditions of this Clause 6 shall apply for the leasing of Seller Parts listed in Appendix A to this Clause 6, hereinafter “Leased Parts” or a “Leased Part”, and shall form a part of each lease of Seller Parts by the Buyer from the Seller.

6.1.1	The terms and conditions of this Clause 6 shall prevail over all other terms and conditions appearing on any order form or other document pertaining to Leased Parts. The Seller’s current proprietary parts Repair Guide shall be provided to the Buyer and shall be used, along with this Agreement, as the basis for Seller Parts lease transactions between the Buyer and the Seller. In case of discrepancy, this Agreement shall prevail.

6.1.2	For the purposes of this Clause 6, the term “Lessor” refers to the Seller and the term “Lessee” refers to the Buyer.

6.1.3	Parts not included in Appendix A to this Clause 6 shall be the subject of a separate lease agreement supplied by the Seller at the Buyer’s request.

6.2	Leasing Procedure

Upon the Lessee’s request by telephone (to be confirmed promptly in writing), facsimile, cable, SITA, letter or other written instrument, the Lessor shall lease such Leased Parts, which shall be made available in accordance with Clause 3.2.3 for the purpose of being substituted for a part removed from an Aircraft for repair or overhaul. The Leased Parts shall be delivered by the Seller FCA Seller’s Facility and shall be accompanied by all the necessary airworthiness documentations. Each lease of Leased Parts shall be evidenced by a lease document (hereinafter “Lease”) issued by the Lessor to the Lessee [***] of the Leased Part.

6.3	Lease Period

6.3.1	The total term of the Lease (hereinafter “Lease Period”) shall be counted from inclusively the day the Leased Part is delivered Free Carrier (FCA) up to inclusively the day of receipt of the Leased Part back at the Lessor or at any other address indicated by the Lessor.

6.3.2	If a Leased Part is not returned by the Lessee within [***], the Lease shall be converted into a sale. Should the Lessee not return the Leased Part to the Lessor within [***] and if the Lessor so elects, by giving prompt written notice to the Lessee, such non return shall be deemed to be an election by the Lessee to purchase the Leased Part and, upon the happening of such event, the Lessee shall pay the Lessor all amounts due under Clauses 6.4 and 6.8 for the Leased Part for the Lease Period of [***] of the Leased Part at the moment of the conversion of the Lease.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 16/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

6.3.3	Notwithstanding the foregoing, the Lease Period shall end in the event of, and upon the date that, the Lessee acquiring title to a Leased Part as a result of exercise of the Lessee’s option to purchase the Leased Part, as provided for herein.

6.3.4	The chargeable period to lease a part is a minimum of [***]. If the shipment of the Leased Part has been arranged and the Lessee cancels the lease order, the minimum chargeable period of [***] shall apply.

6.4	Lease Charges and Taxes

The Lessee shall pay the Lessor:

[***]

6.5	Risk of Loss, Maintenance, Storing and Repair of the Leased Part

(i)	The Lessee shall be liable for maintaining and storing the Leased Part in accordance with all applicable rules of the relevant aviation authorities and the technical documentation and other instructions issued by the Lessor.

(ii)	Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee.

(iii)	The Leased Part shall be repaired solely at repair stations approved by the Lessor. If during the Lease Period any inspection, maintenance, rework and/or repair is carried out to maintain the Leased Part serviceable, in accordance with the standards of the Lessor, the Lessee shall provide details and documentation about the scope of the work performed, including respective inspection, work and test reports.

(iv)	All documentation shall include, but not be limited to, evidence of incidents such as hard landings, abnormalities of operation and corrective action taken by the Lessee as a result of such incidents.

(v)	The Leased Part must not be lent to a third party.

(vi)	Risk of loss or damage to each Leased Part shall remain with the Lessee until such Leased Part is redelivered to the Lessor at the return location specified in the applicable Lease. If a Leased Part is lost, damaged beyond economical repair or damaged unrepairable, the Lessee shall be deemed to have exercised its option to purchase said Leased Part in accordance with Clause 6.8 as of the date of such loss or damage.

6.6	Title

Title to each Leased Part shall remain with the Lessor at all times unless the Lessee exercises its option to purchase in accordance with Clause 6.8, in which case title shall pass to the Lessee upon receipt by the Lessor of the payment for the purchased Leased Part.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 17/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

6.7	Return of Leased Part

6.7.1	The Lessee shall return the Leased Part at the end of the Lease Period to the address indicated on the individual lease document provided by the Lessor at the start of each Lease transaction.

6.7.2	The return shipping document shall indicate the reference of the Lease document and the removal data, such as:

(i)	aircraft manufacturer serial number

(ii)	removal date

(iii)	total flight hours and flight cycles for the period the Leased Part was installed on the aircraft

(iv)	documentation in accordance with Clause 6.5.

If the Lessee cannot provide the above mentioned data and documentation for the Leased Part to be returned from Lease, [***]. According to the Lessor’s quality standards, parts are not serviceable without the maintenance history data outlined above and have to be scrapped on site.

6.7.3	The unserviceable or serviceable tag issued by the Lessee and the original Lessor certification documents must be attached to the Leased Part.

6.7.4	Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee. The Leased Part shall be returned with the same painting as when delivered (Airbus grey or primary paint). If the Lessee is not in a position to return the Leased Part in the same serviceable condition, the Lessee has to contact the Lessor for instructions.

6.7.5	The Leased Part is to be returned in the same shipping container as that delivered by the Lessor. The container must be in a serviceable condition, normal wear and tear excepted.

6.7.6	The return of an equivalent part different from the Leased Part delivered by the Lessor is not allowed without previous written agreement of the Lessor.

6.8	[***]

6.9	Warranties

6.9.1	The Lessor warrants that each Leased Part shall at the time of delivery be free from defects in material and workmanship which could materially impair the utility of the Leased Part.

6.9.2	Warranty and Notice Periods

The Lessee’s remedy and the Lessor’s obligation and liability under this Clause 6.9, with respect to each defect, are conditioned upon:

(i)	the defect having become apparent to the Lessee within the Lease Period and

A320 / A330 PA – TAM – 11/2006

Exhibit H - 18/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

(ii)	the return by the Lessee as soon as practicable to the return location specified in the applicable Lease, or such other place as may be mutually agreed upon, of the Leased Part claimed to be defective and

(iii)	the Lessor’s warranty administrator having received written notice of the defect from the Lessee within [***] after the defect becomes apparent to the Lessee, with reasonable proof that the claimed defect is due to a matter embraced within the Lessor’s warranty under this Clause 6.9 and that such defect did not result from any act or omission of the Lessee, including but not limited to any failure to operate or maintain the Leased Part claimed to be defective or the Aircraft in which it was installed in accordance with applicable governmental regulations and the Lessor’s applicable written instructions.

6.9.3	Remedies

The Lessee’s remedy and the Lessor’s obligation and liability under this Clause 6.9 with respect to each defect are limited to the repair of such defect in the Leased Part in which the defect appears, or, as mutually agreed, to the replacement of such Leased Part with a similar part free from defect.

Any replacement part furnished under this Clause 6.9.3 shall be deemed to be the Leased Part so replaced.

6.9.4	Suspension and Transportation Costs

6.9.4.1	If a Leased Part is found to be defective and covered by this warranty, the Lease Period and the Lessee’s obligation to pay rental charges as provided for in sub-Clause 6.4 (i) shall be suspended from the date on which the Lessee notifies the Lessor of such defect until the date upon which the Lessor has repaired, corrected or replaced the defective Leased Part, provided, however, that the Lessee has, promptly after giving such notice to the Lessor, withdrawn such defective Leased Part from use. If the defective Leased Part is replaced, such replaced part shall be deemed to no longer be a Leased Part under the Lease as of the date upon which such part was received by the Lessor at the return location specified in the applicable Lease.

[***].

6.9.4.2	All transportation and insurance costs of returning the defective Leased Part and returning the repaired, corrected or replacement part to the Lessee shall be borne by the Lessor.

6.9.5	Wear and Tear

Normal wear and tear and the need for regular maintenance and overhaul shall not constitute a defect or non-conformance under this Clause 6.9.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 19/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

6.9.6	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LESSEE SET FORTH IN THIS CLAUSE 6 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST THE LESSOR, ITS SUPPLIERS AND/OR THEIR INSURERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS INCLUDING BUT NOT LIMITED TO:

(A)	ANY WARRANTY AGAINST HIDDEN DEFECTS (GARANTIE DES VICES CACHES);

(B)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(C)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LESSOR’S OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(E)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY LEASED PART DELIVERED HEREUNDER.

THE LESSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS.

FOR THE PURPOSES OF THIS CLAUSE 6.9.6, “THE LESSOR” SHALL INCLUDE THE LESSOR, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

[***]	REDACTED LANGUAGE FOR CONFIDENTIAL TREATMENT PER CLAUSE 22.10.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 20/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

APPENDIX “A” TO CLAUSE 6 OF EXHIBIT “H”

SELLER PARTS AVAILABLE FOR LEASING

[***]

[***]	REDACTED LANGUAGE FOR CONFIDENTIAL TREATMENT PER CLAUSE 22.10.

A320 / A330 PA – TAM – 11/2006

Exhibit H - 21/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT “H”

7	TERMINATION OF SPARES PROCUREMENT COMMITMENTS

7.1	In the event of the Agreement being terminated with respect to any Aircraft due to causes provided for in Clauses 10, 11 or 20 of the Agreement, such termination may also affect the terms of this Exhibit “H” to the extent set forth in Clause 7.2 below.

7.2	Any termination under Clauses 10, 11 or 20 of the Agreement shall discharge all obligations and liabilities of the parties hereunder with respect to such undelivered spare parts, services, data or other items to be purchased hereunder which are applicable to those Aircraft for which the Agreement has been terminated. Unused spare parts in excess of the Buyer’s requirements due to such Aircraft cancellation shall be [***].

A320 / A330 PA – TAM – 11/2006

Exhibit H - 22/22

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

EXHIBIT I

[***]

A320 / A330 PA – TAM – 11/2006

Exhibit I - 1/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

Preamble

For the purposes of the General Terms and Conditions of Access to and Use of the Secure Area of Airbus|World only, the Buyer and the Seller hereby agree that in such GTC:

“The Seller” shall be referred to as AIRBUS S.A.S.,

“The Buyer” shall be referred to as “the Company”,

“The Agreement” shall have the meaning assigned thereto in the GTC.

“The Agreement” as defined in the Clause 0 shall be referred to in the GTC with the meaning assigned thereto under the definition of “Contracts”

GENERAL TERMS AND CONDITIONS OF ACCESS TO AND USE OF

THE SECURE AREA of AIRBUS|WORLD

ARTICLE 1: DEFINITIONS

Administrator(s)	Company’s employee(s) appointed by the Company, entitled to represent the Company for and in the management of the Agreement and responsible for the compliance by the Designated Users and the
Company’s employees with the Agreement.

Agreement	The agreement between the Parties shall be understood as including, in the following order of precedence, (i) Specific Terms and Conditions applicable to specific Services if any and to that extent only, (ii) these General Terms and Conditions, and any other relating functional or technical document agreed between the Parties, it being understood that, in the event of any inconsistency the former ranking document shall prevail over the following one(s) to the extent of such inconsistency.

AIRBUS S.A.S.	AIRBUS S.A.S, a French Société par Actions Simplifiée, with a share capital of Euros 2 704 375, registered with the Trade and Companies Registry of Toulouse (France) under n° 383 474 814 and whose registered office is located 1 Rond Point Maurice Bellonte, 31700 Blagnac, France

AIRBUS	Collectively AIRBUS S.A.S and the legal entities controlled by AIRBUS S.A.S, the term “control” meaning the direct or indirect ownership of at least fifty percent (50%) of the voting stocks in such legal entities.

AIRBUS Data	Any and all data, information and material made accessible and available by AIRBUS to the Company through the Secure A|W.

Company	The company entering into these General Terms and Conditions as identified on the execution page of this document.

Company Data	Any and all data, information and other material made accessible and available by the Company to AIRBUS through the Secure A|W.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 2/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

Contracts	Any and all present and future contracts, agreements or letters, the terms of which imply a commitment of the Company and/or AIRBUS other than related to the present Agreement, namely but without limitation: confidentiality agreements, exchanges in the course of a call for tender, contracts for the supply of services, procurement/sale agreements, aircraft purchase agreements, co-operation agreements, research contracts, maintenance contracts.

Data	Collectively the AIRBUS Data and the Company Data.

Databases	Any and all collections of independent works, data or other materials arranged in a systematic or methodical way and individually accessible by electronic or other means by the Company through the Secure A|W.

Designated Users	Employees of the Company authorized by a Company Administrator to access and use the Secure A|W.

Identification Codes	Confidential and personal identification codes attached to each Designated User and which formally identify each Designated User accessing and using the Secure A|W.

Party or Parties	Individually or collectively AIRBUS S.A.S. and/or the Company.

Secure Airbus|World or Secure A|W	Secure area of Airbus|World, access to part of which may be given by AIRBUS S.A.S. to Designated Users of the Company.

Services	Any and all on line services made available to the Company through the Secure A|W under the terms and conditions of the Agreement.

Specific Terms and Conditions	Terms and conditions under which AIRBUS S.A.S. grants access to specific Services to the Company.

System	Equipment (hardware, software, connections, …) set up by AIRBUS S.A.S. and enabling AIRBUS S.A.S. to provide the Services on the Secure A|W through the internet.

User Documentation	Documentation intended for the Administrators and Designated Users of the Secure A|W describing the technical means enabling connection to the System and access to the Secure A|W and providing information related to the use of the Secure A|W and/or the Services. User Documentation may be modified from time to time by AIRBUS S.A.S and is available on the secure area of Airbus|World.

ARTICLE 2: PURPOSE / CONTRACTUAL DOCUMENTS

2.1	The purpose of these General Terms and Conditions is to define the terms and conditions under which AIRBUS S.A.S. authorizes the Company to access and use the Secure A|W and to benefit from some of the Services offered through the latter.

2.2	Access to and use of certain Services may be subject to acceptance by the Company of Specific Terms and Conditions.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 3/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

2.3	The Secure A|W may be used by the Company for the purpose of exchanging information with AIRBUS and specifically for the performance of the Contracts. The Agreement shall not be construed as interfering with the terms and conditions of any such Contracts. The terms and conditions of the Contracts shall in any case prevail over the terms of the Agreement.

2.4	The Company and AIRBUS shall not exchange Data through the Secure A|W that are not necessary for professional or business purposes as mentioned in Article 2.3. Activities directly or indirectly related to spamming are prohibited on the Secure A|W.

2.5	Should there be a need for the Company to use the Secure A|W in its quality of subcontractor of a supplier, a customer, or a co-contractor of AIRBUS (hereafter individually and collectively an “AIRBUS Co-contractor”), then the Company hereby guarantees that it is duly authorised by such AIRBUS Co-contractor to request from AIRBUS S.A.S. an access to the Secure A|W and the use of the Services. The Agreement between AIRBUS S.A.S. and the Company is entered into for the sole purpose of the use of Secure A|W and shall in no event be construed as a change to the contracts entered into by AIRBUS and the AIRBUS Co-contractor and/or establish a direct contractual relationship between AIRBUS and the Company other than the Agreement.

ARTICLE 3: EXTENT OF ACCESS TO AND USE OF THE SECURE A|W

3.1	AIRBUS S.A.S. grants to the Company, a worldwide, personal, non-exclusive and non-transferable right to access and use the Secure A|W and the Services, pursuant to the terms and conditions of and for the duration of the Agreement. The Company shall not fully or partially assign, sublicense nor subcontract any of its rights and/or obligations under the Agreement, without the express prior written authorization of AIRBUS S.A.S.

3.2	No right other than that provided in Article 3.1 above is granted by AIRBUS S.A.S. to the Company under these General Terms and Conditions, and the Company shall not, directly or indirectly, without limitation, extract, reproduce, represent, adapt, modify and/or translate, all or part of the Secure A|W, the System and/or the Databases, nor create any derivative work therefrom, nor use any and/or all of the aforesaid elements for any purposes other than those agreed upon between the Parties.

3.3	The Secure A|W, the System, the Databases and the AIRBUS Data shall remain the sole ownership of AIRBUS and/or its licensors.

ARTICLE 4: ADMINISTRATORS AND DESIGNATED USERS

4.1	AIRBUS S.A.S. shall propose on-line standard training for the Administrator on the Secure A|W at AIRBUS S.A.S’ expense and AIRBUS S.A.S. shall make available appropriate documentation to the Designated Users.

4.2	The Company shall be solely responsible for the enforcement of the Agreement by its employees, including the Administrator(s) and the Designated Users. The Company shall ensure, at its own expense, that the Administrator(s) and the Designated Users are qualified and properly trained for the purpose of the performance of the Agreement.

4.3	The Company shall designate one Administrator. AIRBUS S.A.S. may, at its sole discretion and upon the Company’s request, authorise in writing the Company to designate additional Administrator(s), provided the Company defines non-overlapping areas and/or timeframes for each of the Administrators, e.g. for different branches or sites of the Company. It is understood that the Company shall be solely responsible in the event of inconsistent instructions received from the Administrators.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 4/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

4.4	The Administrator(s) shall have the capacity to represent the Company with respect to the execution and performance of any contractual document related to the access, use and operation of the Secure A|W.

4.5	The Administrator(s) shall appoint Designated Users among the employees of the Company. Each Designated User shall be provided with a personal and confidential Identification Code, at AIRBUS S.A.S.’ discretion, either by the Administrator, by AIRBUS S.A.S. or by an independent, reputable and reliable organisation.

4.6	Each and every access, use and operation of the Secure A|W with an Identification Code shall be deemed to have been made by the corresponding Designated User.

4.7	The Company shall ensure that:

(I)	each Identification Code is used by the corresponding Designated User only and is personal to such Designated User;

(II)	each personal Identification Code shall not be communicated to any person other than the corresponding Designated User;

(III)	each Designated User accesses and uses the Secure A|W in accordance with the specific rights he/she has been granted under the Agreement;

(IV)	no third party can access the Identification Codes or the Secure A|W.

4.8	Should the Company become aware of any potential risk that Identification Code(s) could be or could have been disclosed to anyone other than the corresponding Designated User, then the Administrator(s) shall, without any delay, cancel the access to the Secure A|W in respect of such Identification Code(s) and notify AIRBUS S.A.S. of such potential risk and of such cancellation of the Identification Code(s), notwithstanding AIRBUS S.A.S.’ rights to cancel such access.

4.9	The Company shall inform AIRBUS S.A.S., without any delay, of (i) any modification in the professional situation of the Administrator(s) and/or Designated Users, including without limitation resignation from the Company, (ii) the termination/expiration of any or all of the Contracts (iii) the termination/expiration of any contract of the Company with an AIRBUS Co-contractor as referred to in Article 2.5 above. In any of such cases, the Company shall without delay cancel the access to the Secure A|W for the corresponding Designated Users, notwithstanding AIRBUS S.A.S.’ rights to cancel such access.

4.10	Should any one of Designated Users and/or Administrators not comply with any provision of the Agreement and/or any applicable laws and regulations, or should AIRBUS S.A.S. have reasonable grounds to believe that his/her access may possibly result in a breach of the Agreement, including but not limited to confidentiality and/or security provisions and/or result in an illegal situation, AIRBUS S.A.S. shall be entitled, at any time, without prejudice to its other rights and without prior notice, to restrict or suspend access to all or part of the Secure A|W by any or all such Designated User(s) and/or Administrator(s).

ARTICLE 5: ACCESS REQUIREMENTS

5.1	The Company shall, at its own costs and under its sole responsibility and liability, procure, install and maintain the information technology equipment necessary to access the System and the Secure A|W. The Company shall use all care and means available in the state of the art necessary to prevent intrusion of any third party and/or malicious codes into the System and/or the Secure A|W.

5.2	The Company shall be responsible for obtaining and maintaining any relevant authorisations and/or accomplishing any and all relevant formalities necessary to have access to and benefit from the Secure A|W as well as for performing its own obligations under the Agreement and/or any applicable laws and regulations.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 5/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

5.3	AIRBUS S.A.S. shall be entitled, without limitation for security purposes, to at any time modify or have the Company modify, the Identification Codes. Any modification of such Identification Codes shall be notified by the modifying Party to the other Party.

ARTICLE 6: CHARACTERISTICS AND AVAILABILITY OF THE SECURE A|W

6.1	AIRBUS S.A.S. shall make its reasonable efforts to provide the necessary means in order to make the Secure A|W accessible seven (7) days a week and twenty-four (24) hours a day. Should the access to or use of the Secure A|W be disturbed, AIRBUS S.A.S. shall take all reasonable and proper steps to restore the access to or use of the Secure A|W.

6.2	In this respect and without limitation, AIRBUS S.A.S. shall be entitled, at any time and without notification, to suspend, temporarily or permanently, access to all or part of the Secure A|W:

(i)	in order to proceed with any maintenance of the System and/or updating of the Secure A|W, the Databases and/or the Data;

(ii)	for security reasons;

(iii)	in order to comply with any regulatory constraints and/or court injunction or decision.

6.3	Should AIRBUS S.A.S. foresee that the unavailability of the Secure A|W, in whole or in part, will exceed twenty-four (24) consecutive hours, AIRBUS S.A.S. shall make reasonable efforts to inform as promptly as possible the Company, by whatever means, of such unavailability.

6.4	Without prejudice to any other provision of the Agreement, should the Company be unable for any reason to access the Secure A|W for more than twenty four (24) consecutive hours and/or for a period incompatible with the performance schedule of a Contract requiring the use of the Secure A|W, the Company shall inform AIRBUS S.A.S. and the Parties shall determine together alternative solutions, related but not limited to, the exchange of data.

ARTICLE 7: CONFIDENTIALITY

7.1	Unless otherwise agreed upon in the Agreement and/or the Contracts, and unless the same information may be accessed in the freely accessible public area of Airbus|World, all information made available by the Company and AIRBUS to each other through the Secure A|W shall be deemed confidential information and shall not be disclosed by the receiving party to any third party and shall not be used for any purpose other than those agreed upon by the Company and AIRBUS.

7.2	The Company hereby authorises AIRBUS to disclose such information within AIRBUS, provided the AIRBUS legal entities exchanging such information have entered with each other into a confidentiality agreement. The Company may only disclose such information to its affiliates if such affiliates have entered into a separate confidentiality agreement with AIRBUS.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 6/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

ARTICLE 8: EXCHANGE OF DATA

8.1	As part of the Services, the Secure A|W enables the Company and AIRBUS to exchange or have access to the Data, for the purpose of collaboration between the Company and AIRBUS and/or performance of the Contracts.

8.2	The Company shall have the right to access to and use the AIRBUS Data, and AIRBUS shall have the right to access to and use the Company Data, solely to the extent defined in the Agreement and/or the Contracts.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 7/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

8.3	Except as otherwise agreed in the Agreement and/or the Contracts, the Company and AIRBUS may, during the term of the Agreement, for internal use only, adapt, translate, make hard copies and/or numeric reproductions of the Data received from the disclosing party, for the sole purpose of the Agreement and of, as the case may be, the performance of the Contract(s) or the collaboration of the Company and AIRBUS. The Data received from the disclosing party, their hard copies and numeric reproductions, may be processed by and circulated worldwide only to the employees of the receiving party having a need to know the same for the purpose of the Agreement and of, as the case may be, the performance of the Contract(s) or the collaboration of the Company and AIRBUS.

8.4	The Company and AIRBUS shall ensure that all proprietary rights and confidentiality mentions stated on any original document are replicated on any reproduction made thereof. Any translation and/or adaptation shall expressly state that it is a derivative from the original document. The Company and AIRBUS shall refrain from removing and/or altering any of these mentions.

8.5	The Company shall take care and use all means available in the state of the art at any time of the Agreement in order to prevent the Company Data from creating permanent or temporary disturbance of the operation and/or the use of the System, the Secure A|W and/or the Database.

8.6	The Company shall immediately notify AIRBUS S.A.S. of the occurrence or possible occurrence of any of the events referred to in Article 8.5 above. Should AIRBUS S.A.S. be aware of any of such aforesaid events, it shall be entitled, without notice and without prejudice to its other rights, to delete the implicated Company Data from the System.

8.7	Taking into account the electronic nature of the Data exchanged through the Secure A|W, the Company and AIRBUS agree to give to such electronic exchanges the same probatory value as exchanges made by registered mail.

8.8	Should any creation or development be made by the Company when accessing and using the Secure A|W and/or exchanging Data with AIRBUS, then the rights of each party on such creation or development shall be determined pursuant to the corresponding Contract or Specific Terms and Conditions, if any.

ARTICLE 9: PRIVACY

9.1	AIRBUS S.A.S. and, when applicable, the Company shall comply at all times with their obligations under any local law towards the relevant authority(ies) with regard to data protection principles, including any personal data files or personal data automated processing systems and shall inform each other of any information system evolution which could affect such obligations.

9.2	The Company is hereby notified that AIRBUS may request personal data directly from the Administrator(s) and the Designated Users for accessing and using the Secure A|W. The Company shall inform the Administrator(s) and the Designated Users (i) in accordance with applicable laws, and specifically with article 27 of the French law n°78-17 of January 6, 1978 when data are collected and/or processed in France, (ii) of the provisions of this Article 9 and their related rights.

9.3	The Company undertakes, according to article 27 of the French law n°78-17 of January 6, 1978, to inform the Administrator(s) and the Designated Users that:

(i)	failure to provide such data may prevent access to the Secure A|W;

(ii)	such personal data shall be used by AIRBUS for the sole purpose of (a) security, operation and maintenance of the Secure A|W and (b) the Services and/or communication to and information of the Administrator(s) and the Designated Users in respect of the Secure A|W and the Services;

A320 / A330 PA – TAM – 11/2006

Exhibit I - 8/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

(iii)	such personal data may be transferred to AIRBUS service providers or other AIRBUS entities throughout the world; and

(iv)	they benefit from a right of access to and rectification of, their personal data archived by AIRBUS.

9.4	The Secure A|W uses “cookies” (small data files transferred to computer hard drives for the sole purpose of recording computer connections to the Secure A|W such as date, time, consulted pages, etc.). AIRBUS S.A.S. may access and record this information during Designated Users’ visits. The use of cookies is a prerequisite to the operation of the Secure A|W and the Company recognizes that any Designated User exercising his/her right to disable cookies shall not have access to the Secure A|W.

9.5	Personal data may be accessed by the Company, Administrators and/or Designated Users and, as the case may be, rectified upon written request to AIRBUS S.A.S, 1 Rond-Point Maurice Bellonte, 31707 Blagnac Cedex, France.

9.6	As the performance of the Agreement may imply cross-border transfer of personal data protected under French law, the Company hereby declares that it is aware of (i) the Council of Europe Convention for the Protection of Individuals with regards to Automatic Processing of Personal Data, (ii) the European Directive n° 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data and (iii) French law n°78-17 of 6th January 1978 concerning data processing and liberties, and the Company shall ensure that it remains aware of any further modification of the applicable laws in force and undertakes to respect the same.

ARTICLE 10: WARRANTY / LIABILITY

10.1	To the extent permitted by French law, the Company acknowledges that the Secure A|W, including any and all of its supporting elements and contents, i.e. without limitation the System, the Databases and, unless otherwise stated in the Contracts, AIRBUS Data, are provided “as is” and “as available”.

10.2	To the extent permitted by French law, AIRBUS S.A.S. neither warrants nor represents, without limitation, that (i) the Secure A|W, the System, the Services and/or the User Documentation will meet the Company’s requirements and expectations, nor will be uninterrupted, timely, secure or error-free, (ii) the results that may be displayed through the Secure A|W, the Data, Databases and/or any material obtained through the Secure A|W will be accurate, reliable or error free.

10.3	Access to and use of the Secure A|W are therefore performed at the Company’s sole risk and the Company shall be solely responsible and AIRBUS S.A.S. shall not be liable for damages, on whatever grounds, including third parties’ rights’ infringement, arising out or in connection with access, use, computer intrusion, security failure, or unavailability of the Services, the Secure A|W and/or the materials contained therein or accessed there through. In no event, shall AIRBUS, their successive successors and assignees be liable for any damage, whether direct or indirect, such as but without limitation loss of data or of programs, loss of use, financial loss, any deterioration or infection by malicious codes of the Company’s information technology equipment (including but not limited to software, hardware, connections and/or any system or network).

10.4	Notwithstanding the preceding provisions, AIRBUS S.A.S. agrees to support the defence of the Company against any claim alleging that the normal use by the Company of the System infringes the intellectual property rights of any third party by answering the Company’s reasonable related information requests, provided the Company notifies AIRBUS S.A.S. in writing of any such claim within fifteen (15) days from the date it has knowledge of the latter.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 9/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

EXHIBIT I

10.5	Should any provision of the Agreement become prohibited or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction, such provision shall, to the extent required by such law, be severed from the Agreement and rendered ineffective insofar as possible without modifying the remaining provisions. Where, however, the provisions of any such applicable law may be waived, the Parties hereby agree that they shall waive such provisions to the fullest extent permitted by such law, with the result that the provisions of the Agreement shall be valid, binding and enforceable. The Parties agree to replace, as far as practicable, any provision which is prohibited, unlawful or unenforceable with another provision having substantially the same effect (in its legal and commercial content) as the replaced provision, but which is not prohibited, unlawful or unenforceable. The invalidity in whole or in part of any provision(s) of the Agreement shall not void or affect the validity of any other provision.

ARTICLE 11: DURATION / TERMINATION

11.1	These General Terms and Conditions shall enter into force on the date of their execution by both Parties. The entry into force or termination of these General Terms and Conditions shall not interfere in any way with the term of any Contracts in force.

11.2	The duration of any other contractual document entered into by the Parties as part of the Agreement shall be provided in the corresponding document. Should these General Terms and Conditions be terminated, all such documents shall, automatically and notwithstanding any other provision in the Agreement, be terminated concurrently therewith.

11.3	In the event of the Company being in breach any of its obligations under the Agreement, Airbus S.A.S. shall be entitled, without prejudice to any of its other rights and without prior notice, to immediately and automatically suspend access to Secure A|W or terminate all or part of the Agreement.

11.4	Upon termination, for whatever reason, of all or part of the Agreement, the Company shall immediately, at AIRBUS S.A.S.’ discretion, (i) cease to access to the Secure A|W and/or the corresponding Service(s) and (ii) return or destroy, except in the event that a dispute arises or is raised between the Company and AIRBUS under the Agreement or the Contracts, the Identification Codes as well as all AIRBUS Data the Company may have held in the frame of the terminated part of the Agreement.

11.5	Should a force majeure event occur and continue for a period of more than one (1) month, then either Party may terminate the Agreement upon written notice to the other Party.

ARTICLE 12: MISCELLANEOUS

Airbus S.A.S. is entitled to assign all or part of its rights and/or obligations under the Agreement to any legal entity controlled by AIRBUS S.A.S.

Airbus S.A.S. is entitled to subcontract any of its obligations under the Agreement.

The Agreement shall not be modified except through a written amendment signed by the duly authorized representatives of both Parties.

ARTICLE 13: LAW - JURISDICTION

THE AGREEMENT IS GOVERNED BY FRENCH LAWS AND THE EXCLUSIVE JURISDICTION FOR ANY DISPUTE ARISING OUT OR IN CONNECTION WITH ITS EXISTENCE, VALIDITY, INTERPRETATION OR EXECUTION SHALL BE GIVEN TO THE COMMERCIAL COURTS AND TRIBUNALS OF TOULOUSE (FRANCE), WITH AIRBUS RESERVING THE RIGHT TO PETITION ANY OTHER COMPETENT COURT.

A320 / A330 PA – TAM – 11/2006

Exhibit I - 10/10

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.